As filed with the Securities and Exchange Commission on June 30, 2006

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

JWH GLOBALANALYTICS® FUND, L.P.

(Exact name of registrant as specified in charter document)

Delaware	6799	20-4893765
(State of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

JWH GlobalAnalytics® Fund, L.P.
301 Yamato Road, Suite 2200
Boca Raton, Florida 33431
(561) 241-0018

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Rzepczynski
John W. Henry & Company, Inc.
301 Yamato Road, Suite 2200
Boca Raton, Florida 33431
(561) 241-0018

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Edwin L. Lyon, Esq. Cadwalader, Wickersham & Taft LLP 1201 F Street, N.W., Suite 1100 Washington, D.C. 20004 (202) 862-2200	David M. Kozak, Esq. John W. Henry & Company, Inc. 301 Yamato Road, Suite 2200 Boca Raton, Florida 33431 (561) 241-0018

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Units of Limited Partnership Interest	2,500,000 Units	$100	$250,000,000	$26,750

(1)	This represents the initial offering price. Units will be sold at net asset value after the initial closing.

(2)	The amount of the registration fee for the Limited Partnership Units of the JWH GlobalAnalytics® Fund, L.P. is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above.

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated June 30, 2006

JWH GlobalAnalytics® Fund, L. P.

2,500,000 Limited Partnership Units

The Fund

The Fund will trade in the U.S. and international futures and forward markets and may trade option and swap contracts.

The Fund will seek substantial, long-term capital appreciation through speculative trading in contracts on financial and non-financial instruments, including agricultural products, foreign currencies, energy, interest rates, metals and global stock indices.

The Fund’s trading program, JWH GlobalAnalytics®, may provide a valuable element of diversification through historically low correlation to a traditionally structured portfolio of equity and bond investments.

The General Partner

John W. Henry & Company, Inc. is the general partner and the trading advisor of the Fund.

The Offering of Units

The Fund is offering units of limited partnership interest in two series, the Standard Series Units and the Advisory Series Units, each of which is available for sale at $100 per unit at an initial closing, and thereafter on the first day of each month at the net asset value per unit of the relevant series on the last day of the preceding month.

The Standard Series Units and the Advisory Series Units are the same in all respects except that the Standard Series Units will be subject to a monthly service fee and a redemption charge, whereas the Advisory Series Units will not be subject to these fees. However, the Advisory Series Units are only available through approved selling agents who are directly compensated by the investor for services relating to an investor’s portfolio or account.

Your subscription funds will be held in escrow at SunTrust Bank until they are transferred to the Fund.

This is a best efforts offering. Neither JWH Securities, Inc., the selling agent, nor any additional selling agent is required to sell any specific number of units. However, the Fund will not accept subscriptions and commence operations unless subscriptions for at least 200,000 units ($20,000,000) are received and accepted by the Fund.

The Risks

These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider ‘‘The Risks You Face’’ beginning on page •.

•	The Fund is speculative. You could lose all or substantially all of your investment in the Fund.

•	The Fund’s trading is leveraged, which increases the trading profit or trading loss on a trade. The face value of the Fund’s open positions can be as much as 15 times the Fund’s total equity.

•	Performance may be volatile. The pro forma results of JWH GlobalAnalytics®, using the fees to be charged to the Fund, would have increased as much as 15% and decreased as much as 12% in a single month during the period June 1997 to May 2006.

•	The past performance of JWH GlobalAnalytics® is not indicative of how the Fund will perform in the future.

•	The Fund has not commenced trading and does not have an operating history.

•	John W. Henry & Company, Inc. has total authority over the Fund’s trading and operations.

•	The Fund’s substantial expenses must be offset by trading profits and interest income.

•	There is no secondary market for the units, and you may redeem units only as of the end of a calendar month. If you redeem the Standard Series Units within 11 months after the Standard Series Units are purchased, you will pay a redemption charge.

•	You are required to make representations and warranties in connection with your investment. You are encouraged to discuss the investment with your individual financial, legal and tax advisors.

Minimum Investments

Initial investment:	IRAs, other tax-exempt accounts and existing investors:
$10,000	$2,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

JWH Securities, Inc.

Selling Agent

John W. Henry & Company, Inc.

General Partner

The date of this prospectus is                 , 2006

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL ON PAGES • TO • AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE •.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES •.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

This prospectus does not include all of the information or exhibits in the Fund’s registration statement. You can read and print the entire registration statement online at http://www.sec.gov or read and copy the entire registration statement at the Public Reference Facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

John W. Henry & Company, Inc.
General Partner
301 Yamato Road, Suite 2200, Boca Raton, FL 33431

[1-866-JWH-6555 • 1-866-594-6555]

JWH® and GlobalAnalytics® are registered marks owned by John W. Henry & Company, Inc.

JWH GLOBALANALYTICS® FUND, L.P.

PART ONE
DISCLOSURE DOCUMENT

Summary	5
Cautionary Note Regarding Forward-Looking Statements	17
The Risks You Face	18
Trading and Performance Risks	18
Possible Total Loss of Your Investment	18
The Leverage Employed in the Fund’s Trading Positions Increases the Risk of Sudden, Major Losses	18
The Fund Does Not Have an Operating History	18
You Must Not Rely on the Past Performance of JWH or JWH GlobalAnalytics® in Deciding Whether to Buy Units	18
JWH Analyzes Only Market Price-Type Data and Not Any Economic Factors External to the Markets	18
Lack of the Types of Price Trends Which JWH GlobalAnalytics® Can Identify May Cause Significant Losses	18
The Danger to the Fund of Short-Term Price Reversals in Markets	18
Your Investment Could Be Illiquid	18
Performance Drawdowns	19
Over-the-Counter Transactions Are Subject to Little, If Any, Regulation	19
The Fund Will Trade Extensively in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practice and Political Risks	19
Non-Trading Foreign Currency Risk	20
Options Trading Can Be More Volatile Than Futures Trading	20
The Fund May Enter into Swap Transactions Which May Create Risks	20
The Fund Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Clearing Broker or Others	20
Speculative Position Limits and Daily Price Fluctuation Limits May Force the Alteration of Trading Decisions Which May Cause the Fund to Forego Profitable Trades or Strategies	20
Fund Structure and Offering Risks	21
The Fund’s Substantial Expenses Will Cause Losses Unless Offset by Interest and Trading Profits	21
Unit Values Are Unpredictable At the Time Subscription and Redemption Requests Are Due	21
Investing in the Units May Not Diversify an Overall Portfolio	21
JWH’s Limited Experience as a Commodity Pool Operator	21
Regulatory Changes Could Restrict the Fund’s Operations	22
The Fund Is Not a Regulated Investment Company and Is Not Afforded the Protections of the Investment Company Act	22
Premature Termination of the Fund	22
Trading Advisor Risks	22
Competition from Other Trend-Following Traders Could Reduce JWH’s Profitability	22
JWH’s High Level of Equity Under Management Could Lead to Diminished Returns	22
Risks of Electronic Trading and Order Routing Systems	23
Reliance on Timely and Accurate Market Data	23

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

 SUMMARY

The following summary provides an overview in outline form of important aspects of an investment in the Fund. You should read the entire prospectus, including the Statement of Additional Information and all exhibits to the prospectus, before deciding to invest in any series of units.

General

JWH GlobalAnalytics® Fund, L.P. is a Delaware limited partnership formed on May 12, 2006 to trade in a wide range of U.S. and international futures and forward contracts, and possibly exchange-traded options on futures and over-the-counter options and swap contracts, with the objective of achieving, through speculative trading, substantial long-term capital appreciation. Throughout this prospectus, JWH GlobalAnalytics® Fund, L. P. will be referred to as the Fund. If successful, the Fund may improve the risk/reward profile of an overall portfolio by providing both profits and performance non-correlated to the U.S. stock and bond markets. John W. Henry & Company, Inc. is the Fund’s trading advisor and general partner. Throughout this prospectus, John W. Henry & Company, Inc. will be referred to as JWH. The principal offices of the Fund and JWH are located at 301 Yamato Road, Suite 2200, Boca Raton, FL 33431. The main telephone number of the Fund is (866) JWH-6555.

JWH manages capital in the futures and forward markets for commodity pools, international banks, brokerage firms, pension funds, institutions and high net worth individuals. JWH trades a wide range of futures and forward contracts – more than 80 markets as of the date of this prospectus – on a 24-hour basis in the United States, Europe and Asia, of which approximately 40 markets are traded in JWH GlobalAnalytics®. Throughout this prospectus, the Fund’s trading program will be referred to as JWH GlobalAnalytics®. JWH is one of the largest managed futures advisors in terms of assets under management in the United States, trading approximately $2.5 billion in client capital as of April 30, 2006.

Futures are standardized contracts traded on commodity exchanges that call for the future delivery of financial and non-financial instruments, including agricultural products, foreign currencies, energy, interest rates, metals and global stock indices. In lieu of physical delivery, some futures contracts allow for an exchange of cash on the contract settlement date. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the Commodity Futures Trading Commission. Throughout this prospectus, the Commodity Futures Trading Commission is referred to as the CFTC. The Fund will trade futures positions on margin, meaning that a portion of cash proceeds can be used as a performance bond to trade these contracts. The Fund will utilize leverage in its trading, controlling the value of contracts which will be significantly larger than the net assets of the Fund.

The Fund may trade options on futures contracts. An option on a futures contract gives the buyer of an option, in exchange for a one-time payment known as a premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period. The seller of an option on a futures contract receives the premium payment and, upon exercise of the option, has the obligation to buy or sell the futures contract at a specified price within a specified period of time. Futures and options on futures contracts are traded on U.S. and foreign exchanges.

Forward contracts are agreements directly between two parties to buy or sell a fixed amount of an underlying currency, financial instrument or commodity at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are entered into with banks and dealers.

An over-the-counter option is an agreement directly between two parties that gives the buyer, who makes a one time payment of the premium, the right, but not the obligation, to buy or sell a fixed amount of an underlying currency, financial instrument or commodity at a specified price within a specified period.

The Fund may enter into swap transactions, which are individually negotiated, non-standardized agreements between two parties to exchange cash flows measured by different interest rates, exchange rates or prices, with payments calculated by reference to a principal amount or quantity. Unlike futures contracts and options on futures contracts, forward and swap contracts and over-the-counter options are not standardized and these markets are largely unregulated.

The Offering

Units Being Offered

The Fund is offering two series of units of limited partnership interest: Standard Series Units and Advisory Series Units. Standard Series Units will be charged a monthly service fee at a 2.0% annual rate of the net asset value of each unit. JWH will prepay an upfront service fee to the selling agent that sold you your Standard Series Units equal to 2.0% of the purchase price of your units. JWH will be reimbursed for this prepayment from the service fee over the first 12 months after your purchase. If you redeem your Standard Series Units during the first 6 months following the date of purchase, you will pay a redemption charge of 2.0% of the net asset value of the units redeemed. If you redeem your Standard Series Units in months 7 through 11 following the date of purchase, you will pay a redemption charge equal to 1.0% of the net asset value of the units redeemed. These redemption charges will be paid to JWH as reimbursement for the then unreimbursed balance of the prepaid service fee. After the twelfth month following the purchase of a Standard Series Unit, the service fee received by JWH will be paid by JWH to the selling agent who sold the Standard Series Unit to you for ongoing services provided to you and the Fund. Total service fees (together with any portion of the general partner’s fees paid to the selling agent) are limited to 10.0% of the initial purchase price of a Standard Series Unit.

You may only purchase Advisory Series Units if you are represented by an approved selling agent who is directly compensated by you for services relating to your portfolio or account. Such arrangements are commonly referred to as ‘‘wrap-accounts.’’ Advisory Series Units will not be charged a monthly service fee or a redemption charge by the Fund, although JWH may agree to make ongoing payments of up to 1/2 of its general partner fee (up to 1/24 of 1.0% of month-end net asset value) to your selling agent with respect to the Advisory Series Units. These ongoing payments are limited to 10.0% of the initial purchase price of an Advisory Series Unit. However, if you purchase Advisory Series Units, you should consider the wrap account or similar fees you pay to your selling agent when considering the total fees charged with respect to an investment in the Fund. See ‘‘Fees and Expenses Paid by the Fund’’ beginning on page •.

Initial Offering

•	The Fund is offering units of each series at a price of $100 per unit during an initial offering commencing on the date of this prospectus and ending 90 days thereafter. JWH, in its sole discretion, may extend the initial offering for up to an additional 90 days. The Fund will not accept subscriptions and commence operations unless subscriptions for at least 200,000 units ($20,000,000) are received and accepted by the Fund at the initial closing. The initial offering period may be shorter if the subscription minimum is reached prior to the expiration of the initial offering period.

•	Subscription funds will be held in escrow at SunTrust Bank pending acceptance and payment to the Fund at the initial closing. Interest relating to your subscriptions while held in escrow will be used to acquire additional units for you or will be returned to you in cash if your subscription application is rejected or if the initial closing does not take place. If the Fund does not meet its subscription minimum by the expiration of the initial offering, all of the subscription monies will be returned to you with interest and without any deduction for expenses within 10 business days after the expiration of the initial offering, or as soon thereafter as practicable if payment cannot be made within that time period.

•	The selling agents will use their best efforts to sell the units offered, without any firm commitment to sell or purchase any particular number of units.

Continuing Offering

•	After the initial closing, the Fund will offer units of each series in a continuing offering at a purchase price equal to the net asset value per unit of the relevant series. Monthly closings will occur as of the first business day of each month and units will be issued at the net asset value per unit of the relevant series as of the close of business on the last day of the preceding month. JWH must receive your subscription at least 7 business days prior to the applicable month-end closing date, subject to JWH’s discretion to accept subscriptions in a lesser time. All funds from subscriptions received during the continuing offering and not rejected by JWH will be deposited in escrow at SunTrust Bank pending acceptance and payment to the Fund at each month-end closing. Interest relating to subscriptions while held in escrow during the continuing offering will be credited directly to the Fund. Fractional units of up to four decimal places will be issued by the Fund.

•	Throughout this prospectus, net asset value of a series shall mean the net assets allocated to that series increased by that series’ pro rata share of any organizational and initial offering costs of the Fund for which JWH has not been reimbursed and the net assets of the Fund shall mean its assets less its liabilities determined in accordance with the Limited Partnership Agreement, which is annexed to this prospectus as Exhibit A. See ‘‘Net Asset Value’’ beginning on page •. While the Fund only has one investment portfolio, net assets will be determined separately for each series of units because only the Standard Series Units are subject to the service fee and a possible redemption charge.

•	The Fund will accept subscriptions throughout the continuing offering, which can be terminated by JWH, in its sole discretion, at any time.

Your Minimum Subscription

The minimum initial investment is $10,000; provided that investors who are trustees or custodians of eligible employee benefit plans and individual retirement accounts may make a minimum investment of $2,000. Existing limited partners may make additional investments with a minimum investment of $2,000.

Is the Fund a Suitable Investment for You?

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program. JWH offers the Fund as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in the Fund should only be a limited portion of an investor’s portfolio. You must, at a minimum, have:

1)	a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

2)	a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of jurisdictions in which the units are offered impose higher minimum suitability standards on prospective investors. Before investing, you should read the minimum suitability requirements under your state of residence which are set forth in ‘‘State Suitability Requirements’’ in ‘‘Subscription Information and Requirements,’’ annexed as Exhibit B. These suitability standards are, in each case, regulatory minimums only, and because you meet those standards does not mean that an investment in the Fund is suitable for you. You should not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Your financial advisor can assist you in deciding whether the Fund is suitable for you and, if so, the size of your investment within the 10% of net worth limitation.

Subscription Procedure

To subscribe for any series of units:

•	You will be required to complete and submit to your selling agent the Fund’s Subscription Agreement and Power of Attorney, a form of which is annexed as Exhibit D to this prospectus.

•	Any Subscription Agreement and Power of Attorney may be rejected in whole or in part by JWH.

You are required to make representations and warranties relating to your suitability to purchase the units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney, including the Subscription Requirements and Subscription Instructions (attached as Exhibits B and C to this prospectus), as well as this prospectus carefully before you decide whether to invest.

You Should Consider an Investment in the Units as a Minimum 3-Year Commitment

The market conditions in which the Fund has the best opportunity to recognize significant profits cannot be anticipated with any regularity. You should anticipate that there will be substantial periods during which the net asset value per unit will decline. You should plan to hold units for long enough to have a realistic opportunity for periods of favorable conditions to develop. JWH believes that you should consider an investment in the units to be at least a 3-year commitment to allow market cycles to be completed. Historically, any holders of accounts invested in JWH GlobalAnalytics® who have maintained their investment for 3 years or longer have made a profit over that period. JWH cannot assure you that this will occur in the future for an investment in the Fund. However, allowing trend opportunities to appear over a period of 3 years or longer has been more advantageous to investors than shorter holding periods.

Major Risks You Should Consider

•	The Fund is a speculative investment. You must be prepared to lose all or substantially all of your investment in the Fund.

•	The Fund’s trading is leveraged, which increases the profit or loss on a trade. The face value of the Fund’s open positions can be as much as 15 times the Fund’s total equity.

•	The performance of JWH GlobalAnalytics® has been highly volatile. It is not possible to predict how the Fund will perform over either the long or short term.

•	The past performance of JWH GlobalAnalytics® is not indicative of how the Fund will perform in the future.

•	The Fund has not commenced trading and does not have an operating history.

•	JWH has total trading authority over the Fund’s trading as well as over the operational management of the Fund. As a limited partner, you have no voice in the trading or operation of the Fund; you are entirely dependent on the management of JWH for the success of your investment.

•	The Fund is subject to substantial charges. The Fund must earn substantial trading profits and interest income each year (without deduction for redemption charges) to break even after operating expenses.

•	The net asset value per unit can vary significantly from month to month. The units may be transferred only with the consent of JWH and may only be redeemed monthly at the net asset value per unit on the last day of each month. Because you must submit irrevocable subscriptions as well as redemption notices at least 7 business days before the purchase or redemption of units (subject to JWH’s sole discretion to accept such notices on shorter notice), you cannot know the net asset value at which you will acquire or redeem units at that time. Therefore, you cannot control the maximum losses on your units because the redemption value of your units will not be determined when you request redemption. If you redeem Standard Series Units within 11 months after they are purchased, you will pay a redemption charge.

Major Conflicts of Interest

•	JWH will act as general partner and the trading advisor of the Fund. JWH, as the general partner, has a conflict of interest between its fiduciary duties to the Fund to select a trading advisor in the Fund’s best interest and to monitor trading in the Fund’s account. In addition, the Fund’s activities will not be subject to review or oversight by an independent general partner or commodity pool operator.

•	JWH has not established any formal procedures to resolve conflicts of interest. Consequently, there is no independent control on how JWH resolves these conflicts which can be relied upon by you as ensuring that the Fund will be treated equitably with other JWH clients.

•	Proprietary trading by JWH or Mr. John W. Henry could, if substantial in size and conducted in the same markets traded by the Fund, cause losses for the Fund by increasing the cost at which it must acquire and liquidate positions.

The Trading Approach

JWH GlobalAnalytics®

JWH GlobalAnalytics® is a broadly diversified trading program that utilizes JWH’s proprietary multiple time frame and model system for trading the futures and forward markets. The program employs JWH’s core philosophy – the non-predictive, trend-following approach to investing in markets – but differs slightly from the other JWH trading programs in its use of a five-phase trading approach, making this program unique.

JWH GlobalAnalytics® began trading client assets in 1997 (after prior testing and trading of proprietary assets). The program has grown to be the second largest single JWH trading program, and has generated, as of the date of this prospectus, the best risk-adjusted return of any JWH trading program since its inception. For performance information, see the performance capsule of JWH GlobalAnalytics® on page • and the pro forma capsules beginning on page •.

JWH Trading Programs Utilize Systematic Trend-Following Techniques

The JWH trading programs are systematic trend-following systems that generate trading signals and apply risk management principles. See ‘‘JWH GlobalAnalytics®’’ beginning on page •, and ‘‘The Other JWH Trading Programs’’ beginning on page •.

The models employed in JWH GlobalAnalytics® and the other programs used by JWH are quantitative systems, generating trading signals on the basis of research on past market history of price trends. JWH does not attempt to analyze underlying economic factors, identify mispricings in the market or predict future prices. JWH’s analysis focuses exclusively on past price history and trends.

As a trend-following advisor, JWH’s objective is to participate in major price trends – sustained price movements either up or down, which last for weeks or months. Such longer term price trends may be relatively infrequent and can vary in length and amplitude. Historically, less than one-third of all trades directed by JWH have been profitable. JWH’s strategy is based on making sufficiently large profits from the trends which its trading programs identify and follow to generate overall profits despite the more numerous smaller losses incurred on the majority of positions. See ‘‘The Risks You Face’’ beginning on page •.

Markets Which Can Be Traded by JWH GlobalAnalytics® for the Fund

JWH GlobalAnalytics® emphasizes trading liquid markets, such as currencies and financial instruments, but participates in most major sectors of the global economy. The following markets are currently traded by JWH. Any of these markets could be traded in JWH GlobalAnalytics® if and when contract liquidity, legal constraints, market conditions and data reliability standards meet JWH’s specifications. However, not all such markets will be traded at any specific time. The markets traded in JWH GlobalAnalytics® as of May 31, 2006 are indicated by *.

Currencies
Australian Dollar	Singapore Dollar
Brazilian Real	South African Rand
British Pound*	Swedish Krona
Canadian Dollar	Swiss Franc*
Chilean Peso	Taiwan Dollar
Czech Krona	Thai Bhat
Danish Krone	Turkish Lira
Euro*	Australian Dollar/ Japanese Yen Cross
Hong Kong Dollar	Canadian Dollar/ Japanese Yen Cross
Indian Rupee	Euro/ Japanese Yen Cross
Japanese Yen*	British Pound/ Japanese Yen Cross
Mexican Peso	Mexican Peso/ Japanese Yen Cross
Israeli Shekel	Euro/ Australian Dollar Cross
Korean Won	Euro/ Canadian Dollar Cross
New Zealand Dollar	Australian Dollar/ Swiss Franc Cross
Norwegian Krone	Euro/ British Pound Cross
Polish Zloty	Euro/ Mexican Peso Cross

Interest Rates
Australian (90-day) Bank Bills*	Euribor*
Australian (3-year) Treasury Bonds*	Euroswiss*
Australian (10-year) Treasury Bonds	Federal Funds
Canadian Bankers Acceptances	Japanese Bonds*
Canadian Bonds	U.K. Long ‘‘Gilts’’*
EuroSchatz*	U.K. Short Sterling
EuroBobl*	U.S. Agency 10-year Notes
EuroBund*	U.S. 2-year Treasury Notes
Eurodollar*	U.S. 5-year Treasury Notes*
Euroyen*	U.S. 10-year Treasury Notes*
U.S. Treasury Bonds*

Stock Indices
Australian All Ordinaries Index*	FTSE 100 (UK)
DAX (German)	Nasdaq 100*
Eurostoxx*	Nikkei 225 Index (Japan)*
S&P 500 Stock Index

Metals
Aluminum	Nickel
Copper	Silver*
Gold*	Zinc
Agricultural Products
Cocoa	Soybeans*
Coffee (New York and London)*	Soymeal Soybean Oil*
Corn*	Sugar (New York and London)*
Cotton*	Wheat*
Hogs
Live Cattle
Energy
Brent Crude*	Natural Gas*
Crude Oil*	No. 2 Heating Oil*
Gas Oil*	Unleaded Gasoline

JWH cannot predict which markets may be included in JWH GlobalAnalytics® or what its relative commitments to the different markets will be at any given time or in the future.

Market Allocations

The Fund’s market sector weightings will vary significantly over time. The following chart and table display the average market sector commitments and sector maximums, respectively, from June 1997 through April 2006 for JWH GlobalAnalytics®. The sector allocation is based on the minimum margin required, as set by the exchange where the contract is traded for all open positions in a representative account. Where forward contracts were traded, equivalent positions on the International Monetary Market, a division of the Chicago Mercantile Exchange, were used. In cases where there was not an International Monetary Market equivalent, 2.5% was used as a representative margin requirement. These margins and relative allocations are subject to change at any time.

Size of the Fund’s Market Positions May Vary Substantially

Generally, only between 2% to 25% of the face value of a futures or forward position is required as margin to put on the position. Consequently, JWH has considerable flexibility to make significant changes in the size of the Fund’s open positions. For example, the margin requirement for the Treasury bond futures contract is approximately 2% of the face value of each contract. This means that the Fund could acquire, for each $100,000 of capital, positions ranging from a single Treasury bond contract with a face value of $100,000 up to 50 such contracts with a face value of $5,000,000. If the market exposure of the Fund increases, the risks, profit potential and expected performance volatility will increase. During the history of JWH GlobalAnalytics®, the average amount of funds committed as margin has been approximately 15 percent of account equity.

Fees and Expenses

•	The Fund will pay JWH a monthly management fee equal to 1/6 of 1.0% (a 2.0% annualized rate) of the aggregate month-end net asset value of each series, prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation.

•	The Fund will pay JWH a monthly general partner fee equal to 1/12 of 1.0% (a 1.0% annualized rate) of the aggregate month-end net asset value of each series, prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation. JWH may pay a portion (up to 1/2) of the general partner fee to selling agents for either Standard Series Units or Advisory Series Units. The payment of this portion of the general partner fee with respect to an Advisory Series Unit will terminate upon the first to occur of the following events:

•	when the Advisory Series Unit is redeemed; or

•	when the ongoing fee equals 10% of the initial purchase price of the Advisory Series Unit.

•	The Fund will pay JWH an ongoing service fee with respect to the Standard Series Units equal to 1/6 of 1% each month (a 2.0% annualized rate) of the net asset value prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation as applicable to the Standard Series Units. This fee will be retained by JWH for the first 12 months after the Standard Series Units are issued to reimburse JWH for its upfront payments of 2% to the selling agents and thereafter will be paid by JWH to the selling agents who offer and sell the Fund’s Standard Series Units. Payment of this service fee with respect to a Standard Series Unit will terminate upon the first to occur of the following events:

•	when the Standard Series Unit is redeemed; or

•	when the ongoing service fee (together with any portion of the general partner’s fee paid to the selling agent) equals 10% of the initial purchase price of the Standard Series Unit. Upon the occurrence of this event, the Standard Series Unit will be converted into an equivalent dollar amount of Advisory Series Units (rounded to the fourth decimal place), based upon the net asset value per unit of the Standard Series Units and the Advisory Series Units at the time of conversion. Thereafter, the units will no longer be subject to the ongoing service fee.

•	The Fund will incur clearing charges payable to the Fund’s clearing broker with respect to futures and options contract trading, which are estimated to aggregate 1.0% of net assets each year.

•	The Fund will pay its actual administrative expenses as they are incurred, subject to a ceiling of 0.5% of the Fund’s average month-end net asset value during any calendar year. JWH or an affiliate will pay any such expenses exceeding the ceiling.

•	JWH will advance the organizational and initial offering costs of the Fund, and the Fund will reimburse JWH for such costs in 36 equal monthly installments. The Fund will pay or reimburse JWH for its ongoing offering costs. The offering costs include, but are not limited to, auditing, accounting and legal fees and expenses, any filing fees, costs of printing and mailing any offering materials, escrow fees and marketing expenses. Notwithstanding the obligations of the Fund to reimburse JWH or to pay the Fund’s organizational and offering costs, these costs may not exceed 1.0% of the average month-end net asset value of the Fund during any calendar year. JWH or an affiliate will pay any such costs exceeding this ceiling.

•	The Fund will allocate JWH a profit share allocation, determined separately with respect to each series of units, equal to 20% of any new trading profit calculated as of the end of each calendar quarter. The profit share allocation will accrue monthly.

Breakeven Table

The table below sets forth the trading profits that must be earned by the Fund in order for you to break even on your investment during the first year, based on an initial investment of $10,000 (assuming no changes in net asset value, interest income of 5.00% and without including the redemption charge applicable during the first 11 months).

	Standard Series Units		Advisory Series Units
Expenses	Twelve-Month Percentage of Net Asset Value	Twelve-Month Dollar Amount ($10,000 Initial Investment)(1)	Twelve-Month Percentage of Net Asset Value	Twelve-Month Dollar Amount ($10,000 Initial Investment)(1)
Management Fee	2.00%	$200	2.00%	$200
General Partner Fee	1.00%	$100	1.00%	$100
Service Fee(2)	2.00%	$200	0.00%	$0
Clearing Charges(3)	1.00%	$100	1.00%	$100
Administrative Expenses(4)	0.50%	$50	0.50%	$50
Organizational and Initial and Ongoing Offering Costs(5)	1.00%	$100	1.00%	$100
Interest Income(6)	(5.00)%	$(500)	(5.00)%	$(500)
Profit Share Allocation(7)	—	—	—	—
TWELVE-MONTH BREAKEVEN	2.50%	$250	0.50%	$50

See ‘‘Fees and Expenses
Paid by the Fund’’ beginning at page •.

(1)	Assumes a constant $10,000 net asset value.

(2)	Standard Series Units will be charged a monthly service fee at a 2.0% annualized rate of the net asset value of each unit purchased. Advisory Series Units will not be charged a monthly service fee. However, if you purchase Advisory Series Units, you should consider the wrap account or similar fees that are charged by your selling agent when considering this break even analysis.

(3)	Estimated. Costs will be actual payment to clearing broker for trades executed.

(4)	Actual expenses could be lower; 0.5% per annum is the maximum to be paid by the Fund.

(5)	Actual costs could be lower; 1.0% per annum is the maximum to be paid by the Fund.

(6)	The rate used in the calculation was estimated based upon the current 91-day Treasury bill rate of approximately 5.00%. You should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(7)	The profit share allocation is equal to 20% of any new trading profits. Trading profits are determined separately for each series of units after deducting that series’ expenses, other than extraordinary expenses, and do not include interest income. As a result, the profit share allocation will be zero at the Fund’s break even point. As the profit share allocation is calculated on the basis of quarter-end highs in cumulative trading profit, a substantial profit share allocation may (irrespective of the fact that units are purchased at different times and prices and may have materially different investment experiences during a year) be paid during a calendar year, even though a series of units of the Fund incurs an overall loss for such year.

Distributions

No distributions are anticipated.

Transfer of Units

The Limited Partnership Agreement restricts the transfer and assignment of your units. There is no secondary trading market for the units.

Redeeming Units

You can redeem units monthly with 7 business days’ notice to JWH prior to any month-end, subject to JWH’s discretion to accept redemption notices on shorter notice.

Standard Series Units redeemed in the first 6 months after their purchase date will be redeemed at net asset value less a 2% redemption charge. Standard Series Units redeemed in months 7 through 11 after purchase will be redeemed at net asset value less a 1% redemption charge. These redemption charges are payable to JWH. If you acquire Standard Series Units at more than one closing, the Standard Series Units purchased first by you and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed. After the eleventh month, there is no redemption charge.

If you purchase Advisory Series Units, you will not be subject to a redemption charge.

Reports to Limited Partners

The Fund will provide you with annual audited financial statements certified by an independent registered public accounting firm and with monthly unaudited financial reports and any other financial or additional information as required by the CFTC and the National Futures Association. Throughout this prospectus, the National Futures Association is referred to as the NFA. You also will be provided with appropriate information to permit you to file, on a timely basis, your federal and state income tax returns with respect to your investment.

Principal Tax Aspects of Owning Units

You will be taxed each year on any gains recognized by the Fund whether or not you redeem any units or receive any distributions from the Fund.

40% of any trading profits on U.S. exchange-traded contracts are currently taxed as short-term capital gains at a maximum 35% ordinary income rate, while 60% of such gains are taxed as long-term capital gains at a 15% maximum rate for individuals for long-term capital gains recognized in taxable years beginning on or before December 31, 2008. The Fund’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold units. If, on the other hand, you hold a stock or bond for more than 12 months, all the gain realized on its sale would generally be taxed at a 15% maximum rate.

You may deduct losses on the units against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year.

Consequently, you could pay tax on the Fund’s interest income even though you have lost money on your units. See ‘‘Material Federal Income Tax Considerations’’ beginning at page •, and ‘‘State and Local Income Tax Aspects’’ beginning at page •.

The Clearing Broker and the Foreign Currency Counterparty

The Fund’s clearing broker is UBS Securities LLC, an indirect wholly owned subsidiary of UBS AG, located at 677 Washington Boulevard, Stamford, Connecticut 06901. Throughout this prospectus, UBS Securities LLC will be referred to as UBS Securities. UBS Securities is registered with the SEC as a broker-dealer, is registered with the CFTC as a futures commission merchant and is a member of the NFA in that capacity, and is a member of the National Association of Securities Dealers, Inc. Throughout this prospectus, the National Association of Securities Dealers, Inc. will be referred to as the NASD. UBS Securities is also a member of various U.S. futures and securities exchanges.

UBS Securities will act as clearing broker for the Fund and, as such, will be paid commissions for executing and clearing trades on behalf of the Fund. UBS AG will act as the foreign currency counterparty on behalf of the Fund. UBS Securities and UBS AG have not passed upon the adequacy or accuracy of this prospectus, except with respect to this section and ‘‘The Clearing Broker and Brokerage Arrangements’’ beginning on page •. UBS Securities and UBS AG will not act in a supervisory capacity with respect to JWH and will not participate in the management of JWH or the Fund. UBS Securities and UBS AG are not affiliated with the Fund or JWH.

The Selling Agents

JWH Securities, Inc., an affiliate of JWH, will act as a selling agent for the Fund to offer the units on a ‘‘best efforts’’ basis without any agreement by JWH Securities, Inc. to purchase or sell any particular number of units. JWH Securities, Inc. is a Florida corporation with offices in Florida and is registered with the SEC as a broker-dealer and is a member of the NASD.

JWH may appoint additional selling agents to make offers and sales of the units.

JWH GLOBALANALYTICS® FUND, L.P.
Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of this offering. JWH is both the general partner and trading advisor for the Fund. The selling agents (other than JWH Securities, Inc.), clearing broker and the counterparties are not affiliates of JWH or the Fund.

*	JWH’s affiliates presently serve as general partner or sponsor for 4 other commodity pools.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that generally relate to future events or performance. In some cases, you can identify these forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘believe,’’ ‘‘intend,’’ ‘‘should,’’ ‘‘estimate’’ or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to JWH and are subject to a number of risks, uncertainties and other factors, both known, such as those described in ‘‘The Risks You Face’’ beginning on page •, and elsewhere in this prospectus, and unknown, that could cause the Fund’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, JWH undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

 THE RISKS YOU FACE

Trading and Performance Risks

Possible Total Loss of Your Investment

You could lose all or substantially all of your investment in the Fund.

The Leverage Employed in the Fund’s Trading Positions Increases the Risk of Sudden, Major Losses

The Fund will invest in futures and forward contracts and possibly swap and option contracts with face values which are as much as 15 times its total equity. Consequently, even small price movements can cause major losses.

The Fund Does Not Have an Operating History

The Fund is newly organized. THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

You Must Not Rely on the Past Performance of JWH or JWH GlobalAnalytics® in Deciding Whether to Buy Units

The performance of JWH GlobalAnalytics® is entirely unpredictable, and the past performance of JWH GlobalAnalytics® or of other JWH trading programs is not indicative of the Fund’s future results.

JWH Analyzes Only Market Price-Type Data and Not Any Economic Factors External to the Markets

JWH GlobalAnalytics® focuses exclusively on statistical analysis of market prices. Consequently, any factor external to the market itself which dominates prices may cause major losses. For example, a pending political or economic event may cause a major price movement, but JWH may continue to maintain positions that would incur major losses as a result of such movement if JWH GlobalAnalytics® indicates that it should do so.

The likelihood of the units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, JWH’s historical price analysis could establish positions on the wrong side of the price movements caused by such events.

Lack of the Types of Price Trends Which JWH GlobalAnalytics® Can Identify May Cause Significant Losses

The Fund cannot trade profitably unless major price trends occur in at least some of the markets that it trades. Many markets are trendless most of the time, and in static markets, JWH GlobalAnalytics® is likely to incur losses. In fact, historically less than one-third of its trades have been profitable; it depends on significant gains from a few major trends to offset these losses. It is not just any price trend, but price trends of the type which JWH’s systems have been designed to identify, which are necessary for the Fund to be profitable.

The Danger to the Fund of Short-Term Price Reversals in Markets

Often, the most unprofitable market conditions for the Fund will be those in which prices abruptly change direction, moving quickly upward, then reversing, then moving upward again, then reversing again. These abrupt price movements are known as whipsaw markets. In such conditions, JWH GlobalAnalytics® may establish a series of losing positions based on incorrectly identifying price movements as trends.

Your Investment Could Be Illiquid

In illiquid markets, JWH may be unable to capitalize on trading opportunities or close out losing positions. There are numerous factors which can contribute to market illiquidity, far too many for

JWH to be able to predict. JWH cannot assure you that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

Unexpected market illiquidity caused losses in recent years in certain market sectors, which were greater than what JWH expected from its risk management systems. There can be no assurance that the same will not happen to the Fund from time to time. The large size of the positions which JWH acquires for its clients, including the Fund, increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the possibility of losses incurred while trying to do so.

Also, there is no secondary trading market for the units. While the units have redemption rights, there are restrictions and redemption charges will be assessed on redemption of Standard Series Units within the first eleven months after their purchase date. Redemptions can occur only on the first business day of each month. Furthermore, the Limited Partnership Agreement restricts the transfer and assignment rights of units.

Performance Drawdowns

JWH GlobalAnalytics®, the trading program to be used by JWH in managing the Fund’s trading, has experienced substantial performance drawdowns. A performance drawdown is a period during which a trading program experiences a decline from its net asset value at the end of its last profitable period, such as a month-end, without that net asset value being equaled or exceeded as of the end of a subsequent month. Drawdowns are measured as a percentage of the total equity in the trading program. The effects of additions and withdrawals of equity are excluded from the calculation of a performance drawdown. As of April 30, 2006, JWH GlobalAnalytics®was not in a performance drawdown, but most of the other JWH trading programs were in performance drawdowns. While JWH trading programs have experienced comparable performance drawdowns in the past, and subsequently experienced profitable trading performance, such performance recoveries may not occur in JWH GlobalAnalytics® and no guarantee can be made that any such recovery would occur within a particular period of time. See the performance of the JWH trading programs under ‘‘JWH GlobalAnalytics®’’ beginning on page •, and ‘‘The Other JWH Trading Programs’’ beginning on page •.

Over-the-Counter Transactions Are Subject to Little, If Any, Regulation

A portion of the Fund’s assets may be used to trade over-the-counter commodity interest contracts, such as forward contracts, option contracts on foreign currencies and other commodities, or swap contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by JWH. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose the Fund in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

The Fund also faces the risk of non-performance by the counterparties to the over-the-counter contracts. The counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization of a futures exchange that is backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions.

The Fund Will Trade Extensively in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practice and Political Risks

JWH GlobalAnalytics® trades frequently on markets located outside the U.S. From time to time, as much as 30% to 50% of the Fund’s overall market exposure could involve positions taken in foreign markets. Foreign trading involves risks – including exchange-rate exposure, possible governmental intervention and lack of regulation – which U.S. trading does not. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which JWH bases its strategies may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market, broker or counterparty are also likely to be more limited than in the case of U.S. markets, brokers or counterparties.

Non-Trading Foreign Currency Risk

The Fund has non-trading foreign currency risk associated with the timing of converting foreign currency balances into U.S. dollars. The Fund attempts to control the non-trading exchange rate risk by regularly converting foreign currency balances back into U.S. dollars.

Options Trading Can Be More Volatile Than Futures Trading

JWH may trade options on futures and over-the-counter options for the Fund. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are different. Furthermore, JWH has not previously traded options contracts and has no experience in that market. JWH may employ options to execute trading signals in JWH GlobalAnalytics® if it determines that options will provide value in implementing and executing those signals. Options trading will only be initiated by JWH after testing causes JWH to conclude that options will enhance the trading and return potential of JWH GlobalAnaltyics®. Proprietary trading in the options markets may be undertaken by JWH to assess market liquidity before options are employed in JWH GlobalAnalytics®.

The Fund May Enter into Swap Transactions Which May Create Risks

Swap contracts are not traded on exchanges and are not regulated by the CFTC. As a result, the Fund will not receive the protection afforded by the Commodity Exchange Act in connection with any such trading activity. The absence of regulation could expose the Fund to significant losses in the event of trading abuses or financial failure by participants in the swap markets. JWH has not previously traded swaps and has no experience in that market. Swaps may be used in JWH GlobalAnalytics® if JWH determines that swaps will provide added liquidity compared to current execution procedures and that there is a close correlation with futures and forward prices that cause JWH to expect that returns from trading swaps will not be substantially different from similar trades in the futures or forward markets. Proprietary trading in the swap markets may be undertaken by JWH to assess market liquidity before swaps are employed in JWH GlobalAnalytics®.

The Fund Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Clearing Broker or Others

The Fund is subject to the risk of the clearing broker, exchange, clearinghouse and counterparty insolvency. Fund assets could be lost or impounded during lengthy bankruptcy proceedings. If a substantial portion of the Fund’s capital were tied up in a bankruptcy, JWH might suspend or limit trading, perhaps causing the Fund to miss significant profit opportunities. The recent events underlying the bankruptcy of Refco, Inc. and its related entities have underscored the risks of maintaining capital at unregulated entities, as well as the fact that most dealing agreements permit counterparties to transfer customer funds from regulated to unregulated accounts at the counterparties’ discretion. JWH will attempt to control the risk associated with assets being held in an unregulated account by regularly sweeping all excess balances from unregulated accounts to regulated accounts, which are afforded protection by the Commodity Exchange Act.

Speculative Position Limits and Daily Price Fluctuation Limits May Force the Alteration of Trading Decisions Which May Cause the Fund to Forego Profitable Trades or Strategies

The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contacts in a single trading day. All accounts controlled by JWH and its principals are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of JWH’s trading decisions or force liquidation of certain futures or options on futures positions.

Fund Structure and Offering Risks

The Fund’s Substantial Expenses Will Cause Losses Unless Offset by Interest and Trading Profits

The Fund pays JWH a monthly management fee equal to 1/6 of 1% (a 2.0% annualized rate) of the aggregate net asset value of each series of units at the end of each calendar month for its services as trading advisor and 1/12 of 1% (a 1.0% annualized rate) of the aggregate net asset value of each series of units at the end of each calendar month for its services as the general partner. The Fund will pay or reimburse JWH up to 1.0% per annum of the average month-end net asset value of the Fund for organizational and offering expenses and up to ½ of 1% per annum of the average month-end net asset value of the Fund for administrative expenses. In addition, the Fund will incur clearing costs of approximately 1% per annum of the average month-end net asset value of the Fund. The Fund will pay JWH an ongoing service fee with respect to the Standard Series Units equal to a 2% annualized rate. This fee will be retained by JWH for the first 12 months after the Standard Series Units are issued to reimburse JWH for its upfront payments to the selling agents and thereafter will be paid to the selling agents who sell the Fund’s Standard Series Units. Each series of units is also subject to a 20% profit share allocation to JWH calculated at each calendar quarter end based on new trading profits. Because the profit share allocation is calculated quarterly, it could have a substantial impact on the profits or losses allocated to a limited partner even in a breakeven or losing year. The Fund’s expenses could, over time, result in significant losses. Except for the profit share allocation, these expenses are payable whether or not the Fund is profitable. See ‘‘Summary — Fees and Expenses’’ at page •, and ‘‘Fees and Expenses Paid By the Fund’’ beginning at page •.

Unit Values Are Unpredictable At the Time Subscription and Redemption Requests Are Due

The Fund sells and redeems units at the month-end net asset value, not at the net asset value as of the date that subscriptions or redemption requests are submitted. JWH must receive irrevocable subscriptions and redemption requests at least 7 business days prior to the last day of the month, subject to JWH’s discretion to accept subscriptions or redemption notices in a lesser time. Because of the volatility of unit values, this delay means that you cannot know the value at which you will purchase or redeem your units.

Investing in the Units May Not Diversify an Overall Portfolio

Because the Fund may perform in a manner largely independent from the stock and bond markets, JWH believes that the Fund may add diversification to your traditional investment portfolio. However, JWH cannot assure you that the Fund will have a significant degree of non-correlation to other investments in your portfolio in the future.

JWH’s Limited Experience as a Commodity Pool Operator

JWH has never acted as a commodity pool operator or general partner for any commodity fund. However, its affiliate, Westport Capital Management Corporation, currently acts as commodity pool operator and general partner for four other commodity funds. Westport Capital Management Corporation’s activities as a commodity pool operator began in 1989. Westport Capital Management Corporation has many of the same principals as JWH. Another affiliate, Global Capital Management Limited, operates one offshore fund. Some of its principals are also principals of JWH. The experience of those principals is available to JWH. The experience of those principals, however, does not extend to the operation of a fund that is as large as the Fund’s contemplated eventual size – $250 million, if the maximum amount of this offering is sold. JWH has substantial experience in trading for clients since 1981. See ‘‘John W. Henry & Company, Inc. — JWH Principals’’ beginning on page •, and ‘‘The Other JWH Trading Programs — Performance Capsules of Westport Capital Management Corporation’’ beginning on page •.

Regulatory Changes Could Restrict the Fund’s Operations

The Fund implements a speculative, highly leveraged strategy. There is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, foreign governments have from time to time blamed the declines of their currencies on speculative funds and imposed restrictions on speculative trading in certain markets. The collapse of a major hedge fund in 1998 led to significantly increased regulatory monitoring of the activities of these funds and, to an extent, commodity pools such as the Fund.

Regulatory changes could adversely affect the Fund by restricting its markets, limiting its trading and/or increasing the taxes to which limited partners are subject. JWH is not aware of any pending or threatened regulatory developments which might adversely affect the Fund. However, adverse regulatory initiatives could develop suddenly and without notice.

The Fund Is Not a Regulated Investment Company and Is Not Afforded the Protections of the Investment Company Act

The Fund is not an investment company (mutual fund) subject to the Investment Company Act of 1940, as amended. Accordingly, you do not have the protections afforded by that statute. For example, the Investment Company Act requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment adviser.

Premature Termination of the Fund

JWH may withdraw as general partner from the Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Other events, such as substantial losses suffered by the Fund, also could cause the Fund to terminate before the expiration of its stated term. This could cause your investment in the Fund to be liquidated prematurely and could possibly disrupt the overall allocation, maturity and timing of your investment portfolio.

Trading Advisor Risks

Competition from Other Trend-Following Traders Could Reduce JWH’s Profitability

There has been a dramatic increase over the past 25 years in the amount of assets managed by trend-following trading systems like JWH GlobalAnalytics®. In 1980, the amount of assets in the managed futures industry was estimated at approximately $300 million; by the end of 2005, this estimate had risen to approximately $130 billion (these figures include trend-following and other advisors), according to Barclay Trading Group. Increased trading competition among a larger number of market participants for transactions at favorable prices could operate to the detriment of the Fund by preventing JWH from effecting transactions at desired prices. As a result, it may become more difficult for JWH to implement the trading strategy of JWH GlobalAnalytics® if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions.

JWH’s High Level of Equity Under Management Could Lead to Diminished Returns

JWH has a significant amount of assets under management. As of January 1, 1990, JWH had approximately $197 million under management; as of April 30, 2006, this figure had risen to approximately $2.5 billion. If JWH manages more money, it may be more difficult for JWH to trade profitably because large trades may result in more price slippage than smaller orders, and price slippage may adversely affect performance.

Risks of Electronic Trading and Order Routing Systems

JWH may trade more frequently in the future on electronic trading and order routing systems, which differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchanges offering the system or listing the contract. Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, trade error policies and trading limitations or requirements. There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times and security. In the case of internet-based systems, there may be additional risks related to service providers and the receipt and monitoring of electronic mail.

Trading through an electronic trading or order routing system is also subject to risks associated with system or component failure. In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered. System or component failure may also result in loss of orders or order priority. Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours. Exchanges offering an electronic trading or order routing system and listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays. The limitation of liability provisions vary among the exchanges.

Reliance on Timely and Accurate Market Data

JWH’s ability to detect market trends and trade them profitably depends on its access to timely and accurate market price data throughout the trend identification and trading processes. If price data is not available or is delayed, JWH would be unable to trade for client accounts until reliable data sources have been restored. Data reconciliation procedures are applied each day to confirm accurate price quotations, and on the subsequent day prices that were employed in the JWH systems are re-reconciled in an attempt to identify changes from previously posted prices. JWH’s traders are required to confirm a price from multiple sources before executing a trade, and, during volatile market conditions, traders request confirmation of high and low prices from the floor before placing a trade. Inaccurate information may be generated by a data vendor, or an exchange may transmit inaccurate prices that a vendor then distributes to JWH, but which are later cancelled or amended by the exchange. In addition, JWH may obtain from third parties, such as clearing firms, information about prices or about contract specifications and changes to them. Inaccurate price information may cause JWH to enter or close trades that it would not otherwise have entered or closed, to trade or fail to trade at times that would have been indicated by accurate data, or to be completely unable to place a trade. Communications or technical failure may also cause an electronic trading tool to fail, which could cause JWH to fail to act when a trading stop is reached. As a result of such potential data problems, client accounts may be unable to exit positions or miss the opportunity to establish new positions. JWH receives price data electronically. Data providers typically make no representations or warranties about the accuracy or timeliness of the data they provide, and assume no financial liability for lost profits, trading losses or other consequential damages. Data providers also disclaim any responsibility for events of force majeure, as well as for actions (or inaction) of third party information providers, hardware and software providers, and for interruption of means of communication. Because all of the data required for JWH’s trading is provided by third parties, JWH cannot, despite its employment of the precautions described above, make any assurances that its efforts will detect erroneous or incomplete data, or prevent client accounts from incurring losses or missing profit opportunities.

Business Interruption Risk

During both 2004 and 2005, the operations of JWH at its Boca Raton, Florida, offices were disrupted by hurricanes, which required recovery periods to re-establish communications and other utilities. JWH continued its trading operations during those periods from back-up locations without interruption. Any future business interruption events, whether weather-related or otherwise, that affect the south Florida area could similarly disrupt the trading operations of JWH and its operation of the Fund, despite the back-up precautions it has established. While JWH has had the limited experiences in 2004 and 2005 in re-establishing trading operations in back-up locations, it does not have any experience in establishing and implementing and operating back-up procedures for a fund that is as large as the Fund’s contemplated eventual size – $250 million, if the maximum amount of this offering is sold. JWH has a business continuity plan, but it cannot guarantee that business interruption events will not have an impact on the Fund’s operations.

Tax Risks and Considerations

You Are Taxed Every Year on Your Share of the Fund’s Profits – Not Only When You Redeem Units as Would Be the Case if You Held Stocks or Bonds

You are taxed each year on your share of the Fund’s income and gains, irrespective of whether you redeem any units.

All performance information included in this prospectus is presented on a pre-tax basis. If the Fund experiences profitable performance in the future, you would have to pay the related taxes from other sources or by redeeming units.

The Fund’s Trading Gains May Be Taxed at Higher Capital Gains Rate

You will be taxed on your share of any trading profits of the Fund at both short and long term capital gain rates, depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates are determined irrespective of how long you hold units. Consequently, the tax rate on the Fund’s trading gains may be higher than those applicable to other investments held by you for a comparable period.

Tax Could Be Due on Your Share of the Fund’s Interest Income Despite Overall Losses

You may be required to pay tax on your allocable share of the Fund’s interest income, even if the Fund incurs overall losses. Trading losses can only be used to offset trading gains and $3,000 of ordinary income (including interest income) each year. Consequently, if you were allocated $5,000 of interest income and $10,000 of net trading losses, you would owe tax on $2,000 of interest income even though you would have a $5,000 loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

 CONFLICTS OF INTEREST

General

Except as described below, JWH has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how JWH resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other JWH clients.

Although the following conflicts of interest are present in the operation of the Fund, JWH believes that the following factors mitigate the potential effect of the conflicts with respect to trading:

(i)	JWH trades all similarly situated accounts in parallel, placing block orders which are allocated among the JWH accounts pursuant to pre-established procedures. Consequently, JWH has little opportunity to prefer another JWH client over the Fund.

(ii)	The clearing broker receives and executes JWH’s block orders based on pre-established procedures. The clearing broker has no ability in allocating positions to favor one account over another.

(iii)	JWH charges all similar accounts the same advisory fees.

(iv)	JWH, as a fiduciary, is prohibited from benefiting itself at the expense of the Fund.

JWH organized and controls the Fund. JWH and its affiliates are the primary service providers to the Fund other than the clearing broker and will remain so, even if using other firms might be more advantageous for the Fund.

JWH as General Partner

JWH has a conflict of interest between its fiduciary duty to the Fund to select a trading advisor in the Fund’s best interest and to monitor trading in the Fund’s account and its interest in directing such trading itself. JWH has an economic interest in managing the Fund’s trading because it will benefit from the management fees and the profit share allocation (if any) under the Fund’s Limited Partnership Agreement. As a result of JWH’s decision to manage the Fund’s trading, the terms upon which it will render those services to the Fund were not negotiated at arm’s length. Because of this conflict of interest, it is unlikely that JWH would relinquish its management of trading for the Fund or appoint another trading advisor in its place. In addition, the Fund will not have available an independent commodity pool operator to monitor trading directed for it by JWH and to assure that the Fund is treated equitably by JWH in comparison to the accounts of its other clients, its own account and those of Mr. Henry. JWH employs, however, an independent accounting firm to perform an annual attestation of its performance track records, including JWH GlobalAnalytics®, the program to be utilized by the Fund. The attestation testing includes a comparison of trade activity to confirm that all accounts traded pursuant to a JWH program are being treated equally.

As the Fund’s general partner, JWH is responsible for determining whether and when to distribute trading profits earned by the Fund. Since JWH currently does not intend to distribute trading profits, JWH will receive increased general partner, management and service fees (applicable only to the Standard Series Units), because these fees are based upon the net asset value of the Fund, and the net asset value of the Fund will increase by retaining the Fund’s trading profits.

JWH as Trading Advisor

General

JWH, as a trading advisor, manages many accounts other than the Fund. Consequently, JWH may devote fewer resources to the Fund’s trading than JWH otherwise might, to the detriment of the Fund.

Mr. Henry devotes a substantial portion of his business time to ventures other than managing the Fund, including ventures unrelated to futures trading. The Fund may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading. Certain JWH staff members may provide support services for Mr. Henry’s other business ventures. Those principals and others who supervise and manage JWH staff supporting other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to JWH and duties or commitments involving such other business ventures.

Financial Incentives to Disfavor the Fund

If the Fund has losses, JWH may have an incentive to prefer other clients because JWH could begin to receive incentive compensation from such clients without having to earn back any losses, as is the case with the profit share allocation arrangement with the Fund.

Any action which JWH takes to maximize its revenues by disfavoring the Fund, either in respect of the resources devoted to its trading or the programs selected for it, could adversely affect the Fund’s performance, perhaps to a material extent.

The Clearing Broker

The clearing broker executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Fund, causing the Fund to pay higher prices for its positions. Some of the clearing broker’s clients pay lower brokerage rates than the Fund. However, JWH believes that the brokerage commissions negotiated with the clearing broker are fair and reasonable. The clearing broker is not affiliated with the Fund or JWH.

The clearing broker must allocate its resources among many different clients. The clearing broker has financial incentives to favor certain accounts over the Fund. Because of the competitive nature of the markets in which the Fund trades, to the extent that the clearing broker prefers other clients over the Fund, the Fund’s performance could be adversely affected.

Proprietary Trading

JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant contract amounts with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH and Mr. Henry may take positions that are the same as or opposite to client positions, due to testing a new quantitative model or investment program, an allocation system, and/or trading pursuant to individual discretionary methods. Trades for the accounts of JWH and Mr. Henry may on occasion receive better execution than client accounts. Records for these accounts will not be made available to limited partners.

Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. Records of these accounts will not be made available to limited partners of the Fund.

Proprietary trading by JWH or Mr. Henry could, if substantial in size and conducted in the same markets traded by the Fund, cause losses for the Fund by increasing the cost at which it must acquire and liquidate positions.

 TRADING LIMITATIONS

JWH will manage the Fund’s assets in accordance with the trading limitations described below. Material changes to the trading limitations described below may be made only with the prior written approval of limited partners owning more than 50% of the units then outstanding. JWH will notify the limited partners within seven business days after any material change in the Fund’s trading limitations so approved by the limited partners.

1.    The Fund will not employ the trading technique known as ‘‘pyramiding’’, where all or part of unrealized profits on existing positions are used as margin for the purchase or sale of additional positions in the same or related commodity interests. Taking into account the Fund’s open trade equity (i.e., the profit or loss on open positions) in relation to existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Fund will not be considered to constitute ‘‘pyramiding’’.

2.    The Fund will not under any circumstances lend money to affiliated entities or otherwise. The Fund will not utilize borrowing, except if the Fund takes delivery of any cash commodities. If the Fund borrows money from JWH or any affiliate thereof, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amount which would be charged the Fund (without reference to JWH’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. The Fund’s use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

3.    The Fund will not engage in ‘‘churning’’ of its assets.

4.    The Fund will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The Fund may, however, trade in futures contracts on securities and securities indices, options on such futures contracts and other commodity options.

5.    The Fund will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Fund’s net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Fund may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Fund will reduce its open positions to comply with the foregoing limit before initiating new positions.

6.    If JWH engages in transactions in forward currency contracts other than with or through the clearing broker, it will only engage in such transactions with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for that year, and through other broker-dealer firms each of whose aggregate balance in its capital, surplus and related accounts is at least $50,000,000. If transactions are effected for the Fund in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. There is no specific limitation on the percentage or amount of forward contracts engaged in by the Fund.

 NET ASSET VALUE

The net assets of the Fund equals its assets less its liabilities, as determined in accordance with accounting principles generally accepted in the United States of America, including any unrealized profits and losses on its open positions. More specifically, the net assets of a series equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures and forward contracts and options on futures positions and the fair market value of all other assets attributable to that series, less all liabilities attributable to that series (including accrued liabilities, regardless of whether such liabilities – for example, the profit share allocation – are ever paid), in each case as determined by JWH.

For purposes of determining the Fund’s net asset value, organizational and initial offering expenses advanced by JWH will not be charged as a liability of the Fund against limited partners’ capital accounts. Reimbursement of organizational and initial offering expenses advanced by JWH will begin after the initial closing (assuming that the minimum amount offered has been sold). Generally accepted accounting principles in the United States of America require organizational and initial offering expenses to be treated as a direct charge against limited partners’ capital accounts at the time subscriptions for units are accepted. Therefore, under generally accepted accounting principles in the United States of America, the Fund’s net assets and the value of a unit prior to the time that reimbursement to JWH has been completed would vary from the Fund’s net asset value and net asset value per unit under the accounting method that the Fund will use in processing subscription and redemption transactions. After reimbursement to JWH has been completed, net asset value and the net assets under generally accepted accounting principles in the United States of America would correspond. For financial accounting and reporting purposes, generally accepted accounting principles in the United States of America will be followed.

 FEES AND EXPENSES PAID BY THE FUND

Paid To	Type	Amount
JWH	Management Fee	The Fund will pay JWH 1/6 of 1.0% each month (a 2.0% annualized rate) of the aggregate month-end net asset value of each series, prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation. Based on an average Fund net asset value of $100,000,000, this would generate approximately $2,000,000 of fees in a calendar year.
JWH	General Partner Fee	The Fund will pay JWH 1/12 of 1.0% each month (a 1.0% annualized rate) of the aggregate month-end net asset value of each series, prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation. Based on an average Fund net asset value of $100,000,000, this would generate approximately $1,000,000 of fees in a calendar year. JWH may pay up to ½ of the general partner fee to selling agents.
JWH	Service Fee	The Fund will pay JWH an ongoing monthly service fee solely with respect to the Standard Series Units, equal to 1/6 of 1.0% each month (a 2% annualized rate) of the Standard Series Units’ aggregate month-end net asset value, prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation. This fee will be retained by JWH for the first 12 months after the Standard Series Units are issued to reimburse JWH for its upfront payments of 2% to the selling agents, and thereafter will be paid by JWH to the selling agents who sell the Fund’s Standard Series Units. Based on an average net asset value for the Standard Series Units of $100,000,000, this would generate approximately $2,000,000 of fees in a calendar year.
The Clearing Broker	Clearing Charges	The clearing charges to be incurred by the Fund are estimated to be approximately 1.0% per annum of the Fund’s average month-end net asset value. Based on an average Fund net asset value of $100,000,000, this would generate $1,000,000 of clearing charges in a calendar year.
Various Entities	Administrative Expenses	The Fund will pay actual administrative expenses as incurred, subject to a ceiling of ½ of 1% of the Fund’s average month-end net asset value in any calendar year. JWH or an affiliate will pay any such expenses exceeding the ceiling. Based on an average Fund net asset value of $100,000,000, these costs could be $500,000 in a calendar year.

Paid To	Type	Amount
JWH	Organizational and Initial and Ongoing Offering Costs	JWH will advance the organizational and initial offering costs of the Fund and the Fund will reimburse JWH for such costs in 36 equal monthly installments. The Fund will pay or reimburse JWH for its ongoing offering costs. The offering costs include, but are not limited to, auditing, accounting and legal fees and expenses, any filing fees, costs of printing and mailing any offering materials, escrow fees, and marketing expenses. Notwithstanding the obligations of the Fund to reimburse JWH or to pay the Fund’s organizational and offering costs, these costs may not exceed 1.0% of the average month-end net asset value of the Fund during any calendar year. JWH or an affiliate will pay any such costs exceeding the ceiling. Based on an average Fund net asset value of $100,000,000, these costs could be $1,000,000 in a calendar year.
JWH	Profit Share Allocation	The Fund will allocate JWH a profit share allocation equal to 20% of any new trading profits, calculated separately for each series of units. As the profit share allocation is calculated on the basis of quarter-end highs in cumulative trading profit, a substantial profit share allocation may (irrespective of the fact that units are purchased at different times and prices and may have materially different investment experiences during a year) be accrued during a calendar year even though the Fund has an overall loss for such year.

Management Fee

The Fund will pay JWH a monthly fee equal to 1/6 of 1.0% (a 2.0% annualized rate) of the aggregate net asset value of each series of units as of the close of business on the last day of each month, prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation, for its management services as trading advisor of the Fund, including its futures, forward, swap and options trading. The management fee is calculated separately as to each series of units because the net asset value of each series differs.

General Partner Fee

The Fund will pay JWH a monthly fee equal to 1/12 of 1.0% (a 1.0% annualized rate) of the aggregate net asset value of each series of units as of the close of business on the last day of each month, prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation, for services provided in its capacity as the Fund’s general partner. The general partner fee is calculated separately as to each series of units because the net asset value of each series differs. JWH may pay a portion (up to ½) of the general partner fee to selling agents for either Standard Series Units or Advisory Series Units.

Service Fee

The Standard Series Units will be charged a monthly service fee of 1/6 of 1.0% (a 2.0% annualized rate) of the net asset value of each unit as of the close of business on the last day of each month, prior to accrual for the management fee, general partner fee, service fee, administrative expenses, organizational and initial and ongoing offering costs and profit share allocation purchased. JWH will prepay an upfront service fee to the selling agent that sold you your Standard Series Units of 2.0% of the purchase price of your units, and JWH will be reimbursed for this prepayment by the monthly service fee. If you redeem your Standard Series Units during the first 11 months following the date of purchase, you will pay a redemption charge of up to 2.0% of the net asset value of the units redeemed, which will be paid to JWH as reimbursement for the then-unreimbursed balance of the prepaid service fee. The initial net asset value of your investment in units will not be reduced by the prepayment of the initial service fee to the selling agents by JWH. Since JWH is prepaying the initial service fee for the first year and is being reimbursed by the Fund monthly in arrears based upon a percentage of month-end net asset value, JWH bears the risk and the upside potential of any mismatch between the amount of the initial service fee prepaid and the amount of the reimbursement as a result of variations in net asset value.

After the twelfth month following the purchase of Standard Series Units, the service fee received by JWH will be paid by JWH to the selling agent which sold Standard Series Units to you for ongoing services provided to you and the Fund. Payment of this service fee will terminate upon redemption of Standard Series Units owned by you or when the total service fees, plus any portion of the general partner fee, paid to your selling agent equal 10% of the initial purchase price of Standard Series Units owned by you (whichever event occurs first). The ongoing services to be provided by the selling agent include, but are not limited to, providing advice as to the purchase of additional units or the redemption of your units, providing such information as to the net asset value of your units and the Fund’s trading activities and responding to questions regarding your monthly and annual reports from the Fund.

At such time as the ongoing service fee, plus any portion of the general partner fee, paid to your selling agent equals 10% of the initial purchase price of a Standard Series Unit, the Standard Series Unit will be converted into an equivalent dollar amount of Advisory Series Units based upon the month-end net asset value per unit of the Standard Series Units and Advisory Series Units at the time of conversion. Thereafter, the units will no longer be subject to the ongoing service fee and your selling agent will no longer receive any portion of the general partner fee as described above.

While the Advisory Series Units will not be charged the service fee, the selling agent who sold you Advisory Series Units may receive a portion of the general partner fee as described above. Any payment of a portion of the general partner fee paid to a selling agent with respect to an Advisory Series Unit will terminate upon redemption of the Advisory Series Unit or when the portion of the general partner fee paid to your selling agent equals 10% of the initial purchase price of the Advisory Series Unit (whichever event occurs first).

Clearing Charges

The clearing charges to be incurred by the Fund are actual costs and are estimated to be approximately 1.0% per calendar year of the Fund’s average month-end net asset value. The Fund will pay round turn brokerage rates ranging from $3 to $21, depending on the exchange and on foreign currency exchange rates. These rates may change in the future.

Currency Trading Costs

Many of the Fund’s currency trades are executed in the spot and forward foreign exchange markets where there are no direct execution costs. Instead, the banks and dealers in these markets take a ‘‘spread’’ between the prices at which they are prepared to buy and sell a particular currency, and such spreads are built into the pricing of the spot or forward contracts with the Fund. Profits to the bank or dealer are included in the bid-ask spread, so there is no additional brokerage or commission charge payable.

Administrative Expenses

The Fund’s Limited Partnership Agreement provides that the Fund will pay all of its administrative expenses, provided that JWH or an affiliate will absorb such expenses to the extent that they exceed 0.5% of the Fund’s average month-end net asset value during any calendar year. The administrative expenses to be paid by the Fund include, but are not limited to, accounting and tax preparation charges, auditing and legal fees and expenses, licensing fees of software programs used for the administration of the Fund, and costs of printing and mailing monthly and annual reports. Any taxes to be paid by the Fund will not be subject to the 0.5% ceiling.

Organizational and Initial and Ongoing Offering Costs

JWH will advance the organization and initial offering costs of the Fund and the Fund will reimburse JWH for such costs in 36 equal monthly installments. The Fund will pay or reimburse JWH for the Fund’s ongoing offering costs. The offering costs include, but are not limited to, auditing, accounting and legal fees and expenses, any filing fees, costs of printing and mailing any offering materials, escrow fees and marketing expenses paid by JWH. Notwithstanding the obligations of the Fund to reimburse JWH and to pay the Fund’s ongoing offering costs, these costs may not exceed 1.0% annually of the average month-end net asset value of the Fund. JWH or an affiliate will pay any such costs exceeding the ceiling.

Profit Share Allocated to JWH

Method of Calculating

JWH receives a profit share allocation equal to 20% of any new trading profit calculated as of the end of each calendar quarter. The profit share allocation will accrue monthly. New trading profit is any cumulative trading profit in excess of the highest level, or the ‘‘high water mark,’’ of cumulative trading profit as of any previous quarter-end.

Trading profits are determined separately as to each series of units after deducting the Fund’s expenses applicable to that series of units, other than extraordinary expenses, and do not include interest income. Trading profits are not reduced by redemption charges.

Trading profits with respect to each series of units shall mean the net increase or decrease in the net assets of the Fund attributable to that series of units from trading (excluding additional capital contributions and redemptions of units and interest income), determined from the end of the last calendar quarter as of which JWH was entitled to a profit share with respect to that series of units (or, in the case of the first calendar quarter, from the date of commencement of trading operations) to the date of determination. The positive or negative amount of the trading profits with respect to units redeemed during the period for which JWH’s profit share allocation is determined will be reduced by the pro rata portion of the trading profits (whether positive or negative) which are allocable to the redeemed units. The net asset value of units of each series will be adjusted to reflect the interim and definitive allocation of JWH’s share of trading profits.

Units redeemed at the end of the first or second month of a calendar quarter will be charged with any accrued profit share allocated at that time, even though subsequent losses may result in no profit share allocation at the end of that quarter. Any accrued profit share allocation on redeemed units is allocated to JWH and will reduce the value of redeemed units. Any shortfall between cumulative trading profit for a series of units and the high water mark for that series is proportionately reduced when units are redeemed.

For example, assume that as of January 1, 2007, the Standard Series Units are at a high water mark. If, at the end of the month, trading profits equaled $500,000, all of such trading profits would be considered new trading profits, resulting in an accrued profit share allocation equal to $100,000. Assume also that by the end of the next month, losses and expenses have reduced the initial $500,000 trading profit to a loss of $(200,000). If 50% of the Standard Series Units were then redeemed, this $(200,000) loss carryforward would be reduced by 50% to ($100,000) for profit share allocation calculation purposes. If during the following month trading profits equaled $200,000, the new trading profit of $100,000 would be accrued as of the end of such quarter, and JWH would be entitled to a profit share allocation equal to $20,000.

Paid Equally by All Units in a Series

A new trading profit allocation is charged equally to all units of a series in existence at the time new trading profits are generated. Any reversal of an accrued profit share allocation because of subsequent trading losses will be credited to all units of the series in existence at the time of the trading losses. Therefore, if new units are purchased at a net asset value reduced by an accrued profit share allocation which is subsequently reversed because of trading losses, the reversal is allocated equally among all units of that series, although the accrual itself was attributable only to the previously outstanding units of that series. Conversely, if a series of units has a loss carryforward at the time when new units of the series are purchased, such units will experience an increase in value after the purchase date without incurring a profit share allocation until the series as a whole has experienced new trading profits.

Extraordinary Expenses

The Fund will be required to pay any extraordinary expenses, such as taxes or litigation, incurred in its operation. Extraordinary expenses, if any, would not reduce trading profits for purposes of calculating the profit shares allocation.

Expense Limitations

In addition to the ceilings on expenses and costs set forth above, JWH may permit an increase, subject to state limits described below, in the management fee, general partner’s fee, service fee, brokerage fees and transaction fees and costs, administrative expenses, organizational and offering expenses, and any profit share allocation payable by the Fund only on the first business day following a redemption date. You do not have any right to vote with respect to the approval of any increase in the fees payable by the Fund. However, prior to any such increase, the following conditions must be satisfied:

•	notice of the increase must be mailed to limited partners at least five business days prior to the last date on which a ‘‘request for redemption’’ must be received by JWH;

•	the notice must describe limited partners’ redemption and voting rights; and

•	limited partners must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

The Fund’s fees and expenses are subject to limits imposed under guidelines applied by certain state securities regulators, as set forth in Section 7(e) of the Limited Partnership Agreement, including the limitation that the aggregate of the brokerage fees and related transaction fees and costs payable by the Fund to any clearing broker and the net excess interest and compensating balance benefits to any clearing broker, after crediting the Fund with interest, shall not exceed 14% annually of the Fund’s average month-end net assets during the calendar year. JWH will pay any fees and expenses in excess of any such limits.

JOHN W. HENRY & COMPANY, INC.

Background

John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the State of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH reincorporated in Florida in 1997. JWH’s offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431-4931, (561) 241-0018. JWH’s registration as a commodity trading advisor became effective in November 1980. JWH’s registration as a commodity pool operator became effective in May 2006. JWH is a member of the NFA in such capacities.

JWH, as general partner of the Fund, is required to maintain its net worth at an amount equal to 5% of the total contributions to each limited partnership for which JWH acts as general partner. As of the date of this prospectus, the Fund is the only limited partnership that JWH acts as general partner.

Pursuant to the Limited Partnership Agreement, JWH is required to contribute to the Fund the greater of 1% of the aggregate capital contributions by all partners and $25,000. JWH, as general partner of the Fund, and Mark S. Rzepczynski, the President of JWH, acting as initial limited partner, each made initial capital contributions of $1,000 to facilitate the filing of a certificate of limited partnership under the Delaware Revised Limited Partnership Act.

For a description of the principals of JWH, see ‘‘JWH Principals’’ beginning at page •.

JWH Investment Philosophy and Methodology

General

JWH specializes in managing institutional and individual capital in the global futures and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term, rather than short-term, day-to-day trends. JWH had approximately $2.5 billion of assets under management as of April 30, 2006 and has developed a sophisticated investment management infrastructure to support its business lines. As of the date of this prospectus, JWH trades seven distinct individual trading programs and two multi-program composites. JWH will trade the Fund’s assets pursuant to JWH GlobalAnalytics®. JWH programs offer access to markets that otherwise might not be represented in a typical investment portfolio.

Investment Philosophy

The JWH investment philosophy has been based, since the inception of the firm, on the premise that market prices, rather than market fundamentals, are the key indicator of information necessary to make investment decisions and that prices, which may at first seem random, move through time in complex, but discernible ways. This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit. JWH believes there is an inherent return opportunity in participating in price trends that its systematic and analytic models have identified. JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points. Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

JWH believes the behavior of markets is based on investors’ expectations, which may at times adjust slowly through time and manifest themselves in long-term price trends. Additionally, markets do not always adjust immediately to new information. JWH’s investment decision process has been designed to find and exploit these trends. JWH’s investment philosophy maintains that market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over or under reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument – including fundamental, political, or psychological factors – eventually will be reflected in the price of that commodity or instrument, but this dynamic process may lead to the adjustment of prices over an extended period. The foundation for JWH’s analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

JWH believes that the price adjustments process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

Trend Detection

JWH’s research is based on the belief that prices move in trends that are often highly complex and difficult to identify and that trends often last longer than most market participants foresee. There is some statistical evidence to suggest that trends exist in many markets. However, trends may be difficult to detect and it is not clear that JWH methodologies can find all of the trends present. There is also no guarantee that JWH will be able to profit from all of the trends that may be present or identified. Since the firm’s founding, JWH has consistently employed its analytical methods to identify short-term to long-term trends. Comprehensive research undertaken by the firm’s founder, John W. Henry, led to the initial development of disciplined systematic quantitative models. JWH’s computer models examine market data for systematic price behavior or price relationships that will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for initiating trades. The strict application of these signals is one of the most important aspects of JWH’s investment process.

JWH considers that price is the combination of the signal plus ‘‘noise,’’ where the signal is the trend information and the ‘‘noise’’ is the market volatility surrounding the trend. Prices are an aggregate of market information, but ‘‘noisy’’ price signals have to be filtered to discover the underlying price trend. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH’s trading models seek to identify signals by separating short-term market noise from relevant information – and locating a directional opportunity that has favorable risk characteristics. JWH systems may dictate that positions be closed with a loss in order to provide downside protection, but the systems may also provide discipline to stay in markets that are inactive for long periods of time in order to achieve possible long-term gain. In either case, JWH investment decisions reflect the JWH trading models’ assessment of the market itself, not an emotional response to recent economic or political data.

JWH models do not follow price movements, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over long time periods, which will characterize a directional opportunity.

Risk Management

Given the volatility of prices, JWH does not expect that all trend signals will lead to profitable trades. Stop-losses are used in some models and managed in a proprietary manner to balance the potential loss on any trade versus the opportunity for maximum profit. Stop losses may not necessarily limit losses, since they become market orders upon execution; as a result, a stop-loss order may not be executed at the stop-loss price. Other models do not have any stop-loss methodology but rely on market diversification and a change in directional signals to offset risk. Risk in some programs may also be managed by varying position size or risk levels for a market, based in part on assessment of market volatility, while other programs will maintain position sizes in markets regardless of changes in volatility. There are no systematic constraints on portfolio volatility or the maximum drawdown for any program. Volatility will not cause systematic adjustments to be made to existing positions. Some programs consider volatility in determining the size of positions initiated. Other programs do not consider volatility in determining the size of positions initiated.

Modern portfolio techniques are used in an effort to construct an overall diversified portfolio for each JWH trading program. However, some programs will have limited diversification because of their sector focus or because JWH requires demonstrated liquidity in the contracts selected for a portfolio. These techniques will attempt to take into account the volatility and correlation of the markets that are included in the program, as well as projected price behavior during specific projections of market extremes. However, no assurances can be made that historical market correlations and diversification will occur or persist in all market conditions. In an attempt to maintain diversification, portfolio adjustments will be made to account for systematic changes identified by JWH’s research in the relationships across markets. Consistent with JWH’s view of markets, portfolios are managed to meet longer-term risk and volatility tolerances, rather than trading on the basis of short-term trends or short-term volatility.

Potential Capital Preservation

JWH trading programs will frequently maintain positions even when markets have short-term volatility or when no trends exist. In these market conditions, flat or negative performance may occur because stop-loss risk management or position adjustments are not initiated by certain adverse price moves. Some JWH trading programs may take a neutral position (exit a market) rather than risk trading capital when no trend is identified. While there can be no guarantee against losses, the JWH trading systems are designed to preserve capital and maintain an account’s positions, while waiting for profitable trending opportunities over longer periods of time. Once a JWH trading program has identified a long term trend, positions will be maintained, even if losses are incurred in the short term. While JWH is waiting for longer-term trends to develop, significant drawdowns may take place.

Disciplined Investment Process

JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, who may be subject to behavioral biases, JWH practices a disciplined investment process. By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unaffected by judgmental bias.

Disciplined Adaptation to Changing Market Conditions

JWH seeks to maintain a commitment to consistent portfolio construction and program integrity. JWH generally has not changed the fundamental elements of its portfolios by short-term performance, although adjustments may be, and have been, made over time. In addition, JWH has not changed the basic methodologies that identify signals in the markets for each program. JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns; however, adherence to its strategy may lead to prolonged periods of market losses and high risk.

The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets – all of which depend on professional experience and market knowledge. These changes are made as warranted by JWH’s research findings concerning its portfolios and their performance.

Research

JWH’s research is conducted across JWH departments in collaboration with its Investment Policy Committee. See ‘‘JWH Investment Philosophy and Methodology – Oversight of Trading Policies’’ beginning on page •. Research may include analysis of the dynamic elements of the JWH investment process, including refining risk management techniques and monitoring market capacity to the extent consistent with basic JWH methodologies. Research also includes the examination of profit opportunities in markets not currently traded by JWH trading programs and in new instruments as they become available. Proprietary research related to trading program development, design and composition may also be conducted or supervised by Mr. Henry.

Trade Placement

JWH’s experienced traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made. Trades are executed by teams, with each member of the team fully responsible for the trade’s fulfillment, and are recorded and reviewed for strict adherence to procedures.

Once trade signals are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

Depending on market conditions, order size and other factors, traders will decide to execute a trade using a particular order type, which may include ‘‘market price,’’ ‘‘market-at-discretion’’ or ‘‘market limit.’’ Whether entering or exiting the markets, JWH traders follow specific procedures designed to help minimize the impact of any immediate adverse price developments.

JWH trades electronically on behalf of its client accounts. JWH, in its discretion, may also continue to place orders by traditional means, including telephone and telecopy. JWH believes that electronic trading provides a faster method of accessing the variety of markets that it trades than the traditional method of placing trade orders over the telephone. Electronic trading provides for greater order execution risk controls to be incorporated into electronic order placement, which should reduce the potential for errors during the order placement process. Electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace and it will also prevent miscommunication of instructions between JWH and the executing brokers. Trade processing efficiency is another key benefit to electronic trading. See ‘‘The Risks You Face — Risks of Electronic Trading and Order Routing Systems’’ beginning on page•.

Investment Programs

JWH investment programs have different combinations of style, timing, and market characteristics. While some characteristics may overlap, each investment program has a distinctive combination of style, timing, and markets. This does not mean that one program will have higher returns than another or that a certain set of characteristics is preferable for one type of market. Investment style differences are primarily based on the number of directional phases that investment programs use for markets – long, short or neutral – and how position sizes are determined, whether static or dynamic. At times, an investment program may, for certain markets, use a style different from its primary style. Timing – whether trends are recognized over a short- to very long-term period – is a distinguishing characteristic of JWH investment programs. JWH investment programs can also be distinguished by the markets they trade.

Duration of Positions Held

JWH’s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year. Losing positions are generally reversed or eliminated relatively quickly because a trend did not extend for a requisite period of time, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained to capture the potential benefits of participating in that trend. Throughout the investment process, trading methodologies have been designed to reduce the possibility of an extraordinary loss on a single position; however, significant profit givebacks or losses may be incurred under volatile market conditions.

Discretionary Aspects

JWH, in its sole discretion, may override computer-generated signals and may at times use discretion in applying its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. Subjective aspects in JWH’s application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions, and reallocations, future contracts used and contract months traded, and effective trade execution.

Program Modifications

The basic philosophy underlying the firm’s investment methodology has remained intact throughout its history and most investment programs maintain a consistent portfolio composition to allow profit opportunities in as many major market trends as possible, in accordance with the investment objectives of each program.

Proprietary research may be conducted to refine the JWH investment strategies. The potential benefits to a program of employing more than one investment methodology, applying investment methodologies in varying combinations, and the possible substitution of alternative investment methodologies with respect to particular contracts may be assessed through the testing of different methodologies, along with the possible benefits of such modifications to improve program performance over historical levels. In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity. JWH’s research on these and other issues has resulted in investment program modifications in the past, and are expected to do so in the future.

All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets that have historically demonstrated the greatest liquidity. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant. You will generally not be informed of such changes.

Oversight of Trading Policies

The JWH Investment Policy Committee is a senior-level advisory group, broadly responsible for evaluating and overseeing trading and research policies. The Investment Policy Committee provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH’s investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the Investment Policy Committee include liquidity, position size, capacity, performance cycles, and new product and market strategies. The Investment Policy Committee also makes the discretionary decisions concerning investment program selection, asset allocation, and position size in relation to account equity for the Strategic Allocation Program and the Currency Strategic Allocation Program. See ‘‘The Other JWH Trading Programs’’ beginning on page •. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members may vary. The chairman participates in all Investment Policy Committee meetings and decisions. The Investment Policy Committee does not make day-to-day trading decisions.

Position Size

Position size adjustments relative to account equity are an integral part of JWH’s investment strategy and historically have been made in a systematic manner as the equity in the account from trading profits increases. JWH may override indicated systematic position size adjustments when, in its discretion, it deems that is warranted by its assessment of market conditions. In the case of declines in account equity, position sizes are generally maintained in spite of any trading losses. Systematic methods for maintaining or adjusting the trade size to equity in an account may affect performance and will alter the risk exposure of the account, with leverage increasing in down markets until losses are offset and decreasing in profitable market conditions until systemic adjustments are made.

JWH may also use discretion to adjust the size of a position in relation to equity in the account for markets or for entire investment programs. Such adjustments may not be made for all JWH trading programs. See ‘‘Notes to Capsule Performance — Position Size in Relation to Account Equity’’ under ‘‘The Other JWH Trading Programs’’ on page • in this prospectus for information about the timing and size of past position size adjustments. Factors that may affect decisions to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment and evaluation of these and other general market conditions.

Decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account, since such adjustments will also alter the volatility of JWH trading programs. For further discussion of position size in relation to equity inherent in JWH trading programs, see ‘‘Volatility’’ beginning on page •. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such adjustments will result in increased program profitability. JWH reserves the right to alter, in its sole discretion and without notification, its policy regarding adjustments in position size relative to account equity.

Addition, Redemption and Reallocation of Capital for Commodity Pool or Fund Accounts

Investors purchase or redeem units at the net asset value at the close of business on the last day of the month. In order to provide market exposure commensurate with the Fund’s equity on the date of these transactions, JWH may, in its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last trading date of the month to reflect the amount then available for trading. The intention is to provide for additions and redemptions at a net asset value that will be the same for each of these transactions, and to eliminate possible variations in net asset values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Based on JWH’s determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last day of the month, or in its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with Fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Equity Drawdowns

Historically, less than one third of all trades made pursuant to JWH’s investment programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in net asset value that JWH has experienced since inception in any single investment program, measured on a month-to-month composite basis, was nearly 60 percent. See the performance capsules in ‘‘JWH GlobalAnalytics®’’ beginning on page • and ‘‘The Other JWH Trading Programs’’ beginning on page •. Similar or greater drawdowns are possible in the future.

Volatility

Futures prices are highly volatile and are affected by a wide variety of complex and hard to predict factors; consequently, a primary risk in trading these instruments is rapid fluctuations in market prices in a short time period. Price fluctuations may affect JWH’s ability to earn investment returns for the Fund. Market volatility may also depart significantly from historical averages, which could affect performance. Volatility could create adverse results for the performance of the Fund in several ways. A period of substantial volatility shortly after you purchase your units, or after you purchase additional units, could adversely affect performance and cause a significant reduction in the net asset value of your units, making it more difficult to achieve profitability. Substantial volatility prior to the time of a planned redemption of your units could adversely affect performance and could reduce the amount of proceeds actually received when the redemption has been completed. Equity drawdown statistics presented in this prospectus reflect performance over the period of historical drawdowns, but cannot fully reflect the potential impact of volatility on daily Fund performance and may not represent the potential risk of future drawdowns if there is any change in the manner that JWH undertakes and manages risks. Periodic performance results (annual or monthly) also cannot fully depict volatility in intra-period performance results. Price volatility, as reflected in Fund performance, can be mitigated or increased by the position size in relation to account equity employed by JWH. JWH’s historical performance results reflect its approach to position management, which may serve as a contributing factor to JWH’s historical recoveries from performance drawdowns.

JWH Principals

The following individuals are the principals of JWH. For performance information related to these principals, see the performance capsules of the JWH trading programs and the commodity pools operated by Westport Capital Management Corporation in ’’The Other JWH Trading Programs’’ beginning on page •.

Mr. John W. Henry, 56, is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation, Global Capital Management Limited and JWH Investment Management, Inc., all affiliates of JWH. Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors. JWH’s corporate officers, rather than Mr. Henry, manage JWH’s day-to-day operations. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and used by JWH in managing client accounts. Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida and Boston, Massachusetts.

Mr. Henry has served on the Boards of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors, and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. Mr. Henry has received an honorary doctorate degree from Boston University, a lifetime achievement award from Alternative Investment News, and the Futures Hall of Fame award from the Futures Industry Association. In December 2005, Mr. Henry was named a trustee of the Massachusetts General Hospital and General Hospital Corporation, which are located in Boston, Massachusetts. Since the beginning of 1987, he has devoted, and will continue to devote, a substantial amount of time to business other than JWH and its affiliates. From January 1999 until February 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC. Effective February 2002, Mr. Henry is Principal Owner of New England Sports Ventures, LLC, which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park. He holds comparable positions with the individual business entities engaged in these activities. Mr. Henry is regularly involved in the businesses of New England Sports Ventures, LLC, with professional management of the Red Sox (including its president and chief executive officer) and of the other New England Sports Ventures, LLC entities.

Mr. Mark H. Mitchell, 56, is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. Prior to joining JWH in January 1994, Mr. Mitchell was a partner at Chapman and Cutler, in Chicago, where he headed the law firm’s futures law practice from August 1983 to December 1993. He also served as General Counsel of the Managed Funds Association and General Counsel of the National Association of Futures Trading Advisors. Mr. Mitchell is currently vice chairman and a director of the Managed Funds Association and a member of the NFA Commodity Pool

Operator/Commodity Trading Advisor Advisory Committee. In addition, he has served as a member of the NFA Special Committee for the Review of Multi-Tiered Regulatory Approach to NFA Rules, the Government Relations Committee of the Managed Funds Association and the Executive Committee of the Law and Compliance Division of the Futures Industry Association. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

Mark S. Rzepczynski, Ph.D., 49, is president and chief investment officer of JWH and a member of JWH’s Investment Policy Committee. He is responsible for the day-to-day management of the firm. Dr. Rzepczynski is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH. He was a senior vice president of research & trading, at JWH from May 1998 through December 2001. Prior to joining JWH in May 1998, Dr. Rzepczynski was vice president and director of taxable credit and quantitative research in the fixed-income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed-income funds. From April 1993 to April 1995, Dr. Rzepczynski was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. He also worked for the Chicago Mercantile Exchange and was on the faculty of the finance department of the University of Houston. Dr. Rzepczynski is a member of the Futures Industry Association board of directors and of its executive committee. He is on the editorial board of Derivatives Use, Trading and Regulation and The Journal of Alternative Investments. Dr. Rzepczynski has a B.A. with honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

Mr. David M. Kozak, 58, is a senior vice president, general counsel, and secretary to the corporation at JWH. He is also a principal of JWH Investment Management, Inc., Westport Capital Management Corporation, and Global Capital Management Ltd. Prior to joining JWH in September 1995, Mr. Kozak had been a partner at the law firm of Chapman and Cutler from 1989, where he concentrated in commodity futures law, with an emphasis in the area of commodity money management. Mr. Kozak currently serves as chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. He is also a member of the NFA’s Membership Committee, Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-Tiered Regulatory Approach to NFA Rules. Mr. Kozak formerly served as the secretary and a director of the Managed Funds Association as a member of that organization’s Executive Committee, and was chairman of its Government Relations Committee. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

Mr. Kenneth S. Webster, CPA, 41, is a senior vice president and chief operating officer. He is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., and JWH Securities, Inc. He is responsible for firm wide operations including management of the investment support, finance, information technology and administration departments. Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered commodity trading advisor, from December 1991 to December 1994. From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice. Mr. Webster received a B.B.A. in Accounting from Pace University.

Mr. Matthew J. Driscoll, 39, is a senior vice president of trading and research and a member of the JWH Investment Policy Committee. He is responsible for overseeing all trading activity as well as coordinating and managing research activities with JWH’s President and Chief Investment Officer. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm he has held positions of increasing responsibility as they relate to the development and implementation of JWH’s trading strategies and procedures. Mr. Driscoll has played a major role in the development of JWH’s 24-hour trading operation. Mr. Driscoll attended Pace University.

Mr. Kevin S. Koshi, 42, is a senior vice president, proprietary trading and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm’s proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

Mr. William S. Dinon, 47, is a vice president and director of national sales. He is responsible for global retail distribution, broker/dealer support and general business development. He is also a principal of JWH Securities, Inc. and of Westport Capital Management Corporation. Prior to joining JWH in August 2002, Mr. Dinon was a senior vice president and national sales manager for Evergreen Investment Management Services institutional mutual fund group from January 2000 through May 2001 (Evergreen Investment Management Services is owned by Wachovia Bank). Also, while at Evergreen, he served as director of sales and marketing for institutional separately managed accounts from August 1997 to January 2000. Before joining Evergreen, Mr. Dinon was vice president of institutional sales at Wilmington Trust Company from 1993 through 1997. Mr. Dinon received a B.A. in Economics from Shippensburg University.

Mr. Julius A. Staniewicz, 47, is vice president of strategy and business development, senior strategist, and a member of the JWH Investment Policy Committee. Mr. Staniewicz is responsible for business and investment strategy as well as for overseeing business development for non-retail clients. He is also a principal of Westport Capital Management Corporation. Since joining JWH in March 1992, he has held positions of increasing responsibility at the firm. These positions include long-term strategic planning, areas of trading and investment strategies, and business development. Mr. Staniewicz received a B.A. in Economics from Cornell University.

Mr. Edwin B. Twist, 56, is a member of the JWH Board of Directors. He is also a principal of JWH Investment Management, Inc. Mr. Twist joined JWH as internal projects manager in 1991 and has been a director since 1993. His responsibilities include assisting with internal projects. Mr. Twist attended Drury College and Western College.

Mr. Andrew D. Willard, 59, is vice president of information technology, responsible for developing and maintaining all aspects of the JWH technology infrastructure. Mr. Willard joined JWH in August 1995 after a 20-year career starting in 1973 at Bankers Trust Company in London, Hong Kong and, most recently, New York, where he was head of technology for the bank’s International Investment Management Division. He also served on the bank’s steering committee setting company-wide policies for future use of technology. Before his most recent position at Bankers Trust Company in New York, Mr. Willard was responsible for all technology support for the bank’s offices in Japan, Hong Kong, and Singapore. He attended London Nautical College.

JWH Litigation

There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH or its principals.

JWH GLOBALANALYTICS®

JWH GlobalAnalytics® is a broadly diversified trading program that utilizes JWH’s proprietary multiple time frame and model system for trading the futures and forward markets. The program employs JWH’s core philosophy – the non-predictive, trend-following approach to investing in markets – but differs slightly from the other JWH trading programs in its use of a five-phase trading approach, making this program unique.

JWH GlobalAnalytics® began trading client assets in 1997 (after prior testing and trading of proprietary assets). It has grown to be the second largest single JWH trading program with approximately $287 million under management as of April 30, 2006 and has generated, as of the date of this prospectus, the best risk-adjusted return of any JWH trading program since its inception. See the performance capsule of JWH GlobalAnalytics® on page •.

JWH GlobalAnalytics® is a fully diversified program that trades in all six market sectors – interest rates, currencies, global stock indices, metals, agricultural products and energy markets. This broad exposure allows JWH GlobalAnalytics® to participate in a wide variety of trend opportunities across uncorrelated sectors. JWH has structured the portfolio in an effort to create the most balanced approach practicable, while emphasizing diversification. As of the date of this prospectus, JWH GlobalAnalytics® currently trades approximately 40 markets. For a list of all markets JWH may trade, see page •.

Multiple Time Horizons

For every market traded in JWH GlobalAnalytics®, the system utilizes four separate time frames and performs a separate analysis for each of the four different time horizons. Each time frame is given an equal weight. Depending on how the signals are oriented, the combination of time horizons will result in different market commitments. The four timing ‘‘heads’’ are calculated independently, and then the net position is applied in trading the account. If, for example, two of the time frames call for long market positions, while the other two call for short market positions, the net result would be no market exposure taken for the account in that market.

Different position recommendations occur due to the time frame differences. Two of the signals are long-term in nature, and aim to identify the dominant market direction. These signals ignore the day-to-day fluctuations which affect shorter-term models. These long-term signals look for the major trends or primary market moves which would not be interrupted by fluctuations over short periods of time (e.g., weeks). The other two signals are based on shorter time periods. These shorter models, for which the significance of a move is measured in only a few weeks, adjust the program’s positions as they detect the early signs of a trend shift. These shorter-term, buy-and-sell signals are triggered far more frequently than the long-term signals, since the shorter-term signals are trying to detect trend changes at much earlier stages. Often these short-term signals can be reversed several times before the long-term signals change their position. Thus, the long-term signals determine the direction of a position, while the short-term signals adjust the position based on shorter time frames. By having two short-term and two long-term signals, the effective timeframe of the whole trading system will average between the long- and short-term signals. That is, the total system does not behave like any of the individual signals would if it were traded on its own, but creates a blend of all the time frames.

Multiple Models

JWH GlobalAnalytics® uses multiple models along with the multiple timeframe. Two two-phase models which take either long or short positions are used as well as two three-phase models, which can have positions that are long, short, or neutral. Position size is equal across models and time frames. The use of multiple models diversifies the signals employed to take positions and seeks trends of varying characteristics.

The Value of an Integrated Trading System

A trading system that uses only one time horizon has the buy-and-sell decisions based on one set of parameters and establishes a specific threshold for generating signals where positions are taken all at once. This can be effective if the time frame is synchronized with current market behavior. However, if the synchronization between market and model drifts, it becomes difficult for a system with a single time horizon to generate profits. Changing the position due to short-term and long-term trends occurring in opposite directions simultaneously is not available using only one time horizon. An integrated approach of multiple time frames allows positions to increase or decrease based on different trend signals. This may allow the system to find opportunities and match exposure with the quality of the trends.

Similarity to Other JWH Trading Programs

JWH GlobalAnalytics® is similar to other JWH trading programs in that it is based on the philosophy that a non-predictive, non-directionally-biased approach to markets may be beneficial in an uncertain market environment. It is a completely systematic, technical system that does not use fundamental inputs. Like all JWH trading programs, it relies primarily on price data for the decision making process and uses the same experienced JWH staff to monitor, execute and reconcile the trade activity.

As with all trend-following systems, in order to profit, there must be trends in the markets that the program trades. The addition of more than one timeframe does not obviate the need for trends for JWH GlobalAnalytics® to capture profits. Trendless markets may be unprofitable, though losses may be mitigated by the multiple time horizons. Like other JWH trading programs, JWH GlobalAnalytics® has historically had a low correlation to traditional investments, including long-only, equity-based trading. This relationship may change in the future, but the non-correlated effect has persisted since the program’s inception. See ‘‘The Risks You Face — Competition From Other Trend-Following Traders Could Reduce JWH’s Profitability’’ on page •.

Unique Features of JWH GlobalAnalytics®

JWH GlobalAnalytics® is the only single JWH trading program that uses these multiple models and time frames when trading all markets. Additionally, because of the diversification sought in the portfolio design, it has the lowest allocation to the financial markets of any of the other JWH trading programs with a historical average of just over 50% in the interest rate and currency markets. The balance between timeframes and the diversification through balance across market sectors combine to give JWH GlobalAnalytics® the best historical ratio of return to standard deviation (risk-adjusted return) of all JWH trading programs as of the date of this prospectus.

Since the Fund is newly organized and has no trading history, there is no actual performance information for the Fund. JWH will trade the Fund’s assets pursuant to JWH GlobalAnalytics®. Capsule A-1 and Capsule A-2 on pages • and • are presented to show the composite performance information for the trading program, adjusted for the applicable fees and interest income applied to each series of units of the Fund. The footnotes to the pro forma capsule performance summaries beginning on page • are an integral part of each capsule.

You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results which may be attained by the Fund in the future. Past performance is not indicative of future results. JWH and the Fund cannot assure you that your investment will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of the Fund’s total income and may generate profits where there have been realized or unrealized losses from futures, forwards and options trading.

CAPSULE A-1

Pro Forma of JWH GlobalAnalytics® as Applicable to Standard Series Units Fees and Expenses from Inception Through April 30, 2006

Worst Monthly Percentage Drawdown:

Past Five Years and Year-to-Date:	−11.7%/ April 2004

Inception of Trading to Date:	−11.7%/ April 2004

Worst Peak-to-Valley Drawdown:

Past Five Years and Year-to-Date:	−22.3%/ May 2003 – August 2004

Inception of Trading to Date:	−22.3%/ May 2003 – August 2004

Percentage Rate of Returns

Month	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997
January	0.1%	−7.2%	1.9%	7.7%	−1.1%	0.0%	0.2%	−2.2%	−2.2%
February	−6.1%	−2.2%	8.5%	4.8%	−5.8%	0.9%	−0.2%	4.1%	−1.2%
March	6.7%	6.0%	1.9%	−5.3%	0.4%	6.2%	−5.1%	−4.3%	4.5%
April	14.5%	−10.6%	−11.7%	1.0%	−2.8%	−8.5%	−1.0%	3.3%	−5.1%
May		3.5%	−4.6%	8.2%	2.5%	−1.1%	6.7%	2.9%	5.6%
June		5.3%	−6.1%	−6.4%	15.0%	−2.7%	−1.4%	3.0%	−2.2%	2.8%
July		−0.9%	7.5%	−0.1%	9.1%	−1.4%	−2.5%	−2.8%	0.3%	7.4%
August		12.8%	−7.1%	1.9%	5.7%	1.0%	6.0%	−0.9%	11.6%	−4.2%
September		2.8%	10.8%	−2.9%	6.6%	2.3%	−2.8%	−1.3%	7.1%	3.2%
October		−4.1%	12.3%	−4.7%	−7.6%	5.9%	5.3%	−9.4%	−0.6%	0.5%
November		7.6%	3.5%	−7.6%	−7.9%	−10.8%	6.4%	3.5%	−5.7%	0.4%
December		−9.9%	−2.7%	7.1%	12.1%	2.9%	10.4%	1.9%	4.6%	4.4%
Annual	14.8%	0.1%	11.4%	2.0%	25.5%	−6.6%	22.9%	−2.9%	16.3%	15.0%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

CAPSULE A−2

Pro Forma of JWH GlobalAnalytics® as Applicable to Advisory Series Units Fees and Expenses from Inception Through April 30, 2006

Worst Monthly Percentage Drawdown:

Past Five Years and Year-to-Date:	−11.6%/ April 2004

Inception of Trading to Date:	−11.6%/ April 2004

Worst Peak-to-Valley Drawdown:

Past Five Years and Year-to-Date:	−20.7%/ March 2004 – June 2004

Inception of Trading to Date:	−20.7%/ March 2004 – June 2004

Percentage Rate of Returns

Month	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997
January	0.2%	−7.0%	2.1%	7.8%	−0.9%	0.2%	0.3%	−2.0%	−2.0%
February	−5.9%	−2.0%	8.4%	5.0%	−5.7%	1.0%	−0.1%	4.3%	−1.0%
March	6.8%	6.1%	2.1%	−5.1%	0.5%	6.3%	−4.9%	−4.1%	4.6%
April	14.4%	−10.5%	−11.6%	1.1%	−2.7%	−8.3%	−0.8%	3.5%	−4.9%
May		3.7%	−4.4%	8.3%	2.6%	−0.9%	6.9%	3.1%	5.7%
June		5.5%	−5.9%	−6.3%	15.2%	−2.6%	−1.2%	2.9%	−2.0%	3.0%
July		−0.7%	7.7%	0.1%	8.9%	−1.3%	−2.3%	−2.6%	0.5%	7.5%
August		12.3%	−6.9%	2.0%	5.6%	1.2%	6.2%	−0.7%	11.5%	−4.1%
September		2.9%	10.9%	−2.7%	6.7%	2.4%	−2.7%	−1.2%	7.2%	3.4%
October		−3.9%	12.4%	−4.6%	−7.4%	6.0%	5.5%	−9.3%	−0.4%	0.6%
November		7.7%	3.3%	−7.4%	−7.7%	−10.6%	6.6%	3.6%	−5.5%	0.6%
December		−9.7%	−2.3%	7.3%	12.3%	3.1%	10.0%	2.1%	4.8%	4.6%
Annual	15.2%	1.5%	13.3%	3.7%	27.3%	−4.8%	24.6%	−1.2%	18.4%	16.1%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FOOTNOTES TO CAPSULES A-1 AND A-2 PRO FORMA PERFORMANCE SUMMARY

The assets of JWH GlobalAnalytics® Fund L.P. allocated to Standard Series Units trade pursuant to JWH GlobalAnalytics®. The pro forma returns utilize the underlying gross performance of this program. The returns are then adjusted to reflect a 2.0% management fee and a 1.0% general partner fee to JWH, 1.0% clearing charges, 2.0% service fee, 0.5% administrative expenses and 1.0% organizational and offering expenses. Interest is included at 100% of the 3-month Treasury bill rate.

For purposes of the Standard Series Units pro forma calculation, the service fee amount of 2% is charged each month and does not take into account that at such time as the ongoing service fee, plus any payment of a portion of the general partner fee to a selling agent, equals 10% of the initial purchase price of a Standard Series Unit, the Standard Series Unit will be converted into an equivalent dollar amount of Advisory Series Units based upon the month-end net asset value per unit of the Standard Series Units and Advisory Series Units at the time of conversion. Thereafter, the units will no longer be subject to the ongoing service fee and JWH will no longer pay any portion of the general partner fee to the selling agent.

The assets of JWH GlobalAnalytics® Fund L.P. allocated to Advisory Series Units trade pursuant to JWH GlobalAnalytics®. The pro forma returns utilize the underlying gross performance of this program. The returns are then adjusted to reflect a 2.0% management fee and a 1.0% general partner fee to JWH, 1.0% clearing charges, 0.5% administrative expenses and 1.0% organizational and offering expenses. Interest is included at 100% of the 3-month Treasury bill rate.

Worst Monthly Percentage Drawdown is the greatest percentage decline in month-end net asset value due to losses sustained by the program during any month, expressed as a percentage of initial month-end net asset value. The drawdown information presented above is based upon activity occurring for the most recent five calendar years and year-to-date and from inception of trading to year-to-date.

Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month-end net asset value, starting from the end of the last profitable month, due to losses sustained by the program during any period in which that net asset value is not equaled or exceeded by a subsequent month-end net asset value, and expressed as a percentage of the net asset value.

Monthly Rates of Return are calculated by dividing net performance by the sum of beginning net equity, plus additions minus withdrawals.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month’s percentage rate of return in hundredths is added to 1 and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed. One is then subtracted from the product. For periods less than one year, the results are year-to-date.

CAPSULE PERFORMANCE FOR JWH GLOBALANALYTICS®
Performance through April 2006

JWH GlobalAnalytics®
JWH Began Trading Client Capital in Program	June 1997
Open Accounts	7 profitable 2 unprofitable
Closed Accounts for Last Five Years & Year to Date	0 profitable 0 unprofitable
Open and Closed Accounts for Last Five Years & Year to Date:	0 profitable 0 unprofitable
Range of Positive Cumulative Returns	N/A
Range of Negative Cumulative Returns	N/A
Closed Accounts Since Inception	2 profitable 0 unprofitable
Assets Under Management in the Program	$286.8 million
Largest Monthly Drawdown on a Composite Basis Since Inception	−11.5% (4/04)
Largest Peak-to-Valley Drawdown on a Composite Basis Since Inception	−20.9% (5/03 - 6/04)
Compounded Annualized Rate of Return	12.4% (6/97 - 4/06)
Annual Rates of Return: 2006 (4 mos.)	14.8%
2005	0.2%
2004	12.2%
2003	4.7%
2002	26.3%
2001	−3.5%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Definition of Capsule Terms

Open Accounts is the number of accounts directed by JWH pursuant to the investment program shown as of April 30, 2006.

Closed Accounts is the number of accounts directed by JWH pursuant to the investment program shown which have closed in the period indicated.

Open and Closed Accounts for Last Five Years & Year to Date presents the ranges of both positive and negative cumulative returns for accounts that are both opened and closed during this period.

Assets Under Management in a program is the aggregate amount of total equity, including ‘‘notional’’ equity under management, unless otherwise noted, of JWH in the investment program shown as of April 30, 2006 and is based on nominal account size.

Largest Monthly Drawdown is the largest monthly loss experienced on a composite basis (as indicated by the caption) in the investment program in any calendar month. ‘‘Loss’’ for these purposes is calculated on the basis of the loss experienced, expressed as a percentage of nominal account size in the program composite. Largest monthly drawdown information includes the month and year of such drawdown. Composite data is for the period since inception of the program.

Largest Peak-to-Valley Drawdown is the largest percentage decline on a composite basis (as indicated by the caption) in the investment program (after eliminating the effect of additions and withdrawals) from any net asset value at the end of the last profitable month, without such net asset value being equaled or exceeded as of a subsequent month end, expressed as a percentage of the total equity (including the difference between nominal account size and actual funds) in the program composite. Composite data is for the period since inception of the program.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each monthly rate of return in hundredths is added to one and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed. One is then subtracted from the product. For periods less than one year, the results are year-to-date.

Compounded Annualized Rate of Return is calculated in a manner similar to Annual Rate of Return except that before subtracting one from the product, the product is exponentially changed by the factor of one divided by the number of years in the performance records and then one is subtracted.

 THE OTHER JWH TRADING PROGRAMS

General

All of the JWH trading programs have been designed using the same basic principles, and all rely on computerized, technical trading systems. However, they employ computerized statistical models to analyze price movements applying various different quantitative criteria in attempting to identify price trends and reversals. They also trade in different (but frequently overlapping) market sectors, as indicated in their respective descriptions.

JWH trading programs are either three-phase, which has long, short or neutral positions in markets traded or five-phase, which has very long, long, neutral, short or very short positions.

In general, JWH trading programs have historically had a low statistical correlation to the S&P 500® and other equity and fixed income markets.

From the inception of trading of the JWH trading programs, the greatest cumulative percentage decline in net asset value experienced in any single program was nearly 60% on a month-to-month composite basis, and certain individual accounts included in such program experienced even greater declines. Measured on a day-to-day composite basis, the drawdown exceeded the monthly level.

Certain JWH accounts have lost 10% or more in a single trading day. Prospective investors should understand that similar or greater drawdowns are possible in the future. There can be no assurance that JWH will trade profitably for the Fund or avoid sudden and severe losses.

In addition to JWH GlobalAnalytics®, JWH currently trades 8 other investment programs in four categories for U.S. and non-U.S. investors, none of which is used by the Fund. Descriptions of the other JWH trading programs are provided to allow for comparison of JWH GlobalAnalytics® and to provide context for each program’s performance capsule beginning on page •.

The Broadly Diversified Programs

The Broadly Diversified Programs invest in a broad spectrum of worldwide financial and non-financial futures and forward markets, including agricultural products, currencies, energy, interest rates, metals, and global stock indices. Investment choices include programs that may take a position – long or short – in a market when trends are identified, but may also take a neutral stance or liquidate open positions in non-trending markets (three-phase investment style) and a program that uses a combination of the two-phase and three-phase investment styles (five-phase investment style) to invest in both long- and short-term price trends. For a description of JWH GlobalAnalytics®, see ‘‘JWH GlobalAnalytics®’’ beginning on page •.

Global Diversified Portfolio

The Global Diversified Portfolio seeks to capitalize on intermediate-term price movements in a broad spectrum of worldwide financial and non-financial futures markets, including agricultural products, currencies, energy, interest rates, metals, and global stock indices. This program uses the three-phase investment style.

JWH GlobalAnalytics®99

In March 1999, an additional account, JWH GlobalAnalytics®99, began trading pursuant to the JWH GlobalAnalytics® methodology. Due to the size of this account, JWH GlobalAnalytics®99 had different results from other accounts using this methodology. As a result, performance for this account through September 2000 is shown separately in the performance capsule on page •. As of October 2000, JWH GlobalAnalytics®99 increased its size to a level sufficient to trade in JWH GlobalAnalytics®. A new account was added to JWH GlobalAnalytics®99 on September 27, 2001. As of January 2003, JWH GlobalAnalytics®99 increased its size to a level sufficient to trade in JWH GlobalAnalytics®. A new account was added to JWH GlobalAnalytics®99 on February 3, 2003. As of May 2003, JWH GlobalAnalytics®99 increased its size to a level sufficient to trade in JWH GlobalAnalytics®.

The Financial Programs

The Financial Programs invest in worldwide financial futures and forward markets, including currencies, interest rates, and global stock indices, in addition to the energy and metals markets. The range of investment choices includes diversified financial programs and sector-focused programs. These programs use the three-phase investment style.

Financial and Metals Portfolio

The Financial and Metals Portfolio is JWH’s longest-running program. The program seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: currencies, interest rates, metals, and global stock indices. This program uses the three-phase investment style. Beginning in August 1992, the position size in relation to account equity in this program was reduced approximately 50%. Since the changes were implemented in 1992, the Financial and Metals Portfolio has experienced lower volatility. The quantitative model underlying the program was not changed.

Worldwide Bond Program

The Worldwide Bond Program seeks to capitalize on intermediate-term trends by investing in the long-term portion of the worldwide interest rate markets. Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest rate markets of major industrialized countries. This program uses the three-phase investment style. Due to the limited number of markets traded, the Worldwide Bond Program may be less diversified than other JWH financial programs. Beginning in March 2000, the position size in relation to account equity was increased approximately 25% and increased an additional 20% commencing in June 2000. These two changes represent an overall position size increase of 50% since March 2000. The quantitative model underlying the program was not changed.

The Foreign Exchange Programs

The Foreign Exchange Programs invest in a wide range of world currencies primarily traded on the interbank market. Investment choices include a program that trades a range of major and minor currencies, a program focused on major currencies only, and a program that trades major currencies against the U.S. dollar. Programs use either the three-phase investment style or a slight variation called three-phase forex, which incorporates specialized intra-day volatility filters.

International Foreign Exchange Program

The International Foreign Exchange Program seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar or non-dollar cross rates. This program uses the three-phase forex investment style.

G-7 Currency Portfolio

The G-7 Currency Portfolio seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. These currencies allow for trading outrights against the U.S. dollar or non-dollar cross rates. With the advent of the European Union’s single currency in 11 countries, the currency exposures formerly traded for Germany, France and Italy now are executed in the euro. This program uses the three-phase forex investment style. Beginning in May 1998, the position size in relation to account equity in this program was increased approximately 50%. The quantitative model underlying the program was not changed.

Dollar Program

The Dollar Program seeks to identify and capitalize on intermediate-term price movements in the currency markets, trading major currencies against the U.S. dollar. This program uses the three-phase investment style. Due to the limited number of markets traded in the Dollar Program, it may be less diversified than other JWH foreign exchange programs. Beginning July 2001, the position size in relation to account equity was increased approximately 25%.

The Multiple Style Programs

The Multiple Style Programs involve the selection and allocation of assets among the other types of JWH investment programs and models on a discretionary basis. Investment choices are the Strategic Allocation Program and the Currency Strategic Allocation Program.

Strategic Allocation Program

The Strategic Allocation Program is JWH’s largest program. Its objective is capital appreciation with the potential reduction of the volatility and risk of loss that may be associated with an investment in any one JWH investment program. However, there are no guarantees that volatility will be lower than individual programs given the mixing of models and markets in the Strategic Allocation Program. JWH currently trades 9 investment programs, 2 of which are multiple style programs, and any or all of the other 7 programs may be included in the Strategic Allocation Program. Each investment program has distinctive style, timing, and market characteristics. The allocation of the Strategic Allocation Program’s assets among the investment programs, as well as the selection of the programs used for the

Strategic Allocation Program, is dynamic, changing at the discretion of the Investment Policy Committee. While JWH’s individual investment programs are technical, trend-following programs, the selection of programs, as well as the allocation of assets among the programs in the Strategic Allocation Program, are entirely discretionary. JWH is under no obligation to include any particular investment program in the Strategic Allocation Program. Generally, the maximum allocation to an individual program will not exceed 25% of an account’s assets upon initial allocation but may exceed that threshold due to performance variations of the individual programs subsequent to the initial allocation.

The Investment Policy Committee also monitors and adjusts on an ongoing basis the position size in relation to account equity at which the Strategic Allocation Program trades. Factors which may affect the decision to adjust position size include: ongoing program and portfolio research, portfolio volatility, recent market volatility, perceived risk exposure, and subjective evaluation of general market conditions. Position size in relation to account equity can range from 50% to 150% of standard trading levels.

Currency Strategic Allocation Program

The Currency Strategic Allocation Program accesses JWH currency programs, as well as the models for individual foreign exchange markets within JWH’s non-currency programs, to trade a broadly diversified portfolio of world currencies. Its objective is capital appreciation with the reduction of the volatility and risk of loss that typically would be associated with an investment in any one JWH currency-only investment program. However, there are no guarantees that volatility will be lower than individual programs given the mixing of models and markets in the Currency Strategic Allocation Program. JWH currently offers three other currency-only investment programs and trades currencies in four other investment programs; any and all of those currency programs or trading models used in diversified and financial programs may be employed or combined in the Currency Strategic Allocation Program to determine initiating and closing trade signals. The risk allocation of the Currency Strategic Allocation Program among individual currency programs, as well as the selection of the models derived from JWH’s non-currency programs, are dynamic and may change at the discretion of the Investment Policy Committee. The selection and mix of programs or models used to generate signals within and across markets, as well as the allocation of risk exposure among the programs, models and markets in the Currency Strategic Allocation Program, is entirely discretionary.

The Investment Policy Committee’s discretion to allocate among programs, models and markets for the Currency Strategic Allocation Program is similar to the Strategic Allocation Program, which allocates assets among individual JWH trading programs. Because the Currency Strategic Allocation Program is a sector program, the timing and methods employed for allocation changes may not match allocation changes to the Strategic Allocation Program. JWH is under no obligation to include any particular currency model or market, or employ a specific investment program in the Currency Strategic Allocation Program. The maximum exposure in any one currency market will be 30% of the program.

The Investment Policy Committee also monitors and may adjust on an ongoing basis the position size in relation to account equity at which the Currency Strategic Allocation Program trades. Factors which may affect the decisions to adjust position size include: ongoing model and portfolio research, portfolio volatility, recent market volatility, perceived risk exposure, and subjective evaluation of general market conditions. Position size in relation to account equity can range from 50% to 200% of the standard Currency Strategic Allocation Program trading levels, as set annually by the Investment Policy Committee.

Closed Investment Programs

Original Investment Program

The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program ceased trading client capital as of February 28, 2006. JWH will continue to trade this program on a proprietary basis. The Original Investment Program sought to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets, including agricultural products, currencies, energies, global stock indices, interest rates and metals. This program used the two-phase investment style.

Beginning in October 1995, the position size in relation to account equity in this program was reduced approximately 25% and commencing on April 19, 2005, the position size in relation to account equity was reduced approximately 50%.

Global Financial and Energy Portfolio

The Global Financial and Energy Portfolio began trading client capital in June 1994. The Global Financial and Energy Portfolio ceased trading client capital as of June 30, 2006. The Global Financial and Energy Portfolio sought to identify and capitalize on long-term price movements in five worldwide market sectors: currencies, energies, global stock indices, interest rates, and metals. This program used the two-phase investment style. Beginning in April 1995, the position size in relation to account equity in this program was reduced approximately 50%. Since that change was implemented, the Global Financial and Energy Portfolio had experienced lower volatility. In 1997, the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed. On April 1, 2002, the name of this program was changed to Global Financial and Energy Portfolio from Global Financial Portfolio to reflect more accurately its trading.

CAPSULE PERFORMANCE FOR OPEN INVESTMENT PROGRAMS
Performance through April 2006

BROADLY DIVERSIFIED PROGRAMS	Global Diversified Portfolio	JWH GlobalAnalytics®99
JWH Began Trading Client Capital in Program	June 1988	March 1999
Open Accounts	3 profitable 0 unprofitable	0 profitable 0 unprofitable
Closed Accounts for Last Five Years & Year to Date	2 profitable 0 unprofitable	2 profitable 0 unprofitable
Open and Closed Accounts for Last Five Years & Year to Date: Range of Positive Cumulative Returns Range of Negative Cumulative Returns	0 profitable 0 unprofitable N/A N/A	2 profitable 0 unprofitable 1.3% to 21.4% N/A
Closed Accounts Since Inception	33 profitable 4 unprofitable	2 profitable 1 unprofitable
Assets Under Management in the Program	$27.9 million	$0
Largest Monthly Drawdown on a Composite Basis Since Inception	−20.7% (11/01)	−9.6% (11/01)
Largest Peak-to-Valley Drawdown on a Composite Basis Since Inception	−32.9% (2/03 - 7/04)	−16.3% (6/99 - 4/00)
Compounded Annualized Rate of Return	16.3% (6/88 - 4/06)	N/A
Annual Rates of Return:
2006 (4 mos.)	14.1%	N/A
2005	−14.9%	N/A
2004	27.6%	N/A
2003	−0.7%	1.3% (3 mos.)
2002	43.3%	24.9%
2001	−7.6%	−2.8% (9/27 - 12/31)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

CAPSULE PERFORMANCE FOR OPEN INVESTMENT PROGRAMS
Performance through April 2006

FINANCIAL PROGRAMS	Financial and Metals Portfolio	Worldwide Bond Program
JWH Began Trading Client Capital in Program	October 1984	July 1996
Open Accounts	12 profitable 0 unprofitable	1 profitable 0 unprofitable
Closed Accounts for Last Five Years & Year to Date	7 profitable 2 unprofitable	0 profitable 0 unprofitable
Open and Closed Accounts for Last Five Years & Year to Date: Range of Positive Cumulative Returns Range of Negative Cumulative Returns	0 profitable 1 unprofitable N/A −22.0%	0 profitable 0 unprofitable N/A N/A
Closed Accounts Since Inception	312 profitable 41 unprofitable	2 profitable 0 unprofitable
Assets Under Management in the Program	$307.1 million	$6.3 million
Largest Monthly Drawdown on a Composite Basis Since Inception	−27.3% (9/85)	−12.4% (6/03)
Largest Peak-to-Valley Drawdown on a Composite Basis Since Inception	−43.6% (6/99 - 9/00)	−36.4% (5/03 - 2/06)
Compounded Annualized Rate of Return	25.9% (10/84 - 4/06)	-7.7% (6/03 - 4/06)
Annual Rates of Return:
2006 (4 mos.)	12.2%	11.3%
2005	−17.3%	−15.8%
2004	6.0%	9.0%
2003	19.4%	−22.5% (7 months)
2002	45.1%	—
2001	7.1%	—

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

CAPSULE PERFORMANCE FOR OPEN INVESTMENT PROGRAMS
Performance through April 2006

FOREIGN EXCHANGE PROGRAMS	International Foreign Exchange Program	G-7 Currency Portfolio	Dollar Program
JWH Began Trading Client Capital in Program	August 1986	February 1991	July 1996
Open Accounts	3 profitable 2 unprofitable	1 profitable 0 unprofitable	0 profitable 0 unprofitable
Closed Accounts for Last Five Years & Year to Date	1 profitable 4 unprofitable	2 profitable 0 unprofitable	0 profitable 0 unprofitable
Open and Closed Accounts for Last Five Years & Year to Date: Range of Positive Cumulative Returns Range of Negative Cumulative Returns	0 profitable 4 unprofitable N/A −16.3% to −30.9%	0 profitable 0 unprofitable N/A N/A	0 profitable 0 unprofitable N/A N/A
Closed Accounts Since Inception	35 profitable 25 unprofitable	22 profitable 7 unprofitable	2 profitable 0 unprofitable
Assets Under Management in the Program	$167.3 million	$1.2 million	$0
Largest Monthly Drawdown on a Composite Basis Since Inception	−24.2% (8/89)	−11.8% (3/02)	−8.4% (5/97)
Largest Peak-to-Valley Drawdown on a Composite Basis Since Inception	−55.2% (1/89 - 9/89)	−34.5% (5/03 - 8/04)	−11.3% (4/97 - 9/97)
Compounded Annualized Rate of Return	11.9% (8/86 - 4/06)	7.8% (2/91 - 4/06)	6.2% (7/96 - 5/98)
Annual Rates of Return:
2006 (4 mos.)	−7.5%	−14.1%	—
2005	−21.0%	−5.3%	—
2004	−9.1%	−9.1%	—
2003	16.0%	8.1%	—
2002	18.7%	13.3%	—
2001	28.8%	0.2%	—

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

CAPSULE PERFORMANCE FOR OPEN INVESTMENT PROGRAMS
Performance through April 2006

MULTIPLE STYLE PROGRAMS	Strategic Allocation Program	Currency Strategic Allocation Program
JWH Began Trading Client Capital in Program	July 1996	November 2002
Open Accounts	9 profitable 2 unprofitable	0 profitable 4 unprofitable
Closed Accounts for Last Five Years & Year to Date	1 profitable 0 unprofitable	1 profitable 3 unprofitable
Open and Closed Accounts for Last Five Years & Year to Date: Range of Positive Cumulative Returns Range of Negative Cumulative Returns	1 profitable 0 unprofitable 64.9% N/A	1 profitable 3 unprofitable 0.8% −25.6% to −34.7%
Closed Accounts Since Inception	1 profitable 0 unprofitable	1 profitable 3 unprofitable
Assets Under Management in the Program	$1.692 billion	$22.7 million
Largest Monthly Drawdown on a Composite Basis Since Inception	−14.7% (11/01)	−14.5% (1/05)
Largest Peak-to-Valley Drawdown on a Composite Basis Since Inception	−31.7% (5/03 - 8/04)	−35.1% (12/03 - 3/06)
Compounded Annualized Rate of Return	10.4% (7/96 - 4/06)	−5.4% (11/02 - 4/06)
Annual Rates of Return:
2006 (4 mos.)	4.3%	−7.7%
2005	−19.2%	−20.8%
2004	13.7%	−5.6%
2003	8.4%	13.0%
2002	30.9%	5.9% (2 mos.)
2001	−1.1%	—

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

CAPSULE PERFORMANCE FOR CLOSED INVESTMENT PROGRAMS
Performance through April 2006

Closed Investment Programs	Original Investment Program	Global Financial and Energy Portfolio	International Currency and Bond Portfolio	The World Financial Perspective
JWH Began Trading Client Capital in Program	October 1982	June 1994	January 1993	April 1987
Open Accounts	0 profitable 0 unprofitable	0 profitable 1 unprofitable	0 profitable 0 unprofitable	0 profitable 0 unprofitable
Closed Accounts for Last Five Years & Year to Date	7 profitable 54 unprofitable	2 profitable 1 unprofitable	1 profitable 0 unprofitable	2 profitable 0 unprofitable
Open and Closed Accounts for Last Five Years & Year to Date: Range of Positive Cumulative Returns Range of Negative Cumulative Returns	0 profitable 0 unprofitable N/A N/A	2 profitable 0 unprofitable 0.4% to 1.7% −13.1%	0 profitable 0 unprofitable N/A N/A	0 profitable 0 unprofitable N/A N/A
Closed Accounts Since Inception	101 profitable 97 unprofitable	10 profitable 0 unprofitable	2 profitable 0 unprofitable	4 profitable 1 unprofitable
Assets Under Management in the Program	$0	$35.8 million	$0	$0
Largest Monthly Drawdown on a Composite Basis Since Inception	−28.6% (2/83)	−25.9% (10/03)	−12/7% (9/00)	−21.6% (12/92)
Largest Peak-to-Valley Drawdown on a Composite Basis Since Inception	−59.2% (2/03 - 6/05)	−51.2% (10/04 - 3/06)	−28.5% (7/99 - 9/00)	−41.1% (10/90 - 10/92)
Compounded Annualized Rate of Return	8.7% (10/82 - 2/06)	5.3% (6/94 - 4/06)	12.6% (1/93 - 6/01)	−10.3% (4/87 - 5/02)
Annual Rates of Return:
2006 (4 mos.)	−11.0% (2 mos.)	−28.6%	—	—
2005	−27.6%	−16.5%	—	—
2004	−0.2%	30.7%	—	—
2003	−5.5%	0.4%	—	—
2002	21.5%	10.5%	—	−5.9% (5 mos.)
2001	−16.8%	−4.2%	1.9% (6 mos.)	−10.7%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

NOTES TO CAPSULE PERFORMANCE

Composite Performance Presentation

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance records is not indicative of any results which may be attained by JWH in the future, since past performance is not indicative of future results.

You should note that the composite performance presentations include individual accounts, which even though traded according to the same investment program, may have materially different rates of return. The reasons for these material differences among accounts are: a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; b) the period during which accounts are active; c) client trading restrictions, including futures versus forward contracts and contract months; d) trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital; e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker; h) the timing of orders to open or close positions; i) the market conditions, which in part determine the quality of trade executions; j) variations in fill prices; and k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH uses the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than
5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed ‘‘materially the same’’ or ‘‘not materially different.’’ The parameters (i) - (iii) determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters
(i) - (iii) is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH’s current minimum account size, JWH’s policy is to provide separate performance information when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

The calculation of management and incentive fees is subject to variation due to the agreed upon definitions contained in each account’s advisory agreement. Management fees historically range from 0% to 6% of assets under management; incentive fees range from 0% to 25% of trading profits. Such variations in advisory fees may have a material impact on the performance of an account.

Position Size in Relation to Account Equity

During the periods covered by the performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts traded for certain programs. In 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, investors should be aware that the position size relative to account equity currently used may be significantly different from that used during previous time periods. The following approximate position size adjustments relative to account equity have been made:

•	Financial and Metals Portfolio – reduced 50% commencing in August 1992

•	G-7 Currency Portfolio – increased 50% commencing in May 1998

•	Worldwide Bond Program – increased 25% commencing in March 2000 and increased an additional 20% commencing in June 2000. These changes represent an overall position size increase of 50% since March 2000.

•	Dollar Program – increased 25% commencing July 2001

•	All JWH Investment Programs – reduced 50% on an interim basis commencing on March 4, 2003 and then increased to previous position sizes on April 9, 2003

Composite Performance Accounting Methods

Before December 1991, JWH performance records are presented on an entirely cash basis, except as otherwise stated below. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. With the change to the accrual basis of accounting for incentive fees in December 1991, the net effect on monthly net performance and the rate of return in the performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio in July 1992, the Strategic Allocation Program in January 1997 and at the inception of client trading for Worldwide Bond Program, Dollar Program and JWH GlobalAnalytics®. In August 1998, JWH made an adjustment to the accounting method employed for every investment program not already utilizing the full accrual basis of accounting. This adjustment moved all JWH investment programs to the full accrual basis beginning on September 1, 1998.

Definition of Capsule Performance Terms

Open Accounts is the number of accounts directed by JWH pursuant to the investment program shown as of April 30, 2006.

Closed Accounts is the number of accounts directed by JWH pursuant to the investment program shown which have closed in the period indicated.

Open and Closed Accounts for Last Five Years & Year to Date presents the ranges of both positive and negative cumulative returns for accounts that are both opened and closed during this period.

Assets Under Management in a program is the aggregate amount of total equity, including ‘‘notional’’ equity under management, unless otherwise noted, of JWH in the investment program, shown as of April 30, 2006 and is based on nominal account size.

Largest Monthly Drawdown is the largest monthly loss experienced on a composite basis (as indicated by the caption) in the investment program in any calendar month. ‘‘Loss’’ for these purposes is calculated on the basis of the loss experienced, expressed as a percentage of nominal account size in program composite. Largest monthly drawdown information includes the month and year of such drawdown.

Largest Peak-to-Valley Drawdown is the largest percentage decline on a composite basis (as indicated by the caption) in the investment program (after eliminating the effect of additions and withdrawals) from any net asset value at the end of the last profitable month, without such net asset value being equaled or exceeded as of a subsequent month end, expressed as a percentage of the total equity (including the difference between nominal account size and actual funds) in the program composite.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each monthly rate of return in hundredths is added to one and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed. One is then subtracted from the product. For periods less than one year, the results are year-to-date.

Compounded Annualized Rate of Return is calculated in a manner similar to Annual Rate of Return except that before subtracting one from the product, the product is exponentially changed by the factor of one divided by the number of years in the performance records and then one is subtracted.

Proprietary funds are included in the performance records. Further details regarding proprietary funds are provided below.

Additional Notes

Global Diversified Portfolio.    From July 1995 through December 1995, one proprietary account was trading pursuant to an investment in a fund, and from August 1998 through July 2000 an additional proprietary account traded pursuant to the same fund. The proprietary accounts were traded in exactly the same manner that client funds were traded, and were subject to all of the same fees and expenses that were charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

Financial and Metals Portfolio.    During certain periods covered in the performance record, proprietary funds are included. The absence of management and incentive fees as well as reduced commissions during this time may have had a material effect on the rate of return. However, this potential material effect has decreased as client funds have composed the entire performance record from July 1987 to April 1991. In May 1991 one proprietary account, and in March 1992 a second proprietary account, began trading in this program. Both accounts are included in the performance information from their inception until August 1995. The maximum percentage of proprietary funds during this time frame was less than 0.5% of assets and had no material impact on the rate of return.

In May 1992, position sizes were reduced by 50% for 35% of the assets in the Financial and Metals Portfolio at the request of a client. This reduction in position size materially affected the rates of return in some JWH accounts; the 1992 annual rate of return for the relevant accounts was negative 24.3%. The 1992 annual rate of return for the Financial and Metals Portfolio was negative 10.9%. If these accounts had been excluded from the performance record, the 1992 annual rate of return would have been negative 3.9%. The effect of this reduction in position size was eliminated in September 1992, when all accounts in this program underwent a reduction in position size.

International Foreign Exchange Program.    During certain periods covered in the performance record, proprietary funds are included. The absence of management and incentive fees as well as reduced commissions for those accounts during this time may have had a material effect on the rate of return. However, this potential material effect has decreased as client funds have composed the entire performance record since November 1987.

G-7 Currency Portfolio.    From July 1995 through December 1995 one proprietary account was trading pursuant to an investment in a fund, and from August 1996 to November 1998 an additional proprietary account was traded pursuant to the same fund. These proprietary accounts were traded in exactly the same manner that client funds were traded, and were subject to all of the same fees and expenses that were charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

Strategic Allocation Program.    From inception to May 7, 1998, the performance of the individual investment program components are also included in the composite performance of each individual investment program.

CAPSULE PERFORMANCE RECORD FOR POOLS OPERATED
BY WESTPORT CAPITAL MANAGEMENT CORPORATION, AN AFFILIATE OF JWH
THROUGH APRIL 30, 2006

Each of the following pools is a materially different investment than the Fund. This performance is included here pursuant to applicable CFTC regulations which require the performance summaries of all commodity pools operated by JWH or an affiliate, as a pool operator, except those pools exempt from disclosure under CFTC Rule 4.7.

Performance through April 2006

NAME OF POOL	The Cypress Fund,L.P.	The JWH Employee Fund,L.P.	The JWH Fund, L.P.
Inception of Trading in Pool	November 2001	March 1992	October 1990
Aggregate Subscriptions	$59,912,400	$5,228,054	$166,089,114
Current Net Asset Value	$23,831,271	$2,139,170	$0
Worst Monthly Percentage Drawdown Past Five Years and Year-to-Date	−15.2% (11/01)	−17.1% (11/01)	−17.5% (11/01)
Worst Monthly Percentage Drawdown Inception of Trading to Date	−15.2% (11/01)	−17.1% (11/01)	−17.5% (11/01)
Worst Peak-to-Valley Drawdown Past Five Years and Year-to-Date	−31.7% (2/04 - 7/04)	−33.4% (2/04 - 7/04)	17.5% (10/01 - 11/01)
Worst Peak-to-Valley Drawdown Inception of Trading to Date	−31.7% (2/04 - 7/04)	−39.8% (6/99 - 9/00)	−42.2% (7/99 - 9/00)
Annual Rates of Return: 2006 (4 mos.)	13.0%	15.6%	—
2005	−15.5%	−10.8%	—
2004	6.8%	11.0%	—
2003	21.9%	29.7%	—
2002	42.0%	57.4%	—
2001	−9.5%	13.1%	8.8%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Notes to Capsule Performance

The drawdown information presented is based upon activity occurring for the most recent five calendar years and year-to-date and from inception of trading to year-to-date.

Inception of Trading in Pool is the month and year in which the designated pool began trading.

Drawdown is losses experienced by the pool over a specified period.

Worst Monthly Percentage Drawdown is the greatest percentage decline in month-end net asset value due to losses sustained by the pool during any month, expressed as a percentage of initial month-end net asset value.

Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month-end net asset value, starting from the end of the last profitable month, due to losses sustained by the pool during any period in which that net asset value is not equaled or exceeded by a subsequent month-end net asset value, and expressed as a percentage of that net asset value.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month’s percentage rate of return in hundredths is added to one and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed. One is then subtracted from the product. For periods less than one year, the results are year-to-date.

The JWH Fund, L.P. invested in JWH’s Financial and Metals Portfolio. The pool was charged annually a 2% management fee, 20% quarterly incentive fee, a 0.5% administrative fee, and brokerage commissions averaging 0.6%, as well as ongoing operating expenses. The fee structure for this pool was not representative of the fee structure of the Fund.

Starting in May 1, 1991 and ending March 1, 1992, The JWH Fund, L.P. traded proprietary capital. The maximum percentage of proprietary capital during this time was approximately 4% of the pool’s net asset value and was subject to the same fees as all other investors in the pool. From June through September 1999 the John W. Henry Trust u/a dated July 27, 1990 also invested proprietary capital in the pool. This proprietary capital did not exceed 1% of this Fund’s net asset value and was subject to the same fees as all other investors in the pool. Beginning in January 2000 the John W. Henry Trust again invested proprietary capital in the pool. This proprietary capital was subject to the same fees as all other investors in the pool.

*Please note that as of December 31, 2001, The JWH Fund, L.P. ceased trading.

The JWH Employee Fund, L.P. invests in JWH’s Financial and Metals Portfolio. The pool is charged annually a 0% management fee, 0% incentive fee, 0% administrative fee and brokerage fees of approximately 1% annually as well as ongoing offering expenses. The fee structure for this pool is not representative of the fee structure of the Fund.

The Cypress Fund, L.P. invests in JWH’s Financial and Metals Portfolio. The pool is charged annually a 2% management fee, 1% general partner fee, 20% quarterly incentive fee, administrative and ongoing operating expenses estimated at 0.2%, and brokerage commissions estimated at 0.6%. The fee structure for this pool is not representative of the fee structure of the Fund.

 THE CLEARING BROKER AND BROKERAGE ARRANGEMENTS

The Clearing Broker and Foreign Currency Counterparty

The Fund’s clearing broker is UBS Securities, an indirect wholly owned subsidiary of UBS AG, located at 677 Washington Boulevard, Stamford, Connecticut 06901. UBS Securities is registered with the SEC as a broker-dealer, is registered with the CFTC as a futures commission merchant and is a member of the NFA in that capacity, and is a member of the NASD. UBS Securities is also a member of various U.S. futures and securities exchanges.

UBS Securities will act as clearing broker for the Fund and, as such, will be paid commissions for executing and clearing trades on behalf of the Fund. UBS AG will act as the foreign currency counterparty on behalf of the Fund. UBS Securities and UBS AG have not passed upon the adequacy or accuracy of this prospectus, except with respect to this section and ‘‘Summary – The Clearing Broker and the Foreign Currency Counterparty’’ beginning on page •. UBS Securities and UBS AG will not act in a supervisory capacity with respect to JWH and will not participate in the management of JWH or the Fund. UBS Securities and UBS AG are not affiliated with the Fund or JWH.

The Customer Agreement between UBS Securities and the Fund provides that the clearing broker will not be liable except for actions constituting negligence or misconduct, nor for actions taken by it in compliance with instructions given by JWH.

UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, the New York Stock Exchange and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

Further, UBS Securities, like most large, full-service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, the New York Stock Exchange and various other regulatory organizations and government agencies. UBS Securities fully cooperates with the authorities in all such requests. UBS Securities regularly reports to the SEC on Form BD investigations that result in orders. These reports are publicly available on the NASD’s web site at www.nasd.com.

Foreign Currency Prime Brokerage

To facilitate the conducting of trading in forward contracts in foreign currencies, JWH has established a facility with Bank of America to act as a foreign currency prime broker on behalf of JWH’s clients, including the Fund. Through these facilities, JWH may trade with a variety of counterparties, primarily major money center banks. Transactions are conducted pursuant to the documentation of the International Swap Dealers Association Inc. In documentation between Bank of America and those dealers that JWH will utilize in trading for the Fund, these dealers agree to act as principals to trades within preset contracts and dollar limits in advance of any specific trades placed by these dealers on behalf of the Fund through Bank of America. Transactions through this facility will be funded by transfers of funds between the Fund’s clearing broker and the Bank of America.

 THE SELLING AGENTS

JWH has selected JWH Securities, Inc. to act as a selling agent for the Fund to offer the Fund’s units of limited partnership on a best-efforts basis, meaning that the selling agent will make a bona fide effort to sell all the units but is not obligated to purchase or sell any particular number of the units. JWH Securities, Inc. is a Florida corporation with offices in Boca Raton, Florida. It is registered with the SEC as a broker-dealer, is a member of the NASD and is registered and licensed in most states as a broker-dealer.

JWH intends to select one or more additional selling agents to assist in the distribution of units. Such selling agents must be registered as broker-dealers in the jurisdictions in which they distribute units. With respect to the Standard Series Units, JWH will pay selling agents a fee equal to 2.0% of the net asset value of units sold by them at the initial sale date, plus a monthly service fee equal to 2.0% (annually) of the net asset value of outstanding units sold by them. JWH also may pay a portion of the general partner fee to the selling agents, as negotiated with such selling agents. The payment of the service fee and portion of the general partner fee is subject to an aggregate limit of 10% of the initial purchase price of such units. See ‘‘Fees and Expenses Paid by the Fund — General Partner Fee and — Service Fee’’ beginning on page •.

While no service fees will be paid to your selling agent with respect to Advisory Series Units, the selling agent who sold you Advisory Series Units may receive a portion of the general partner fee as described above. Any payment of a portion of the general partner fee with respect to an Advisory Series Unit will terminate upon redemption of the Advisory Series Unit or when the amount of the general partner fee paid to your selling agent equals 10% of the initial purchase price of Advisory Series Units (whichever event occurs first).

 FIDUCIARY RESPONSIBILITY AND LIABILITY

JWH has the fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund. Except as provided herein, JWH shall not employ or permit others to employ such funds and assets in any manner except for the exclusive benefit of the Fund. JWH is accountable to you and to each limited partner and is required to exercise good faith and integrity with respect to Fund affairs. This is in addition to the several duties, obligations, and limitations of the JWH set forth in the Limited Partnership Agreement. Limited partners may inspect and copy the Fund’s books and records at JWH’s office.

You should be aware that JWH has a fiduciary duty under the Limited Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the Fund. The Limited Partnership Agreement does not permit JWH to limit, by any means, the fiduciary duty it owes to limited partners. In the event that you believe JWH has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws.

The Limited Partnership Agreement, the customer agreement and the selling agreement provide that JWH, the clearing broker, JWH Securities, Inc. (as selling agent), any other firm selling units, and their affiliates shall not be liable to the Fund or its investors for any act or omission by or on behalf of the Fund which JWH, the clearing brokers, JWH Securities, Inc. (as selling agent), any additional seller, or their affiliates, as applicable, determines in good faith to be in the best interests of the Fund, unless the act or omission constituted misconduct or negligence. However, the Limited Partnership Agreement provides that no officer, director or employee of JWH or its affiliates will be liable to the Fund or the investors except for such individual’s fraud or willful misconduct.

Under the Limited Partnership Agreement, the customer agreement and the selling agreements, the Fund has agreed to indemnify and defend JWH, the clearing brokers, JWH Securities, Inc. (as selling agent), any additional seller, and their affiliates, against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the Fund, including claims by limited partners. These indemnities apply where JWH, the clearing broker, JWH Securities, Inc. (as selling agent), any additional seller, or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the Fund, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by the Fund would reduce the net assets of the Fund. The Fund does not carry liability insurance covering such potential losses or indemnification exposure.

No indemnification of JWH, the clearing broker, JWH Securities, Inc. (as selling agent), any additional selling agent, or their affiliates by the Fund is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the Fund. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or its general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the clearing brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

If you have questions concerning the duties of the Fund, JWH, the clearing brokers, JWH Securities, Inc. or any additional seller, you should consult with your attorney.

 THE LIMITED PARTNERSHIP AGREEMENT

The rights and duties of JWH, as general partner, and you, as a limited partner, are governed by the Fund’s Limited Partnership Agreement, a form of which is annexed to this prospectus as Exhibit A. Certain material provisions are summarized below, but reference is made to the Limited Partnership Agreement itself for complete details of its terms and conditions. You should examine it carefully to determine your rights and obligations under the Limited Partnership Agreement.

Management Responsibilities of JWH

The Fund’s Limited Partnership Agreement effectively gives JWH, as general partner, full control over the management of the Fund. Limited partners have no voice in its operations. In addition, JWH in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of JWH), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of negligence or misconduct and that JWH determined, in good faith, that such conduct was in the best interests of the Fund.

The Limited Partnership Agreement contains restrictions on JWH’s ability to raise certain fees and expenses and other revenues received by JWH from the Fund, as well as certain other limitations on the various conflicts of interest to which JWH is subject in operating the Fund.

Transfer of Units

A limited partner may transfer or assign his or her units in the Fund only upon prior written notice to JWH and subject to JWH’s approval of the transfer or assignment. JWH will provide consent when it is satisfied that the transfer or assignment complies with the Delaware Revised Uniform Limited Partnership Act and applicable securities laws, and will not adversely affect the tax classification of the Fund as a partnership. A transferee or assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.

Termination

Unless earlier dissolved or extended by the limited partners, the Fund shall cease doing business on December 31, 2040, and shall thereupon be dissolved. The Fund shall also cease doing business and shall be dissolved if required by law or upon the occurrence of any of the following:

(a)    The Fund will terminate earlier if the net asset value per unit, as of the close of business on any day, declines to less than $50. In the event of such a decline, each limited partner will be given notice of the termination and the Fund will be liquidated after payment of any outstanding obligations. However, no assurance can be given that the limited partners will receive $50 or any specific amount per outstanding unit upon termination, since the impossibility of executing trades under certain conditions, together with the expenses of liquidation, may deplete the Fund’s assets below this amount.

(b)    The withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the general partner; provided, however, that the holders owning more than 50% of outstanding units may elect a substitute general partner(s) to continue the Fund;

(c)    The occurrence of an event making it unlawful for the Fund’s existence to continue;

(d)    The vote by the holders of a majority of the outstanding units to dissolve the Fund;

(e)    A decline in the Fund’s net assets as of the close of business any day to $5,000,000 or less;

(f)    A determination by JWH that the Fund’s net assets in relation to its operating expenses make it unreasonable or imprudent to continue in business; or

(g)    A determination by JWH upon 120 days’ notice to limited partners to terminate the Fund.

Upon the dissolution of the Fund, its affairs shall be wound up, its liabilities discharged, and its remaining assets distributed to limited partners in accordance with their capital account balances. To the extent the Fund has open commodity positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation.

Reports and Accounting

The Fund will keep its books on an accrual basis on a calendar year. The Fund’s tax year will also be the calendar year. The records of the Fund shall be maintained in accordance with the regulations of the CFTC. Within 90 days after the close of the Fund’s fiscal year, JWH will furnish to the limited partners an annual report certified by an independent registered public accounting firm and any other information as required by the CFTC and the NFA.

JWH shall furnish to the limited partners a monthly report, including unaudited financial statements, in accordance with CFTC regulations. JWH will also furnish each limited partner with tax information in a form which may be utilized in the preparation of income tax returns.

In addition, written notice, including a description of the limited partners’ redemption and voting rights will be mailed to each limited partner within seven business days if any of the following events occur:

•	a decrease in the net asset value of a unit as of the close of business on any business day to 50% or less of the net asset value for such unit as of the end of the immediately preceding month;

•	any material amendment to the Limited Partnership Agreement;

•	any change in clearing brokers or any material change in the compensation arrangements with a clearing broker;

•	any change in general partners or any material change in the compensation arrangements with a general partner;

•	any change in the Fund’s fiscal year;

•	any material change in the Fund’s trading limitations; or

•	cessation of futures interests trading by the Fund.

If you receive a notice as to a 50% decrease in net asset value per unit, the notice will also advise you that a ‘‘special redemption date’’ will take place when limited partners may redeem their units in the same manner as set forth in ‘‘Redemptions’’ beginning on page •. Further, following the close of business on the date of the 50% decrease giving rise to such notice, the Fund will liquidate all existing positions as promptly as reasonably practicable and will suspend all futures interests trading through the special redemption date. Thereafter, JWH will determine whether to reinstitute futures interests trading or to terminate the Fund.

Liabilities

A limited partner will not be personally liable for any debts or losses of the Fund beyond the amount of the limited partner’s capital contribution and certain other amounts for which the limited partner may be liable to the Fund, including distributions and redemptions received by the limited partner. Each unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Fund’s assets will be the obligation of the general partner. It should be noted that a limited partner will not be able to exercise any management functions with respect to the Fund’s operations. The rights and obligations of the limited partners will be governed by the provisions of the Delaware Revised Uniform Limited Partnership Act, and by the Limited Partnership Agreement which provides, in part, that certain types of amendments thereto may be made by JWH.

Voting Rights of the Limited Partners

Limited partners’ voting rights extend to any proposed change in the Limited Partnership Agreement which would adversely affect them, as well as to their right to terminate the Fund’s contracts with JWH or its affiliates. Limited partners also have the right to call meetings of the Fund in order to permit limited partners to vote on any matter on which they are entitled to vote, including the removal of JWH as general partner of the Fund.

Books and Records

Limited partners or their duly authorized representatives may inspect the Fund’s books and records during normal business hours upon reasonable written notice to JWH. They may also obtain copies of such records upon payment of reasonable reproduction costs.

Amendments and Meetings

JWH may amend the Limited Partnership Agreement in any manner not materially adverse to the limited partners without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities; modifications in response to changes in tax law or regulations; to comply with applicable securities and commodities laws or regulations; or any other changes JWH deems advisable so long as they do not change the basic investment policy or structure of the Fund.

The Limited Partnership Agreement may be amended in any respect, except to adversely affect the status of the limited partners under the Delaware Revised Uniform Limited Partnership Act or to change the classification of the Fund as a partnership under federal income tax laws, by a vote of the holders of a majority (based on net asset value) of the outstanding units (excluding units of general partnership interest), either pursuant to a written vote or at a duly called meeting of the limited partners.

A meeting may be called by limited partners owning at least 10% of the outstanding units.

Fiscal Year

The fiscal year of the Fund shall begin on January 1 of each year and end on the following December 31.

 PLAN OF DISTRIBUTION

Initial Offering

Units are being offered, at a price of $100 per unit, during an initial offering commencing the date of this prospectus and ending 90 days thereafter. JWH, in its sole discretion, may extend the initial offering for up to an additional 90 days.

JWH Securities, Inc. and any other selling agents are offering units pursuant to selling agreements with the Fund and JWH. This offering is being conducted in accordance with the provisions of Rule 2810 of the Conduct Rules of the NASD. The selling agents will use their best efforts to sell the units offered, without any firm commitment to purchase or sell any particular number of units. For additional information with respect to compensation to the selling agents, see ‘‘— Compensation to Selling Agents’’ below, ‘‘The Selling Agents’’ beginning on page •, and ‘‘Fees and Expenses Paid by the Fund’’ beginning on page •.

Escrow of Funds

Subscription funds will be held in escrow at SunTrust Bank pending acceptance and payment to the Fund at the initial closing. The Fund will not accept subscriptions and commence operations unless subscriptions for at least 200,000 units ($20,000,000) are received and accepted by the Fund at the initial closing. Interest relating to your subscriptions while held in escrow during the initial offering period will be used to acquire additional units for you or will be returned to you in cash if your subscription application is rejected or if the initial closing does not take place. The maximum period of time that your investment would be subject to escrow is 180 days (if you invested on the first day of this offering and JWH extended the initial offering to the full 180 days to raise the minimum amount required to hold the initial closing).

Continuing Offering

After the initial closing, units of each series will be offered in a continuing offering at a price equal to the net asset value per unit of the relevant series. Monthly closings will occur as of the first business day of each month and units will be issued at the net asset value per unit of the relevant series as of the close of business on the last day of the preceding month. You must submit your Subscription Agreement at least 7 business days prior to the applicable month – end, subject to JWH’s discretion to accept subscriptions in a lesser time. Subscription funds will be held in escrow at SunTrust Bank, pending acceptance and payment to the Fund at the applicable monthly closing. Interest relating to subscriptions while held in escrow during the continuing offering will be credited directly to the Fund.

JWH has no present intention to terminate the offering, but may do so at any time, in its sole discretion.

Determination of Number of Units Purchased

During the initial offering for a series of units, the number of units in such series of units that an investor receives will be determined by dividing the amount of the investor’s total subscription by $100. During the continuing offering, the number of units in such series of units that an investor receives will be determined by dividing the amount of the investor’s total subscription by the series’ net asset value per unit immediately preceding the subscription effective date. Fractional units of up to four decimal places will be issued by the Fund.

Investor Suitability

The minimum initial investment by an investor is $10,000; provided that investors who are trustees or custodians of eligible employee benefit plans and individual retirement accounts may make a minimum initial investment of $2,000. Existing limited partners may make additional investments with a minimum investment of $2,000.

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program. JWH offers the Fund as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in the Fund should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:

1)	a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

2)	a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of jurisdictions in which the units are offered impose higher minimum suitability standards on prospective investors. Before investing, you should read the minimum suitability requirements under your state of residence which are set forth in ‘‘State Suitability Requirements’’ in ‘‘Subscription Requirements,’’ attached as Exhibit B to this prospectus. These suitability standards are, in each case, regulatory minimums only, and because you meet such standards does not mean that an investment in the units is suitable for you. You should not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Subscription Procedure

To subscribe for any series of units:

•	You will be required to complete and submit to your selling agent the Fund’s Subscription Agreement and Power of Attorney, a form of which is annexed as Exhibit D to this prospectus.

•	Any Subscription Agreement and Power of Attorney may be rejected in whole or in part by JWH.

You are required to make representations and warranties relating to your suitability to purchase the units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney, including the Subscription Requirements and Subscription Instructions (attached as Exhibits B and C to this prospectus), as well as this prospectus carefully before you decide whether to invest.

To satisfy the Fund’s, JWH’s and the selling agents’ obligations under applicable anti-money laundering laws and regulations, you will be required to make representations and warranties in the Subscription Agreement and Power of Attorney concerning the nature of the subscriber, its source of investment funds and other related matters. JWH and your selling agent reserve the right to request additional information from you as either JWH or the selling agent, in its sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the Fund, you agree to provide this information upon request.

Compensation to Selling Agents

The maximum amount of compensation paid to an NASD member as a service fee may not exceed 10.0% (plus an additional 0.5% for bona fide due diligence expenses) of the subscription amount.

The aggregate of all service fees, including any portion of the general partner fee, paid to JWH Securities, Inc. or any other selling agent with regard to any Standard Series Unit shall not exceed 10.0% of the initial purchase price paid by you for such Standard Series Unit. Accordingly, no additional service fees or any portion of the general partner fee shall be payable to JWH Securities, Inc. with respect to any Standard Series Unit following payment of the maximum 10.0% aggregate fees.

While no service fees will be paid to your selling agent with respect to Advisory Series Units, the selling agent who sold you Advisory Series Units may receive a portion of the general partner fee as described above. Any payment of a portion of the general partner fee with respect to an Advisory Series Unit will terminate upon redemption of the Advisory Series Unit or when the amount of the general partner fee paid to your selling agent equals 10% of the initial purchase price of Advisory Series Units (whichever event occurs first).

 USE OF PROCEEDS

All subscription proceeds will be invested in the Fund. The Fund will use subscription proceeds to margin its speculative futures, forward and other trading, as well as to pay trading losses and expenses.

All of the Fund’s assets will be held in customer accounts at the clearing broker, where it will earn interest income. UBS Securities will pay the Fund interest on the total equity maintained in the Fund’s account during each month, calculated and accrued on a daily basis, at various rates depending on the underlying currency of the equity balance. However, depending upon interest rates, JWH may invest 50% - 60% of the Fund’s U.S. dollar cash assets in U.S. Treasury bills and notes in an attempt to achieve yields on those assets slightly in excess of the prevailing rates offered by the Fund’s clearing broker. JWH anticipates that any portfolio of Treasury securities it manages will have an average maturity of less than one year, but that some of the securities in the portfolio will have maturities of up to 2 years.

The minimum amount which must be raised at the initial closing is $20,000,000; if all 2,500,000 units offered by this prospectus are sold at the initial offering price of $100 per unit, the total maximum amount which would be sold pursuant to this offering is $250,000,000. The net proceeds from the sale of units will be used to trade speculatively in futures, which may include futures contracts, foreign futures contracts, forward contracts, swaps and options on the foregoing. See ‘‘JWH GlobalAnalytics®’’ beginning on page •, and ‘‘Fees and Expenses Paid by the Fund’’ beginning on page •. All of the proceeds from the initial closing and any monthly closing during the continuing offering will be deposited in the Fund’s trading account with the clearing broker and/or its affiliates. The Fund’s assets, cash or readily marketable securities will generally be held by the clearing broker in segregated and secured accounts, pursuant to the rules in effect under the Commodity Exchange Act, and will be available for margin purposes. The Fund’s assets will earn interest income as described above.

The Fund may trade on one or more of the following foreign futures exchanges and may trade on other foreign exchanges:

•	Euronext.LIFFE

•	Intercontinental Exchange (ICE) – (previously IPE)

•	Eurex Exchange

•	Tokyo Stock Exchange (TSE)

•	Sydney Futures Exchange (SFE)

•	Tokyo International Financial Futures Exchange (TIFFE)

•	Osaka Stock Exchange (OSE)

 PRIVACY POLICY

The following policies contained in this section are applicable with respect to limited partners of the Fund and the customers of JWH and its affiliates, Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc. and JWH Securities, Inc.

This notice is provided to you as a limited partner of the Fund, pursuant to the Commodity Futures Trading Commission’s adoption of rules regarding the Privacy of Consumer Financial Information and/or the Securities & Exchange Commissions adoption of Regulation S-P, entitled ‘‘Privacy of Consumer,’’ in accordance with federal laws related to the privacy of certain information. You become a customer of JWH and its affiliates when you subscribe and are approved to invest in a fund or account operated or advised by us or when you execute your first investment transaction with us.

JWH and its affiliates collect the following categories of nonpublic personal information from its customers:

•	Information that you provide to JWH, about yourself in order to obtain a financial service from us, such as a purchaser questionnaire that enables the JWH and its affiliates to determine if you qualify to invest in an offering or to complete a subscription agreement to invest in an offering. This information would include such items as your name and address, asset and income levels, employment history and past investment experience.

•	Information about your transactions with JWH and its affiliates, such as information related to your investment in a pool operated by JWH and its affiliates or introduced and/or advised by JWH and its affiliates. This information would include such items as the parties to investments you make through JWH and its affiliates, the size of those investments, and the programs you invest in.

The existence of your customer relationships with JWH and its affiliates is considered non-public personal information.

All of those types of nonpublic information are disclosed only to JWH and its affiliates that provide financial services. JWH and its affiliates are engaged in the business of acting as commodity pool operators and/or commodity trading advisors, or broker-dealers which are each appropriately registered. JWH and its affiliates are related through common ownership. JWH and its affiliates consist of registered commodity pool operators, Westport Capital Management Corporation and Global Capital Management Limited, which operate commodity pools that are advised by JWH, which specializes in managing institutional capital in a broad spectrum of worldwide futures and forward markets. Additionally, Westport Capital Management Corporation operates pools which may be distributed by its broker-dealer affiliate, JWH Securities, Inc. JWH and its affiliates do not provide non-public financial information to companies that are not affiliates. These same disclosure polices apply to former customers of JWH and its affiliates.

If you close your account or end your customer relationship with JWH and its affiliates, JWH and its affiliates will adhere to the privacy policies and practices described within this notice.

JWH and its affiliates do not disclose any non-public personal information about its customers or former customers to anyone, except as permitted by law without customers’ express permission. However, JWH and its affiliates may share a customer’s nonpublic personal information in order to: (i) comply with applicable federal, state, local or regulatory laws or valid legal process, (ii) to protect the rights or property of JWH and its affiliates or (iii) when JWH and its affiliates believe that physical safety is at risk.

JWH and its affiliates have adopted these policies and practices to protect the confidentiality and security of nonpublic personal information that JWH and its affiliates obtain from you. Access to that information is restricted to its staff members and the staff members of its affiliates who need to know that information in order to market and sell financial services offered by JWH and its affiliates. It is also provided to staff members who need to know that information in order to provide the necessary services such as accounting and compliance operations of the funds that JWH and its affiliates operate, as well as to other necessary employees of the affiliates.

In addition, JWH and its affiliates require their staff members with access to your non-public personal information to strictly comply with this privacy policy. Employees who misuse customer information may be subject to disciplinary action, including but not limited to termination of employment with JWH and its affiliates. JWH and its affiliates maintain physical, electronic, and procedural safeguards to guard your non-public personal information.

JWH and its affiliates provide this notice to you at the beginning of our relationship with you and annually thereafter in conjunction with mailing of annual financial statements or year-end reports.

 REDEMPTIONS

You may redeem units monthly. JWH must be in receipt of the redemption notification 7 business days prior to any month-end closing, subject to JWH’s discretion to accept redemption notices in a lesser time.

Except as set forth below, units will be redeemed at a redemption price equal to 100% of the net asset value per unit of the applicable series, calculated as of the relevant redemption date. Accordingly, you bear the risk of any decline in net asset value from the date notice of intent to redeem is given until the applicable redemption date. Redemptions may be made in whole or fractional units, with a minimum amount of $1,000 of units or 10 units, unless you are redeeming your entire interest in the Fund.

The proceeds of Standard Series Units redeemed in any of the first 6 months after their purchase date will be redeemed at net asset value less a 2% redemption charge. The proceeds of Standard Series Units redeemed in months 7 through 11 after their purchase date will be redeemed at net asset value less a 1% redemption charge. These redemption charges are payable to JWH. If you acquire the Standard Series Units at more than one closing, the Standard Series Units purchased first by you and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed. After the eleventh month, there is no redemption charge.

The Advisory Series Units are not subject to a redemption charge.

The net asset value per unit upon redemption on any date also will reflect all accrued expenses for which the applicable Series is responsible, including the profit share allocation, if any (including any such allocation which may be accrued other than at the end of a quarter), and will be reduced by such unit’s pro rata portion of any expenses or losses incurred by the series resulting from such redeeming limited partner unrelated to the series’ business. JWH will endeavor to pay redemptions within 10 business days after the redemption date, except under special circumstances. You will be notified in writing within 10 business days following the redemption date if JWH determines that the Fund will be unable to pay your redemption in full within 30 days following the redemption date.

The terms and conditions applicable to redemptions in general will also apply to redemptions effected on ‘‘special redemption dates.’’ See ‘‘The Limited Partnership Agreement – Reports and Accounting’’ beginning on page •.

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

The Fund is newly organized and does not have an operating history.

Liquidity and Capital Resources

As of the date of this prospectus, the Fund has not begun any investment activities. The amount of assets that will be invested in the Fund generally will not affect its trading, as typically this amount is not a limiting factor on the positions acquired by JWH, and the Fund’s expenses will be primarily charged as a fixed percentage of its asset base, however large.

The Fund will not sell any securities other than the units of each series. The Fund intends to borrow only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Fund’s dollar deposits. These borrowings are at a prevailing short-term local rate in the relevant currency. See ‘‘Use of Proceeds’’ beginning on page •.

Changes in interest rates could cause periods of strong up or down price trends, during which the Fund’s profit potential generally increases. Inflation in commodity prices could also generate price movements which JWH GlobalAnalytics® might successfully follow.

A majority of the Fund’s assets will be held in cash. Accordingly, except in very unusual circumstances, the Fund should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices. This should permit JWH to limit losses as well as reduce market exposure on short notice should JWH GlobalAnalytics® indicate doing so. However, because of the potential size of the Fund, this may not be possible in certain illiquid market conditions. In addition, because there is a readily available market value for the Fund’s positions and assets, the Fund’s monthly net asset value calculations are precise, and you need only wait 10 business days or less to receive the full redemption proceeds of your units.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this prospectus, the Fund does not have any off-balance sheet arrangements, nor does it have any contractual obligations or commercial commitments to make future payments that would affect its liquidity or capital resources.

Market Risk

The Fund intends to trade futures contracts, options on futures contracts, and forward contracts and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products. In entering into these contracts, the Fund will be subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by the Fund at the same time, and if JWH was unable to offset positions of the Fund, the Fund could lose all of its assets and you would realize a 100% loss.

Credit Risk

In addition to market risk, in entering into futures, forward and options contracts there is a credit risk to the Fund that the counterparty on a contract will not be able to perform under the terms of the contracts. See ‘‘The Risks You Face — The Fund Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Clearing Broker or Others’’ beginning on page •. The counterparty for futures, forward and options contracts traded in the United States and most foreign exchanges on which the Fund trades is the clearinghouse associated with the particular exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member’s customers, which should significantly reduce this credit risk. There is no assurance that the clearinghouse, exchange or other exchange member will meet its obligations to the Fund, and JWH and the clearing broker will not indemnify the Fund against a default by such parties. Further, the law is unclear as to whether a clearing broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker’s customers. In cases where the Fund trades off-exchange forwards contracts with a counterparty, the sole recourse of the Fund will be the forward contract’s counterparty.

JWH will attempt to minimize these market and credit risks by adhering to the trading limitations and policies of the Fund as set forth in the Limited Partnership Agreement. See ‘‘Trading Limitations’’ beginning on page •.

 CERTAIN ERISA CONSIDERATIONS

If you are a fiduciary with respect to a U.S. employee benefit plan or trust within the meaning of and subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’) (any such plan, an ‘‘ERISA Plan’’) or an individual retirement account or a Keogh plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, you should consider, among other things, the matters described below before determining whether the purchase of units is appropriate. References to ERISA include parallel references to the Internal Revenue Code.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors of the potential investment, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the ERISA Plan’s funding objectives and the limitation on the rights of unit holders to redeem all or any part of their units or to transfer their units. Before purchasing units, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.

Notwithstanding the general requirement that investors in the Fund must invest a minimum of $10,000, a minimum purchase requirement of $2,000 has been set for individual retirement accounts. A greater minimum purchase requirement may be mandated by the securities laws and regulations of certain states, and each investor should consult the subscription agreement to determine the applicable investment requirements.

The Department of Labor has published a regulation, the Plan Asset Regulation, describing when the underlying assets of an entity into which certain ‘‘Benefit Plan Investors’’ invest constitute ‘‘plan assets’’ for purposes of ERISA. If the assets of an investing ERISA Plan, individual retirement account or Keogh plan were to be treated, for purposes of the fiduciary responsibility provisions of Title I of ERISA and/or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, as including an undivided interest in each of the underlying assets of the Fund, an investment in units would, in general, be an inappropriate investment for the ERISA Plan, individual retirement account or Keogh plan. The Plan Asset Regulation contains certain relevant exceptions, however, pursuant to which the assets of an entity will not be deemed to constitute ‘‘plan assets’’ of an investing ERISA Plan, individual retirement account or Keogh plan that purchases an equity security of the entity.

Under the first relevant exception, the assets of the entity will not be deemed to constitute ‘‘plan assets’’ if Benefit Plan Investors own, in the aggregate, less than 25% of the value of any class of equity in such entity, excluding any interests in such entity owned by any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such person. A ‘‘Benefit Plan Investor’’ is defined to include (a) an ‘‘employee benefit plan’’ as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, (b) a ‘‘plan’’ within the meaning of Section 4975(e)(1) of the Internal Revenue Code, whether or not subject to Section 4975 of the Internal Revenue Code, and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity, including, for this purpose, an insurance company general account any portion of the assets of which constitute plan assets or a wholly owned subsidiary thereof, an insurance company separate account or a bank collective investment fund.

The Plan Asset Regulation also provides that the assets of an entity will not constitute ‘‘plan assets’’ of an investing plan if the equity purchased by the plan is a ‘‘publicly-offered security’’. A ‘‘publicly-offered security’’ is one that is: (a) freely transferable; (b) held by more than 100 investors independent of the issuer and of each other; and (c) either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

The Fund has determined to comply with the 25% test and intends to restrict investment by and transfers to Benefit Plan Investors in accordance with such test until more than 100 investors (independent of the issuer and each other) have invested in each series of units. At such point, the Fund will comply with the ‘‘publicly-offered security’’ exception in the Plan Asset Regulation.

Units may not be purchased with the assets of an ERISA Plan, an individual retirement account or Keogh plan if JWH, JWH Securities, Inc., any additional selling agents, or any of their respective affiliates, either:

•	has investment discretion with respect to the investment of such assets;

•	has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such ERISA Plan, individual retirement account or Keogh plan; or

•	is an employer maintaining or contributing to such ERISA Plan, individual retirement account or Keogh plan.

Subscribing for units does not create an ERISA Plan, individual retirement account or Keogh plan. If you are considering the purchase of units on behalf of an ERISA Plan, individual retirement account or Keogh plan, you must first ensure that such plan has been properly established in accordance with ERISA and/or the Internal Revenue Code and the regulations and administrative rulings thereunder, and that such plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of such plan who decides to or is instructed to do so may subscribe for units in the Fund, subject to the applicable minimum subscription requirement.

Government plans, certain church plans and non-U.S. plans may be subject to certain federal, state, local or non-U.S. laws, rules or regulations materially similar to ERISA and/or Section 4975 of the Internal Revenue Code. Before investing in a series of units, fiduciaries of such plans should determine whether such an investment is consistent with these applicable similar laws, rules or regulations.

The offering of units and acceptance of subscriptions on behalf of ERISA Plans, individual retirement accounts or Keogh plans is in no respect a representation by JWH, JWH Securities, Inc., any additional selling agents or the Fund that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan.

FIDUCIARIES OF ERISA PLANS, INDIVIDUAL RETIREMENT ACCOUNTS, KEOGH PLANS OR PLANS SUBJECT TO SIMILAR LAWS AS DESCRIBED ABOVE THAT ARE

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISORS TO DETERMINE THE CONSEQUENCES UNDER ERISA, THE INTERNAL REVENUE CODE OR SIMILAR LAWS AS DESCRIBED ABOVE OF AN INVESTMENT IN THE FUND, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND APPLICABLE LAW.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Introduction

JWH has been advised by counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in the Fund. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft LLP, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changed could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under ‘‘Certain ERISA Considerations,’’ the summaries do not address the tax implications of an investment in the Fund by corporations, partnerships, trusts, or other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Fund may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor’s personal investment circumstances. A complete discussion of all federal, state, and local tax aspects of an investment in the Fund is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.

Partnership Status

JWH has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion under current federal income tax law, the Fund will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of the Fund consists of buying and selling futures, options, and forward contracts, and at least 90% of the Fund’s gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each the Fund and JWH, as general partner, does not intend to request such a ruling.

If the Fund were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the Fund would not be passed through to its partners, and the Fund would be subject to tax on its own income at the rates applicable to corporations without deductions for any distributions to its partners. In addition, all or a portion of any distributions by the Fund to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that the Fund will be treated as a partnership for federal income tax purposes.

Partnership Taxation

Partners, Rather than a Partnership, are Subject to Federal Income Tax.    The Fund will not pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his or her distributive share of all items of partnership income, gain, loss, deduction, and credit for the Fund’s taxable year ending within or with the partner’s taxable year. A limited partner must report and pay tax on his or her share of partnership income for a particular year whether or not he has received any distributions from the Fund in the year. The characterization of an item of profit or loss will usually be determined at the partnership level.

Syndication Expenses.    Neither the Fund and nor any of its partners will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing units, including any service fees or portions of the general partner fees that are paid over to the selling agents and reimbursements for prior upfront payments to selling agents).

Allocation of Partnership Profits and Losses.    In general, each limited partnership allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Recognized capital (or ordinary) gain or loss is generally allocated among all partners based upon their respective capital accounts. However, recognized capital (or ordinary) gain or loss is allocated first to partners who have redeemed units in the Fund during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining recognized capital (or ordinary) gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

The special allocation of the Fund’s gain or loss upon a redemption of units, which retains the same character as in the hands of the Fund, may alter the character of a redeeming limited partner’s income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such limited partner.

These allocations are designed to reconcile tax allocations to economic allocations. However, JWH cannot assure you that the Internal Revenue Service will not challenge such allocations, including each partnership’s tax allocations in respect of redeemed units.

If the allocation provided by each limited partnership is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the other partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

Cash Distributions and Redemptions

Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner’s units normally will not result in additional taxable income or loss to the limited partner. However, distributions by the Fund and amounts received upon the partial or complete redemption of a limited partner’s units will be taxable to the limited partners to the extent cash distributions by a partnership or amount received upon redemption by a limited partner exceed such partner’s adjusted tax basis in his or her units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all a limited partner’s units, the partner has any tax basis in his or her units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See ‘‘Redemptions’’ beginning on page •. Generally, if a limited partner is not a ‘‘dealer’’ with respect to his or her interest in the partnership and he has held his or her interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

Units Acquired for Interest Accrued on Escrow Account.    During the initial offering, subscription funds will be held in escrow until the initial closing and pending the acceptance of the investors’ subscription applications. Interest accruing on the escrowed subscription funds will be used to acquire additional units for investors whose subscription applications are accepted and will be returned in cash to investors whose subscription applications are rejected. Such interest is taxable as ordinary interest income to the investors, whether applied to the purchase of units or returned to such investors.

Gain or Loss on Trading Activity

Nature of Partnership Income.    The Fund does not expect to hold its futures, forwards, or options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by the Fund from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to the Fund will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.

Mark-to-Market.    Section 1256 contracts held at the end of the Fund’s taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss and long-term capital gain or loss to the extent of 60% of the gain or loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the Fund expects that a majority of their trading activities will be conducted in Section 1256 contracts, the Fund also expects that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked-to-market under Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

Gain or Loss on Non-Section 1256 Contracts.     Except as described below with respect to ‘‘Section 988 transactions’’ entered into by a ‘‘qualified fund’’ or as a result of a ‘‘mixed straddle account’’ election, gain or loss with respect to contracts that are not Section 1256 contracts will be taken into account for tax purposes only when realized.

Straddles.    If the Fund incurs a loss upon the disposition of any position which is part of a ‘‘straddle’’ (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the Fund recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified ‘‘short sale’’ rules may apply to positions held by the Fund so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. In addition, the holding period of any position that is part of a straddle is terminated and does not begin before the first day on which the position is not part of a straddle, unless the position was held for the long-term capital gain holding period before first becoming part of a straddle.

For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the Fund, the limited partner will be treated as holding the Fund’s position, except to the extent otherwise provided in regulations. Accordingly, positions held by a Fund may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his or her own account, and positions held by a limited partner for his or her own account may limit his or her ability to deduct realized losses sustained by a Fund. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Fund will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the Fund makes. First, the Fund may treat the Section 1256 contract as a non-Section 1256 contract, and the mixed straddle would be subject to the rules governing straddles comprised solely of non-Section 1256 contracts. Second, the Fund may identify the positions of a particular straddle as an ‘‘identified mixed straddle’’ under Section 1092(b)(2) of the Internal Revenue Code and, thereby, net the gain or loss attributable to the offsetting positions. Third, the Fund may place the positions in a ‘‘mixed straddle account’’ which is marked-to-market daily. Under this alternative, gain or loss for positions in the mixed straddle account will be recognized daily. Fourth, if the Fund does not make any of the elections listed above, the loss on all such positions will be treated as 60% long-term and 40% short-term, while any gain would be treated as 60% long-term and 40% short-term or all short-term depending upon whether the net gain was attributable to Section 1256 contracts or non-Section 1256 contracts, respectively.

If the Fund decides to elect and maintain one or more mixed straddle accounts, all open positions included in such accounts would be required to be marked-to-market on a daily basis and gains and losses would be required to be netted on each day. If the Fund elects to establish one or more mixed straddle accounts, it is possible that all trading positions of the Fund in respect of commodities (other than financials and currencies) could be treated as marked-to-market on a daily basis. The annual net gain or loss from the mixed straddle accounts would be recognized in each taxable year of the Fund. No more than 50% of total annual account net gain for the taxable year can be treated as long-term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short-term capital loss.

Any loss incurred by the Fund with respect to an ‘‘identified straddle’’ involving non-Section 1256 contracts is treated as sustained not earlier than the day on which the Fund disposes of all positions comprising the identified straddle. Such loss is not deferred even though the Fund continues to hold other positions that offset the loss portion of the identified straddle. An identified straddle (for these purposes, as opposed to those described in the subparagraph concerning mixed straddles, immediately above) is one which was clearly identified as such on the Fund's records on the day on which the straddle was acquired, which is not part of a larger straddle and in which all of the original positions were acquired on the same day and were either disposed of on the same day during the taxable year or remained intact as of the close of the taxable year.

Swaps.    The Fund may acquire certain derivative instruments such as swap contracts which are generally governed by the federal income tax rules applicable to notional principal contracts (e.g., interest rate swaps, commodity swaps, caps, floors and collars). Income or deductions with respect to a swap may be attributable to periodic payments, nonperiodic payments and termination payments.

Periodic payments under a swap are payments made or received that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index or fixed rate, and are based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party’s payments.

Payments under a swap that are not periodic payments or termination payments are ‘‘nonperiodic payments.’’ Nonperiodic payments generally must be recognized over the term of a swap in a manner that reflects the economic substance of the contract. However, nonperiodic payments under a notional principal contract may be amortized under certain alternative methods.

Periodic payments attributable and the portion of any nonperiodic payment allocable to any taxable year generally are netted, and the net amount received or paid generally should constitute ordinary income or an ordinary deduction, respectively, for that year. In the case of a limited partner who is an individual, estate or trust, any net payment made may be treated as a miscellaneous itemized deduction and may be subject to restrictions on their deductibility. Also, a net payment may not be deductible by such limited partner for purposes of the alternative minimum tax.

As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a ‘‘significant’’ nonperiodic payment is divided into two components for federal income tax purposes: an on-market notional principal contract with periodic payments and a loan.

A termination of a swap (including, in certain circumstances, an assignment of the swap by the swap counterparty) will be treated as a termination resulting in a termination payment by or to the

Fund equal to the then fair market value of the contract. Gain or less upon the termination of such a notional principal contract may be treated as capital gain or loss depending on the index to which the swap relates.

Taxation of Foreign Currency Transactions.    Certain of the trading activities of the Fund will be ‘‘Section 988 transactions.’’ Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 contracts is characterized as capital gain or loss. If the Fund engages in Section 988 transactions which are not Section 1256 contracts of the type described in the preceding sentence and if the Fund is otherwise eligible, JWH may elect to have the Fund be treated as a qualified fund. If such election is made, the Fund intends to treat gain or loss with respect to substantially all of the Fund’s transactions with a foreign currency component (other than foreign currency contracts which are Section 1256 contracts) as short-term capital gain or loss, and the contracts themselves as subject to the mark-to-market system of taxation. It is possible that the Internal Revenue Service might assert that certain of these contracts should be taken into account for tax purposes only when realized. If the Fund so elects but fails to meet the requirements of electing qualified fund status in a taxable year, (i) a net loss recognized by the Fund in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades by the Fund will be characterized as a capital loss, and (ii) a net gain recognized by the Fund in such taxable year with respect to certain contracts will be characterized as ordinary income.

Other elections are available under Section 988 of the Internal Revenue Code that can change the character of certain contracts from ordinary gain/loss to capital gain/loss. Any such elections may be made at the sole discretion of the Fund's general partner. You should discuss Section 988 with your tax advisor and decide what, if any, elections you should make based upon your individual facts and circumstances.

Taxation of Limited Partners

Limitations on Deductibility of Partnership Losses.    The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his or her units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is ‘‘at risk’’ with respect to the units as of the end of the partnership’s taxable year in which such loss occurred.

Generally, a limited partner’s initial tax basis will be the amount paid for each unit. A limited partner’s adjusted tax basis will be his or her initial tax basis reduced by the limited partner’s share of partnership distributions, losses, and expenses and increased by his or her share of partnership income and gains. The amount for which a limited partner is ‘‘at risk’’ with respect to his or her units in a partnership is generally equal to his or her tax basis for the units, less: any amounts borrowed in connection with his or her acquisition of the units for which he is not personally liable and for which he has pledged no property other than his or her units; any amounts borrowed from persons who have a proprietary interest in the Fund; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner’s share of the Fund’s net capital losses, if any, will not materially reduce his or her federal income tax on his or her ordinary income. In addition, certain expenses of the Fund might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his or her deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

Limitations on Deductibility of Passive Losses.    The Fund’s income will not be treated as a ‘‘passive activity’’ for purposes of the limitation on the deduction of passive activity losses.

Limited Deduction of Certain Expenses.    Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual’s adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. This further limitation on itemized deductions is reduced for taxable years beginning after December 31, 2005 and before January 1, 2010, and does not apply for taxable years beginning after December 31, 2009 and before January 1, 2011. For taxable years beginning after December 31, 2010, this limitation is again applicable, without reduction. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

The Fund intends to report the management fee, the general partner fee and certain other expenses of the Fund as trade or business expenses and therefore as fully deductible expenses, which are not subject to the 2% limitation and 3% phase-out. However, the Internal Revenue Service may assert that expenses of the Fund, such as the general partner fee and the management fee are subject to the 2% floor and 3% phase-out. The Internal Revenue Service could also assert that the profit share allocation should be recast as an incentive fee, payable to JWH, that should be subject to the 2% limitation and the 3% phase-out, as investment expenses. Further, the Internal Revenue Service could take the position that a portion of such expenses constitutes non-deductible syndication expenses.

There can be no assurance that the Internal Revenue Service will not attempt to reallocate Fund expenses in a manner which adversely affects your interest as a limited partner or will not seek to recharacterize a portion or all of the Fund expenses as investment expenses that are subject to the 2% floor and 3% phase-out discussed above. If the Internal Revenue Service is successful in such an attempt, you may not be able to deduct a substantial amount of the expenses of the Fund. Further, in such case, individual investors could not deduct any expenses recast as investment expenses in calculating their alternative minimum tax.

Tax Liability Will Exceed Distributions.    Under federal tax laws, a limited partner must report and pay tax on his or her share of any partnership income each year, even though JWH does not intend to make any distributions from the Fund.

Tax on Capital Gains and Losses.    In general, for individuals, trusts, and estates, ‘‘long-term capital gains’’ are currently taxed at a maximum marginal tax rate of 15% for gains recognized in taxable years beginning on or before December 31, 2008. ‘‘Short-term capital gains’’ and other ordinary income generally are currently taxed at a maximum marginal tax rate of 35%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 (or $1,500, in the case of a married individual filing a separate return). Accordingly, the Fund could incur significant losses, but a limited partner would still be required to pay taxes on the limited partner’s share of the partnership’s interest income. Excess capital losses may be carried forward.

Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer’s election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

Alternative Minimum Tax.    The alternative minimum tax for individuals is imposed on ‘‘alternative minimum taxable income’’ in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the Fund. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

Limitation on Deductibility of Interest on Investment Indebtedness.    Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner’s distributive share of net partnership income and any gain from the disposition of units will generally be treated as investment income, except that any long-term capital gain recognized in respect of or from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on such gain. Interest expense incurred by a limited partner to acquire his or her units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

Taxation of Foreign Investors.    The federal income tax consequences to a nonresident alien individual investor (a ‘‘foreign investor’’) will depend upon whether the Fund is engaged in a U.S. trade or business for federal income tax purposes. The Fund intends to qualify for an exemption from trade or business characterization which applies to partnerships trading only stock, securities or commodities of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated at such places (and to activities incident to such trading). There are no assurances that the Fund will be able to continually satisfy this test. If it does satisfy the test, a Foreign Investor who is not a securities or commodities ‘‘dealer,’’ who does not have certain present or former connections with the United States (e.g., is not present in the United States 183 days or more during his or her tax year or, in certain limited circumstances, prior taxable years), and who is not engaged in a trade or business within the United States during the taxable year or, in certain limited circumstances, prior taxable years to which income, gain, or loss from the Fund is treated as effectively connected, should not be subject to federal income tax with respect to trading gains and losses solely as a result of investing in the Fund. Capital gains earned by the Fund and allocated to such a foreign investor will, as a general rule, not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the foreign investor is resident, organized or operating. In the event that the Fund were found to be engaged in a U.S. trade or business, a foreign investor would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates In the case of a foreign investor which is a foreign corporation, an additional 30% ‘‘branch profits’’ tax might be imposed. Furthermore, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a foreign investor under Section 1446 of the Internal Revenue Code.

A foreign investor is not subject to U.S. tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills that have a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such foreign investor is not engaged in a trade or business within the U.S. during a taxable year. Additionally, a foreign investor not engaged in a trade or business within the U.S. is generally not subject to U.S. tax on interest income (other than certain so-called ‘‘contingent interest’’) attributable to obligations issued after July 18, 1984 that are in registered form if the foreign investor timely provides the relevant partnership with a correct complete and executed Internal Revenue Service Form W-8BEN.

Prospective foreign investors who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

The estate of a deceased foreign investor may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign investor.

Foreign persons should consult their own tax advisors before deciding whether to invest in the Fund.

Tax Elections.    The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, JWH, as general partner, does not presently intend to make such an election for the Fund. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed. In addition, Sections 734 and 743 of the Internal Revenue Code provide for mandatory adjustments to the basis of partnership property if the Fund distributes property to a partner and the basis of the property would have been reduced by more than $250,000 had a Section 754 election been in effect, or a partner assigns or otherwise transfers (including by reason of death) all or part of its interest in the Fund at a time when the Fund’s basis in its assets exceeds the fair market value of those assets by more than $250,000.

Tax Returns and Information.    The Fund will file its information return using the accrual method of accounting. By March 15 of each year, the Fund will furnish to you (and any assignee of a unit of any limited partner) copies of (i) the Fund’s Schedule K-1 indicating your distributive share of tax items, and (ii) such additional information as is reasonably necessary to permit you to prepare your own federal and state tax returns. From time to time partnerships have experienced delays in providing Form K-1 to their partners prior to April 15 for use by partners in filing their income tax returns. It is possible that unanticipated events could cause a delay in the Fund providing your K-1 to you. As a result, you may be required to obtain extensions of the filing date for your income tax returns at the federal, state and local level. The Fund’s tax returns will be prepared by independent certified public accountants selected by JWH.

Partnership’s Taxable Year.    The Fund’s taxable year will be the calendar year, unless otherwise required under the Internal Revenue Code.

Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors.    Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not ‘‘debt-financed.’’

Tax Audits

All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by the Fund, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. JWH will represent the Fund during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by JWH of the commencement of an audit of the Fund. In general, JWH may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that JWH does not have the authority to settle on behalf of the limited partner. If the audit of the Fund results in an adjustment, all partners may be required to pay additional taxes, interest, and penalties.

The period for assessing a deficiency against a partner in the Fund with respect to a partnership item is the later of three years after the Fund files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, JWH may consent on behalf of the Fund to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner’s federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

 STATE AND LOCAL INCOME TAX ASPECTS

The Fund may be subject to Florida Intangible Personal Property Tax because it conducts operations from that state. This tax is .001% of the Fund's assets, allocated on the market value of those assets as of January 1 of each year.

In addition to the federal income tax consequences described herein, the Fund and you, as a limited partner may be subject to state and local taxes. Certain states or jurisdictions in which the Fund conducts business may require you to file tax returns and may impose a tax on your share of Fund income derived from activities in such other states or localities. Taxable income for state and local purposes may vary from federal taxable income, and you could be liable for state or local tax even though you have no federal income tax liability attributable to your investment in the Fund. You should consult with your tax advisor regarding state and local tax considerations of an investment in the Fund.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

 LEGAL MATTERS

Legal matters in connection with the offering of the units, including the discussion of the material federal income tax considerations, have been passed upon for the Fund and JWH by Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281. Cadwalader, Wickersham & Taft LLP also has acted as counsel for JWH Securities, Inc. in connection with the offering of units. Cadwalader, Wickersham & Taft LLP may advise JWH with respect to its responsibilities as general partner of, and with respect to matters relating to, the Fund.

 EXPERTS

The statement of financial condition of JWH GlobalAnalytics® Fund, L.P. as of May 18, 2006, included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statement of financial condition of John W. Henry & Company, Inc. as of December 31, 2005, included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

The Fund filed a registration statement with the SEC. This prospectus is part of the registration statement , but does not include all of the information or exhibits in the Fund’s registration statement.

You may read the registration statement, or obtain a copy by paying prescribed charges, at the SEC’s public reference rooms located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statement is also available to the public from the SEC’s website at http://www.sec.gov.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

JWH GlobalAnalytics® Fund, L.P.
•, 2006

This prospectus is in two parts: a Disclosure Document and a Statement of Additional Information.
These parts are bound together and may not be distributed separately.

MANAGED FUTURES FUNDS IN GENERAL

Managed futures funds, like the Fund, offer investors significant investment advantages. This section provides an overview of these types of funds, and discusses the benefits of managed futures funds relative to a portfolio of traditional equity and fixed income investments.

General Definition of Managed Futures Funds

Managed futures funds refer to professionally managed pooled investments that invest in a broad portfolio of markets using futures and forward contracts. Funds usually trade global markets grouped in six broad categories, or market sectors: interest rates, currencies, global stock indices, energies, precious and base metals and agricultural commodities. Given this wide variety of markets, the set of opportunities available for potential returns is much larger than would be the case with traditional equity and fixed income investments.

Managed futures funds select one or more professional managers and encompass a wide variety of manager types, which vary by the style of trading, the time horizon used to analyze the markets and the markets traded. Some managers focus on a single market sector like currencies, while other managers are broadly diversified across many asset classes. The time horizon used in analyzing the markets may also differ between managers. Some managers concentrate on day-to-day swings in markets, while other managers take a longer-term approach.

General Types of Managed Futures Funds

Managed futures funds can be categorized first by their manager’s style or method of analyzing markets. Market analysis is usually either fundamental or technical. Fundamental managers look at factors such as market supply and demand, macroeconomic indicators, and other types of external information with an aim toward understanding market direction in order to make a price forecast. These managers believe that their understanding of markets is superior to the aggregation of opinions which are reflected in prices. They may profit from taking positions in anticipation of market moves. Their forecast could be for a trend or for a price reversal to what they believe is ‘‘fair value’’.

The majority of managed futures fund managers employ a technical style. Rather than analyzing fundamental inputs, they examine outputs, prices and other data which result from trading. There are many different ways to technically analyze the markets, with factors including price data, volume and open interest in a particular contract, flow of funds, specific technical patterns evidenced in the price charts, and many others.

Technical traders can be either systematic or discretionary. Discretionary traders may use the same inputs as systematic traders, but make decisions based on their judgment of what they believe the technical indicators may be telling them. Discretionary traders often use inputs to assess markets, and then invest at the time of their choice. Systematic traders use inputs in a disciplined fashion and directly follow model signals.

Managed futures funds may either have a short-term or longer-term trading focus or some combination of both. For example, some systematic technical traders trade intra-day, trying to capitalize on the ebbs and flows that may occur over a few minutes or hours. Other managers concentrate on a few weeks or months as their significant time horizon, attempting to make bigger gains on fewer trades, while still trying to limit performance volatility. JWH considers itself to be this type of manager.

No one method of investing works under all market conditions, and each method has its own strengths and weaknesses. Some funds have diversified the managers trading the fund’s assets. While this can dampen the volatility associated with using a single trading method, it can also limit the amount of profits which can be made during favorable market periods if managers are trading different styles.

Substantial Investor Participation

In 1980, client assets in the managed futures industry were estimated at approximately $300 million. As of the end of March 2006, the estimate had grown to approximately $135 billion.

Managed futures assets above are invested in a wide range of different products, including single-advisor and multi-advisor funds, and individual managed accounts.

The Potential Benefits of Incorporating Managed Futures into a Portfolio

Managed futures funds often behave differently from long-only investments (regardless of the underlying market) for several reasons. The ability of managed futures funds to take long and short positions means that profitability is not limited to periods when prices rise. Declines may also offer profit potential. While no assurance can be made that profits will be made by managed futures funds during declines, it is significant that returns may be independent of market direction.

Managed futures funds have the ability to choose the market sector in which they invest, and adjust the allocations as opportunities shift. A fund, for example, which is benchmarked to a stock index may not have this flexibility. Having the ability to go either short or long in a market, combined with the ability to shift market exposures gives a managed futures fund the potential to behave very differently from any long-only single market type investment.

Another factor differentiating performance of managed futures funds and long-only investments is the ability to leverage positions. Managed futures funds inherently use leverage in the instruments they trade. They can do so without borrowing money, as the instruments themselves allow for control of positions with a face value larger than the cash invested. While this can increase risk, it also allows for proportionately greater profits than the size of a given market move.

Non-Correlation – An Important Component of Risk Reduction

Managed futures investments have often performed differently than stocks and bonds, as well as alternative investments. This creates the potential to profit from holding managed futures during different economic cycles, while reducing the portfolio concentration of traditional long equity and debt holdings. Because managed futures have historically had a low correlation with other alternative investments, they may add diversification value to traditional portfolios. The gains from diversification can be seen through analyzing efficient frontiers. (Non-correlation is not negative correlation; managed futures’ performance historically has not been opposite, but rather unrelated, to stocks and bonds.)

SUPPLEMENTAL PERFORMANCE AND STATISTICAL INFORMATION FOR
JWH GLOBALANALYTICS®

Annualized Pro Forma Returns

The following column graph represents the compound annualized pro forma rate of return of JWH GlobalAnalytics® (‘‘JWH GlobalAnalytics®’’ or ‘‘JWH GA’’) for the 1, 3 and 5 year periods and since inception of the program, June 1997 through April 30, 2006. Pro forma performance is actual composite program performance adjusted for fees and expenses that the Fund will incur, rather than those that JWH GlobalAnalytics® accounts paid historically.

Compounded Annualized JWH GlobalAnalytics® Pro Forma Performance
as of April 30, 2006

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the column graph above.

Non-Correlation Data

The following table provides detailed monthly breakdown for information used to create graphs and charts and compares the JWH GlobalAnalytics® pro forma performance since inception with the S&P 500® (assuming the reinvestment of all dividends), the Lehman Brothers Long-Term Government Bond Index (including all interest paid), Morgan Stanley Commodity Index EAFE and certain HFR Hedge Fund Indices. See the notes beginning on page 93 for a description of each of these indices. Past performance, including past non-correlation patterns, is not indicative of future results.

Comparison of Pro Forma Performance of JWH GlobalAnalytics® and Certain Market Indices
June 1, 1997 - April 30, 2006

Date	JWH GA pro forma	S&P 500®	Lehman Long Government Index	MSCI EAFE	HFR Convertible Bonds	HFR Event Driven	HFR Merger Arb	HFR Equity Hedge	HFR Fund of Funds	HFR Statistical Arb	HFR Fixed Income Arb	HFR Equity Mkt Neutral
Jun 1997	2.83%	4.48%	1.94%	5.51%	3.61%	2.65%	2.13%	1.97%	2.50%	2.16%	0.67%	1.54%
Jul 1997	7.41%	7.96%	5.88%	1.62%	3.82%	2.72%	1.60%	5.05%	4.64%	3.60%	0.58%	2.17%
Aug 1997	−4.24%	−5.60%	−2.76%	−7.47%	0.31%	0.52%	1.04%	1.35%	−0.32%	−0.25%	0.40%	0.21%
Sep 1997	3.22%	5.48%	2.72%	5.60%	3.65%	3.59%	2.13%	5.69%	2.78%	2.21%	0.51%	2.18%
Oct 1997	0.46%	−3.34%	3.36%	−7.69%	−3.44%	0.45%	0.84%	0.39%	−1.44%	1.31%	−0.37%	1.36%
Nov 1997	0.42%	4.63%	1.34%	−1.02%	−1.02%	1.36%	2.02%	−0.93%	−0.51%	1.44%	−0.14%	0.53%
Dec 1997	4.43%	1.72%	1.67%	0.87%	1.87%	1.49%	1.90%	1.42%	1.05%	1.53%	0.71%	0.67%
Jan 1998	−2.15%	1.11%	2.01%	4.57%	0.58%	0.25%	0.96%	−0.16%	−0.96%	−0.05%	0.39%	0.54%
Feb 1998	−1.20%	7.21%	−0.70%	6.42%	5.19%	3.36%	1.89%	4.09%	1.90%	1.47%	1.28%	0.76%
Mar 1998	4.52%	5.12%	0.21%	3.08%	5.02%	2.93%	1.05%	4.54%	4.01%	1.85%	1.34%	1.26%
Apr 1998	−5.10%	1.01%	0.38%	0.79%	1.28%	0.31%	1.59%	1.39%	0.91%	0.52%	1.03%	0.66%
May 1998	5.58%	−1.72%	1.91%	−0.49%	−1.35%	−1.19%	−0.60%	−1.27%	−0.93%	1.11%	0.19%	0.48%
Jun 1998	−2.16%	4.06%	2.32%	0.76%	−1.84%	0.31%	0.50%	0.50%	−0.55%	1.90%	−1.31%	1.69%
Jul 1998	0.33%	−1.07%	−0.44%	1.01%	−1.61%	−0.57%	−0.57%	−0.67%	−0.21%	−0.39%	1.69%	−0.27%
Aug 1998	11.55%	−14.46%	4.43%	−12.39%	−11.51%	−8.90%	−5.69%	−7.65%	−7.47%	−1.03%	−1.18%	−1.67%
Sep 1998	7.06%	6.41%	3.59%	−3.07%	1.15%	−0.62%	1.74%	3.16%	−2.55%	0.15%	−6.45%	0.81%
Oct 1998	−0.60%	8.13%	−1.58%	10.42%	3.70%	1.25%	2.14%	2.47%	−1.96%	0.60%	−6.09%	−0.61%
Nov 1998	−5.69%	6.06%	0.87%	5.12%	5.08%	2.43%	2.33%	3.84%	1.44%	1.38%	−1.42%	0.85%
Dec 1998	4.62%	5.76%	−0.18%	3.94%	2.83%	2.73%	1.94%	5.39%	1.60%	2.24%	0.15%	3.59%
Jan 1999	−2.15%	4.18%	0.91%	−0.30%	4.28%	1.65%	0.71%	4.98%	1.41%	−0.98%	1.17%	0.15%
Feb 1999	4.12%	−3.11%	−4.82%	−2.38%	−1.44%	−0.48%	0.25%	−2.41%	−0.22%	−1.14%	1.09%	−1.33%
Mar 1999	−4.25%	4.00%	−0.28%	4.17%	1.12%	2.06%	1.05%	4.05%	2.08%	−2.00%	1.31%	−0.76%
Apr 1999	3.32%	3.87%	0.12%	4.05%	7.56%	5.13%	1.31%	5.25%	3.26%	−0.23%	0.11%	−0.65%
May 1999	2.94%	−2.36%	−1.54%	−5.15%	−0.78%	2.00%	2.04%	1.22%	0.84%	0.49%	−0.03%	0.17%
Jun 1999	2.95%	5.55%	−1.09%	3.90%	0.70%	2.93%	1.61%	3.80%	2.84%	1.98%	1.32%	2.02%
Jul 1999	−2.75%	−3.12%	−0.54%	2.97%	2.36%	0.81%	1.38%	0.61%	0.73%	1.23%	0.65%	1.91%
Aug 1999	−0.87%	−0.50%	−0.35%	0.37%	1.11%	−0.78%	0.52%	0.04%	0.11%	0.02%	−0.34%	0.70%
Sep 1999	−1.32%	−2.74%	0.70%	1.01%	−0.04%	1.62%	1.25%	0.35%	−0.12%	0.02%	0.25%	0.85%
Oct 1999	−9.42%	6.33%	0.06%	3.75%	0.16%	0.42%	0.69%	2.33%	1.27%	0.44%	0.25%	0.44%
Nov 1999	3.47%	2.03%	−0.65%	3.47%	8.94%	3.38%	2.23%	6.76%	4.91%	−0.07%	1.07%	1.05%
Dec 1999	1.93%	5.89%	−1.49%	8.98%	8.61%	3.39%	0.46%	10.88%	6.85%	0.13%	0.31%	2.39%
Jan 2000	0.18%	−5.02%	1.36%	−6.35%	1.89%	0.74%	1.63%	0.25%	1.54%	−0.88%	−0.67%	−1.19%
Feb 2000	−0.22%	−1.89%	2.93%	2.69%	5.16%	3.76%	1.88%	10.00%	5.21%	0.04%	1.31%	2.26%
Mar 2000	−5.07%	9.78%	3.25%	3.88%	2.36%	0.03%	0.82%	1.73%	0.23%	2.82%	−1.35%	0.48%
Apr 2000	−1.01%	−3.01%	−0.84%	−5.26%	−3.32%	−1.48%	2.47%	−4.19%	−3.37%	2.20%	0.51%	2.64%

Date	JWH GA pro forma	S&P 500®	Lehman Long Government Index	MSCI EAFE	HFR Convertible Bonds	HFR Event Driven	HFR Merger Arb	HFR Equity Hedge	HFR Fund of Funds	HFR Statistical Arb	HFR Fixed Income Arb	HFR Equity Mkt Neutral
May 2000	6.69%	−2.05%	−0.42%	−2.44%	−3.96%	−0.77%	1.51%	−2.44%	−1.58%	−0.31%	3.04%	0.27%
Jun 2000	−1.36%	2.47%	2.26%	3.91%	2.57%	2.92%	1.58%	4.85%	2.82%	0.86%	0.25%	1.50%
Jul 2000	−2.49%	−1.56%	1.70%	−4.19%	−0.04%	0.15%	1.19%	−1.58%	−0.22%	0.72%	−1.02%	−0.04%
Aug 2000	6.03%	6.21%	2.32%	0.87%	7.47%	2.01%	1.34%	5.35%	2.00%	1.55%	1.83%	3.06%
Sep 2000	−2.84%	−5.28%	−1.08%	−4.87%	−1.55%	0.63%	1.44%	−1.08%	−1.16%	−0.74%	0.46%	0.94%
Oct 2000	5.33%	−0.42%	1.59%	−2.36%	−4.62%	−1.32%	0.48%	−2.01%	−1.01%	1.17%	−0.50%	0.23%
Nov 2000	6.37%	−7.88%	3.14%	−3.75%	−10.55%	−2.32%	1.20%	−4.30%	−1.54%	0.16%	0.60%	1.03%
Dec 2000	10.42%	0.49%	2.53%	3.55%	−5.75%	2.39%	1.16%	3.16%	1.38%	1.03%	0.30%	2.58%
Jan 2001	−0.01%	3.55%	0.26%	−0.05%	14.42%	4.59%	1.10%	2.88%	1.93%	0.92%	2.17%	−1.57%
Feb 2001	0.88%	−9.12%	1.64%	−7.50%	−7.25%	−0.38%	0.44%	−2.56%	−0.74%	−1.76%	0.41%	2.07%
Mar 2001	6.21%	−6.34%	−0.51%	−6.67%	−5.04%	−0.25%	−0.75%	−2.30%	−0.44%	0.05%	−0.44%	1.77%
Apr 2001	−8.46%	7.77%	−2.66%	6.95%	7.04%	1.23%	0.23%	2.27%	0.69%	1.53%	1.12%	0.06%
May 2001	−1.10%	0.67%	0.13%	−3.53%	0.05%	1.94%	1.69%	0.90%	0.90%	0.01%	0.62%	0.28%
Jun 2001	−2.74%	−2.43%	0.81%	−4.09%	−0.41%	1.11%	−0.84%	−0.32%	−0.06%	−1.76%	−0.48%	0.36%
Jul 2001	−1.43%	−0.98%	3.72%	−1.82%	−2.73%	0.30%	0.93%	−1.06%	−0.43%	−0.93%	0.16%	0.45%
Aug 2001	1.03%	−6.26%	2.12%	−2.53%	−2.20%	1.29%	0.87%	−1.22%	0.18%	0.59%	1.13%	1.73%
Sep 2001	2.26%	−8.08%	0.77%	−10.13%	−5.96%	−3.26%	−2.72%	−3.73%	−1.58%	−2.00%	−1.54%	1.31%
Oct 2001	5.87%	1.91%	5.08%	2.56%	1.52%	2.07%	0.84%	1.85%	0.93%	1.84%	0.98%	0.01%
Nov 2001	−10.75%	7.67%	−4.81%	3.69%	3.53%	1.59%	0.23%	1.97%	0.36%	1.76%	0.13%	−0.36%
Dec 2001	2.89%	0.88%	−1.89%	0.59%	2.22%	1.51%	0.78%	1.99%	1.07%	1.44%	0.50%	0.46%
Jan 2002	−1.07%	−1.46%	1.24%	−5.31%	−2.54%	0.79%	0.86%	0.22%	0.45%	0.46%	0.99%	0.76%
Feb 2002	−5.83%	−1.93%	1.18%	0.70%	−1.41%	−1.37%	−0.36%	−0.89%	−0.26%	−0.61%	0.47%	−0.22%
Mar 2002	0.36%	3.76%	−4.00%	5.41%	5.18%	1.91%	0.56%	2.03%	0.78%	0.74%	0.17%	0.06%
Apr 2002	−2.83%	−6.06%	3.82%	0.66%	2.04%	0.28%	−0.04%	0.17%	0.64%	−1.02%	0.90%	0.99%
May 2002	2.47%	−0.74%	0.33%	1.27%	2.05%	−0.33%	−0.25%	0.00%	0.44%	0.73%	0.66%	0.03%
Jun 2002	14.99%	−7.12%	1.83%	−3.98%	−9.30%	−3.82%	−1.23%	−2.63%	−0.88%	−1.80%	0.93%	0.05%
Jul 2002	9.13%	−7.80%	3.09%	−9.87%	−9.59%	−4.35%	−1.90%	−3.93%	−1.34%	−2.71%	1.51%	−0.27%
Aug 2002	5.69%	0.66%	4.43%	−0.23%	−0.44%	0.37%	0.50%	0.28%	0.33%	0.94%	0.89%	0.53%
Sep 2002	6.55%	−10.87%	4.11%	−10.74%	−5.27%	−1.49%	−0.44%	−1.96%	−0.45%	−1.61%	0.68%	−0.25%
Oct 2002	−7.62%	8.80%	−2.88%	5.37%	−0.51%	0.70%	0.36%	0.56%	−0.20%	0.70%	−0.09%	−0.29%
Nov 2002	−7.90%	5.89%	−1.07%	4.54%	9.05%	2.92%	0.59%	2.67%	0.84%	0.02%	−0.05%	−0.91%
Dec 2002	12.11%	−5.88%	4.15%	−3.36%	−1.57%	0.26%	0.52%	−1.13%	0.68%	1.04%	1.39%	0.51%
Jan 2003	7.73%	−2.62%	−0.34%	−4.17%	2.34%	1.31%	0.15%	−0.01%	0.84%	0.34%	0.70%	0.30%
Feb 2003	4.83%	−1.50%	3.08%	−2.30%	−0.39%	−0.10%	−0.01%	−0.78%	0.34%	−0.19%	0.83%	−0.18%
Mar 2003	−5.28%	0.97%	−1.21%	−1.96%	−0.52%	0.95%	−0.10%	−0.06%	−0.03%	0.22%	0.57%	−0.05%
Apr 2003	0.95%	8.24%	1.02%	9.80%	3.04%	3.15%	1.29%	2.43%	1.22%	0.87%	0.29%	0.36%
May 2003	8.17%	5.27%	5.70%	6.06%	4.01%	4.15%	1.76%	4.08%	2.08%	−0.76%	1.89%	0.35%
Jun 2003	−6.40%	1.28%	−1.58%	2.42%	0.65%	2.46%	0.43%	1.52%	0.67%	0.02%	0.54%	0.40%

Date	JWH GA pro forma	S&P 500®	Lehman Long Government Index	MSCI EAFE	HFR Convertible Bonds	HFR Event Driven	HFR Merger Arb	HFR Equity Hedge	HFR Fund of Funds	HFR Statistical Arb	HFR Fixed Income Arb	HFR Equity Mkt Neutral
Jul 2003	−0.10%	1.76%	−9.17%	2.42%	−0.27%	1.46%	0.71%	2.41%	0.23%	0.16%	−0.33%	−0.44%
Aug 2003	1.94%	1.95%	1.75%	2.41%	0.52%	1.95%	0.69%	2.38%	0.83%	0.29%	0.65%	0.13%
Sep 2003	−2.89%	−1.06%	5.29%	3.08%	1.17%	1.27%	0.63%	0.78%	1.18%	1.01%	1.16%	0.60%
Oct 2003	−4.74%	5.66%	−2.80%	6.23%	2.92%	2.51%	0.72%	3.12%	1.53%	1.29%	0.66%	1.06%
Nov 2003	−7.56%	0.88%	0.46%	2.22%	0.40%	1.63%	0.29%	1.14%	0.62%	0.66%	0.99%	0.20%
Dec 2003	7.09%	5.24%	1.23%	7.81%	2.51%	2.12%	0.69%	1.93%	1.55%	−0.56%	1.05%	−0.29%
Jan 2004	1.89%	1.84%	1.77%	1.41%	1.66%	2.80%	1.02%	1.95%	1.59%	1.57%	0.79%	1.07%
Feb 2004	8.54%	1.39%	2.00%	2.31%	0.80%	1.20%	0.59%	1.11%	1.10%	0.73%	1.04%	0.57%
Mar 2004	1.92%	−1.51%	1.50%	0.56%	0.57%	0.06%	0.07%	0.36%	0.45%	−0.37%	−0.19%	0.41%
Apr 2004	−11.74%	−1.57%	−5.59%	−2.26%	−0.84%	−0.56%	−0.85%	−2.08%	−0.88%	−1.70%	0.38%	−1.15%
May 2004	−4.57%	1.37%	−0.54%	0.34%	−1.37%	−0.31%	−0.14%	−0.19%	−0.87%	1.29%	0.37%	0.34%
Jun 2004	−6.08%	1.94%	0.95%	2.19%	0.95%	1.76%	0.32%	1.06%	0.24%	0.30%	0.52%	0.37%
Jul 2004	7.48%	−3.31%	1.73%	−3.25%	−1.72%	−0.93%	−1.02%	−1.88%	−0.58%	0.16%	0.45%	0.18%
Aug 2004	−7.07%	0.40%	3.74%	0.44%	0.71%	0.49%	0.20%	−0.37%	−0.01%	−0.94%	0.38%	−0.22%
Sep 2004	10.75%	1.08%	0.84%	2.61%	1.28%	1.37%	0.59%	1.99%	0.89%	0.70%	0.47%	0.79%
Oct 2004	12.26%	1.53%	1.51%	3.41%	0.52%	1.49%	0.54%	0.47%	0.78%	−0.45%	0.47%	−0.01%
Nov 2004	3.45%	4.05%	−2.19%	6.83%	2.79%	4.03%	1.62%	3.37%	2.55%	1.83%	0.55%	1.31%
Dec 2004	−2.74%	3.40%	2.31%	4.39%	2.38%	2.80%	1.10%	1.76%	1.46%	0.86%	0.60%	0.43%
Jan 2005	−7.15%	−2.44%	2.61%	−1.83%	−0.90%	−0.15%	−0.03%	−0.58%	−0.00%	−0.05%	0.56%	0.64%
Feb 2005	−2.21%	2.10%	−1.29%	4.32%	0.70%	1.38%	0.71%	2.13%	1.36%	1.14%	0.73%	1.16%
Mar 2005	5.96%	−1.77%	−0.68%	−2.51%	−1.67%	−0.20%	0.12%	−1.05%	−0.55%	−0.14%	0.19%	0.10%
Apr 2005	−10.64%	−1.90%	3.41%	−2.35%	−2.94%	−1.71%	−1.42%	−2.23%	−1.41%	−0.65%	−0.01%	−0.38%
May 2005	3.52%	3.18%	2.64%	0.05%	−0.66%	1.20%	1.62%	1.55%	0.24%	1.08%	0.18%	0.58%
Jun 2005	5.30%	0.14%	1.51%	1.33%	1.89%	1.32%	1.14%	1.96%	1.36%	0.30%	0.52%	0.84%
Jul 2005	−0.90%	3.72%	−2.62%	3.07%	2.62%	2.35%	1.12%	2.95%	1.74%	0.78%	0.97%	0.82%
Aug 2005	12.77%	−0.91%	2.96%	2.53%	0.48%	0.89%	0.71%	0.74%	0.84%	−0.47%	0.39%	0.56%
Sep 2005	2.77%	0.81%	−2.88%	4.45%	1.12%	1.00%	0.63%	2.25%	1.54%	0.76%	0.82%	0.95%
Oct 2005	−4.12%	−1.67%	−1.88%	−2.92%	−1.26%	−1.80%	−1.57%	−1.87%	−1.44%	−0.12%	0.46%	−0.30%
Nov 2005	7.64%	3.78%	0.63%	2.45%	1.49%	1.29%	1.29%	2.14%	1.68%	1.82%	0.15%	0.56%
Dec 2005	−9.92%	0.03%	2.30%	4.65%	1.75%	1.57%	1.82%	2.32%	1.98%	0.75%	0.52%	0.54%
Jan 2006	0.08%	2.65%	−0.86%	6.14%	3.09%	3.37%	3.12%	3.94%	2.89%	1.47%	0.74%	1.51%
Feb 2006	−6.10%	0.27%	0.77%	−0.22%	0.72%	0.79%	1.12%	−0.04%	0.33%	0.87%	0.75%	0.22%
Mar 2006	6.65%	1.25%	−3.42%	3.30%	1.42%	2.38%	2.11%	2.59%	1.65%	2.69%	0.38%	0.91%
Apr 2006	14.50%	1.34%	−1.93%	4.78%	2.10%	1.73%	1.22%	2.32%	2.03%	1.62%	0.99%	0.76%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above data.

The following charts illustrate the correlation of returns of a diversified portfolio of U.S. stocks, represented by the S&P 500®, to a number of alternative investment strategies, represented by the indices in the charts, as well as to JWH GlobalAnalytics® pro forma performance during the period June 1997 through April 2006. The first chart shows performance correlations of JWH GlobalAnalytics® pro forma and various indices during the 43 months of negative performance for the S&P 500® during the period presented. The second chart shows performance correlations of JWH GlobalAnalytics® pro forma and various indices during the 64 months of positive performance for the S&P 500® during the period presented. These charts demonstrate the low historical correlation of returns of the JWH GlobalAnalytics® pro forma performance to the returns of stocks and various alternative investment choices in both up and down markets for the broader stock market. There can be no assurance, however, that these non-correlated patterns will continue in the future.

Correlation of JWH GlobalAnalytics® Pro Forma and Other Indices During Negative
S&P 500® Index Return Months
(June 1997 - April 2006)

Correlation of JWH GlobalAnalytics® Pro Forma and Other Indices During Positive
S&P 500®Index Return Months
(June 1997 - April 2006)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above charts.

Notes to Non-Correlation Data

The source for all indices except the MSCI EAFE Index in the foregoing tables is Hedge Fund Research, Inc. 1-312-658-0955. The source for the MSCI EAFE Index is Morgan Stanley Capital International Inc. 1-312-706-4999.

S&P 500® is a trademark of The McGraw-Hill Companies. The S&P 500® Index tracks the stock performance of 500 U.S. companies across four industry groups. It is a market-value weighted index with each stock's weight in the index proportionate to its market value. Figures are calculated using the monthly rates of return on a compounded basis for the periods shown, and are not a sum or average of the annual rates of return.

The Morgan Stanley Capital International MSCI EAFE® Index is a market capitalization weighted equity index composed of approximately 1,000 companies in 20 developed market countries.

HFR Monthly Indices:

The HFR Indices are equally weighted hedge fund performance indices. (All performance is net of fees.) There is no required minimum net asset size for inclusion in any index nor is there a minimum period which any fund must be actively trading to be included in an index. The HFR Indices include both US and non-US hedge funds.

Set forth below and continued on the next page is a brief description of the strategies employed by hedge funds included in the various HFR Indices.

Fixed Income:    Convertible Bonds funds are primarily long only convertible bonds. Convertible bonds have both fixed income and equity characteristics. If the underlying common stock appreciates, the convertible bond's value should rise to reflect this increased value. Downside protection is offered because if the underlying common stock declines, the convertible bond's value can decline only to the point where it behaves like a straight bond.

Event-Driven is also known as ‘‘corporate life cycle’’ investing. This involves investing in opportunities created by significant transactional events, such as spin-offs, mergers and acquisitions, bankruptcy reorganizations, recapitalizations and share buybacks. The portfolio of some Event-Driven managers may shift in majority weighting between Risk Arbitrage and Distressed Securities, while others may take a broader scope. Instruments include long and short common and preferred stocks, as well as debt securities and options. Leverage may be used by some managers. Fund managers may hedge against market risk by purchasing S&P put options or put option spreads.

Equity Hedge investing consists of a core holding of long equities hedged at all times with short sales of stocks and/or stock index options. Some managers maintain a substantial portion of assets within a hedged structure and commonly employ leverage. Where short sales are used, hedged assets may be comprised of an equal dollar value of long and short stock positions. Other variations use short sales unrelated to long holdings and/or puts on the S&P 500® Index and put spreads. Conservative funds mitigate market risk by maintaining market exposure from zero to 100 percent. Aggressive funds may magnify market risk by exceeding 100 percent exposure and, in some instances, maintain a short exposure. In addition to equities, some funds may have limited assets invested in other types of securities.

Fund of Funds Composite Index invest with multiple managers through funds or managed accounts. The strategy designs a diversified portfolio of managers with the objective of significantly lowering the risk (volatility) of investing with an individual manager. The Fund of Funds manager has discretion in choosing which strategies to invest in for the portfolio. A manager may allocate funds to numerous managers within a single strategy, or with numerous managers in multiple strategies. The minimum investment in a Fund of Funds may be lower than an investment in an individual hedge fund or managed account. The investor has the advantage of diversification among managers and styles with significantly less capital than investing with separate managers.

Merger Arbitrage/Risk Arbitrage, sometimes called Risk Arbitrage, involves investment in event-driven situations such as leveraged buy-outs, mergers and hostile takeovers. Normally, the stock of an acquisition target appreciates while the acquiring company's stock decreases in value. These strategies generate returns by purchasing stock of the company being acquired, and in some instances, selling short the stock of the acquiring company. Managers may employ the use of equity options as a low-risk alternative to the outright purchase or sale of common stock. Most Merger Arbitrage funds hedge against market risk by purchasing S&P put options or put option spreads.

Equity Markets Neutral:    Statistical Arbitrage utilizes quantitative analysis of technical factors to exploit pricing inefficiencies between related equity securities, neutralizing exposure to market risk by combining long and short positions. The strategy is based on quantitative models for selecting specific stocks with equal dollar amounts comprising the long and short sides of the portfolio. Portfolios are typically structured to be market, industry, sector, and dollar neutral.

Fixed Income:    Arbitrage is a market neutral hedging strategy that seeks to profit by exploiting pricing inefficiencies between related fixed income securities while neutralizing exposure to interest rate risk. Fixed Income Arbitrage is a generic description of a variety of strategies involving investment in fixed income instruments, and weighted in an attempt to eliminate or reduce exposure to changes in the yield curve. Managers attempt to exploit relative mispricing between related sets of fixed income securities. The generic types of fixed income hedging trades include: yield-curve arbitrage, corporate versus Treasury yield spreads, municipal bond versus Treasury yield spreads and cash versus futures.

Equity Market Neutral investing seeks to profit by exploiting pricing inefficiencies between related equity securities, neutralizing exposure to market risk by combining long and short positions. One example of this strategy is to build portfolios made up of long positions in the strongest companies in several industries and taking corresponding short positions in those showing signs of weakness.

LBGI is the Lehman Bros. Long Term Government Bond Index, and consists of Treasury Bonds with at least ten years to maturity.

Source:    All data is obtained from PerTrac (a product of Strategic Financial Solutions, LLC. (2006)) 1-775-851-5880 www.pertrac.com. JWH cannot be responsible for errors or omissions from this source.

JWH GlobalAnalytics® is an actively managed portfolio of futures and forward contracts for which performance has been adjusted to reflect the fees and expenses described on page •. The foregoing indices are unmanaged indices commonly used as benchmarks. The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices. Neither the pro forma performance of JWH GlobalAnalytics® nor the market indices have been adjusted to reflect any taxes applicable to an investor in the Fund or in the investment products that track market indices.

Non-Correlation Analysis

The JWH GlobalAnalytics® pro forma performance is not expected to be opposite, but rather unrelated, to the performance of stocks, bonds, and commodities. For example, as shown in the following graphs, during the 107 month period from June 1997 to April 2006, JWH GlobalAnalytics® pro forma performance has demonstrated no significant correlation to the S&P 500®, the Lehman Brothers Government Bond Index (LBGI) and the Goldman Sachs Commodity Index (GSCI).

Non-Correlation Analysis between JWH GlobalAnalytics® Pro Forma Performance and the S&P 500®
(June 1997 - April 2006)

Out of the 107 months (since inception) shown below in the stacked bar chart, JWH GlobalAnalytics® pro forma performance frequently experienced the same directional loss or gain as the S&P 500® Index. However, as the chart shows, in 51% or 55 of 107 months, JWH GlobalAnalytics® pro forma returns were in the opposite direction of the S&P 500®.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Non-Correlation Analysis between JWH GlobalAnalytics® Pro Forma Performance and LBGI
(June 1997 - April 2006)

Out of the 107 months (since inception) shown below in the stacked bar chart, JWH GlobalAnalytics® pro forma performance frequently experienced the same directional loss or gain as the LBGI Index. However, as the chart shows, in 42% or 45 of 107 months, JWH GlobalAnalytics® pro forma returns were in the opposite direction of the LBGI.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Non-Correlation Analysis between JWH GlobalAnalytics® Pro Forma Performance and GSCI
(June 1997 - April 2006)

Out of the 107 months (since inception) shown below in the stacked bar chart, JWH GlobalAnalytics® pro forma performance frequently experienced the same directional loss or gain as the GSCI. However, as the chart shows, in 40% or 43 of 107 months, JWH GlobalAnalytics® pro forma returns were in the opposite direction of the GSCI.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The following chart compares the JWH GlobalAnalytics® pro forma performance for the period June 1997 through April 2006 with the S&P 500® (assuming the reinvestment of all dividends) and a portfolio consisting 10% of the Fund and 90% of the S&P 500® (assuming the reinvestment of all dividends, and a rebalancing annually). The chart begins with 1000 as the arbitrary starting point for each graph and tracks the monthly rates of return for each.

JWH GlobalAnalytics® pro forma versus the S&P 500® and a Portfolio of 10% Allocation to the JWH GlobalAnalytics® pro forma and a 90% allocation to the S&P 500®
(June 1997 - April 2006)

PAST PERFORMANCE, INCLUDING HYPOTHETICAL PERFORMANCE, IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above chart.

Past performance, including past pro forma performance and past non-correlation patterns, is not indicative of future results. The comparison of JWH GlobalAnalytics®, an actively managed investment, to passive indices of general securities returns has certain inherent material limitations.

Graphic comparisons of securities indices and JWH GlobalAnalytics® pro forma performance may not adequately reflect all differences between the securities and futures markets or between passive and managed investments. JWH does not recommend that any investor allocate more than 10% of his or her portfolio to the Fund.

Volatility

Volatility, as measured by the standard deviation of returns, is a common investment industry measure of risk. To understand how JWH GlobalAnalytics® pro forma may be analyzed when comparing historical volatility among other indices, ‘‘upside’’ and ‘‘downside’’ volatility must be defined. Downside volatility is movement from the mean downwards. Upside volatility is movement from the mean upwards. In other words, downside volatility reflects the performance below the average monthly return and upside volatility reflects performance above the average monthly return. The mean is derived by calculating the average of all of the monthly returns from June 1997 (inception of JWH GlobalAnalytics®) through April 2006. Standard deviation measures the variability of a probability distribution. Figures are annualized using the monthly rates of return from June 1997 through April 2006. During large dislocations in the marketplace, JWH GlobalAnalytics® pro forma performance historically had higher volatility relative to other indices, which means that there may be greater risk involved with an investment in the Fund, but there is also a greater potential for higher returns overall.

The overall volatility is the standard deviation of all of the returns from inception of JWH GlobalAnalytics® on a pro forma basis and the indices shown below. The upside volatility for JWH GlobalAnalytics® pro forma performance and each of the indices shown in the chart below was derived by taking the standard deviation of all the returns greater than the mean for that specific product. The downside volatility for the JWH GlobalAnalytics® pro forma performance and each of the indices shown in the chart below was derived by taking the standard deviation of all the returns less than the mean for that specific product.

Annualized Standard Deviation of Monthly Returns
(June 1997 - April 2006)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above chart.

As illustrated above, JWH GlobalAnalytics® pro forma performance historically had higher overall volatility relative to most of the selected market indices. However, overall volatility by itself is not necessarily the only factor to evaluate when considering investing, and JWH GlobalAnalytics® pro forma performance historically demonstrated slightly greater upside volatility than downside volatility. There can be no assurance that this volatility pattern will continue in the future.

Efficient Frontiers

As discussed on page • and in Part One of this prospectus, by allocating a portion of the risk segment of a traditional portfolio of stocks and bonds to the Fund, an investor has the potential, if the Fund is successful, to enhance the prospects for improved performance of an overall portfolio as well as to reduce the volatility of the portfolio over time. The following graphs demonstrate the potential effects of adding managed futures, as represented by the JWH GlobalAnalytics® pro forma performance, to both a diversified stock portfolio, represented by the S&P 500®, and a traditional stock and bond portfolio, represented by a 60%/40% blend of the S&P 500® and the Lehman Brothers Government Bond Index. Adding managed futures through an investment in JWH GlobalAnalytics® would have had the potential to increase the portfolio’s overall returns while decreasing the standard deviation of returns (a common measure of risk).

The following graphs are provided for illustrative purposes only. Prospective investors should note that JWH has not managed any accounts consisting of the portfolio mixes shown in the below charts and that the charts are presented only as an illustration of the potential advantage of adding JWH GlobalAnalytics® through an investment in the Fund to a portfolio of stocks or a portfolio of stock and bonds, not as a recommendation that any investor should allocate more than 10% of his or her portfolio to the Fund. For a portfolio consisting of managed futures, stocks and bonds to outperform a portfolio consisting solely of stocks or of stocks and bonds, the managed futures component itself must outperform stocks or bonds over the period being measured. There can be no assurance that will, in fact, occur.

S&P 500® with 2% JWH GlobalAnalytics® Pro Forma Increments
(June 1997 - April 2006)

PAST PERFORMANCE, INCLUDING HYPOTHETICAL PERFORMANCE, IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above chart.

In the graph on the previous page, the addition of 10% of the JWH GlobalAnalytics® pro forma, with each dot representing a 2% increment, makes a significant difference in overall portfolio volatility and return. Once the JWH GlobalAnalytics® pro forma portion exceeds approximately 50% of the investment portfolio, however – an amount not recommended for an investor’s portfolio – standard deviation no longer decreases.

60/40 blend of S&P 500® and Lehman Brothers Government Bond Index with 2% JWH GlobalAnalytics® Pro Forma Increments
(June 1997 - April 2006)

PAST PERFORMANCE, INCLUDING HYPOTHETICAL PERFORMANCE, IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above chart.

The above graph demonstrates a similar effect with a traditional portfolio of 60% stocks and 40% bonds. As a 10% allocation to JWH GlobalAnalytics® pro forma is added (assuming a constant proportional 60/40 allocation to stocks and bonds), again volatility of the portfolio decreased, and there is a slight increase in historical performance as well.

Tables of Rolling Returns

Following are tables of trailing 1-year, 3-year and 5-year returns for the JWH GlobalAnalytics® pro forma and selected indices. These tables can help compare the returns of the S&P 500®, the LBGI and the JWH GlobalAnalytics® pro forma over the same 1, 3, 5 year periods. This can help prospective investors to see the benefits of holding these investments over longer periods of time.

1-Year Rolling Windows

Date	JWH GA pro forma	S&P 500®	Lehman Long Government Index
May 1998	16.45%	30.70%	19.22%
Jun 1998	10.80%	30.18%	19.67%
Jul 1998	3.49%	19.29%	12.52%
Aug 1998	20.56%	8.09%	20.84%
Sep 1998	25.04%	9.05%	21.87%
Oct 1998	23.72%	21.99%	16.04%
Nov 1998	16.19%	23.66%	15.50%
Dec 1998	16.39%	28.57%	13.40%
Jan 1999	16.40%	32.47%	12.18%
Feb 1999	22.67%	19.72%	7.52%
Mar 1999	12.37%	18.44%	7.00%
Apr 1999	22.34%	21.80%	6.72%
May 1999	19.28%	21.00%	3.11%
Jun 1999	25.51%	22.74%	−0.33%
Jul 1999	21.65%	20.19%	−0.43%
Aug 1999	8.11%	39.81%	−4.99%
Sep 1999	−0.35%	27.79%	−7.64%
Oct 1999	−9.19%	25.66%	−6.10%
Nov 1999	−0.37%	20.88%	−7.51%
Dec 1999	−2.93%	21.03%	−8.73%
Jan 2000	−0.62%	10.34%	−8.32%
Feb 2000	−4.76%	11.73%	−0.85%
Mar 2000	−5.58%	17.94%	2.66%
Apr 2000	−9.54%	10.13%	1.67%
May 2000	−6.24%	10.48%	2.83%
Jun 2000	−10.16%	7.26%	6.31%
Jul 2000	−9.92%	8.98%	8.70%
Aug 2000	−3.66%	16.34%	11.62%
Sep 2000	−5.14%	13.30%	9.64%
Oct 2000	10.31%	6.10%	11.32%
Nov 2000	13.40%	−4.21%	15.57%
Dec 2000	22.85%	−9.09%	20.28%
Jan 2001	22.62%	−0.89%	18.98%
Feb 2001	23.96%	−8.19%	17.49%
Mar 2001	38.70%	−21.67%	13.21%
Apr 2001	28.26%	−12.96%	11.13%
May 2001	18.90%	−10.55%	11.74%
Jun 2001	17.23%	−14.83%	10.16%
Jul 2001	18.51%	−14.33%	12.35%
Aug 2001	12.92%	−24.39%	12.13%
Sep 2001	18.85%	−26.62%	14.23%
Oct 2001	19.46%	−24.90%	18.15%
Nov 2001	0.23%	−12.22%	9.04%
Dec 2001	−6.61%	−11.88%	4.34%
Jan 2002	−7.60%	−16.15%	5.36%
Feb 2002	−13.74%	−9.51%	4.89%
Mar 2002	−18.49%	0.24%	1.21%
Apr 2002	−13.48%	−12.63%	7.94%
May 2002	−10.36%	−13.85%	8.15%
Jun 2002	5.98%	−17.99%	9.25%
Jul 2002	17.33%	−23.63%	8.58%
Aug 2002	22.75%	−17.99%	11.04%
Sep 2002	27.89%	−20.49%	14.72%
Oct 2002	11.60%	−15.11%	6.03%
Nov 2002	15.17%	−16.51%	10.20%
Dec 2002	25.50%	−22.10%	16.98%
Jan 2003	36.66%	−23.02%	15.16%
Feb 2003	52.13%	−22.68%	17.32%
Mar 2003	43.58%	−24.76%	20.73%
Apr 2003	49.18%	−13.31%	17.47%
May 2003	57.47%	−8.06%	23.76%
Jun 2003	28.18%	0.25%	19.62%
Jul 2003	17.34%	10.65%	5.39%
Aug 2003	13.18%	12.07%	2.69%
Sep 2003	3.15%	24.40%	3.85%
Oct 2003	6.36%	20.80%	3.94%
Nov 2003	6.75%	15.09%	5.55%
Dec 2003	1.97%	28.68%	2.59%
Jan 2004	−3.56%	34.57%	4.76%
Feb 2004	−0.15%	38.52%	3.66%
Mar 2004	7.44%	35.12%	6.51%
Apr 2004	−6.07%	22.88%	−0.46%
May 2004	−17.13%	18.33%	−6.34%
Jun 2004	−16.85%	19.11%	−3.93%
Jul 2004	−10.54%	13.17%	7.60%
Aug 2004	−18.44%	11.45%	9.70%
Sep 2004	−6.99%	13.87%	5.06%
Oct 2004	9.61%	9.42%	9.72%
Nov 2004	22.66%	12.85%	6.83%
Dec 2004	11.40%	10.88%	7.97%
Jan 2005	1.51%	6.23%	8.86%
Feb 2005	−8.54%	6.98%	5.35%
Mar 2005	−4.92%	6.69%	3.09%
Apr 2005	−3.74%	6.34%	12.91%
May 2005	4.42%	8.24%	16.52%
Jun 2005	17.08%	6.32%	17.17%
Jul 2005	7.95%	14.05%	12.16%
Aug 2005	31.00%	12.56%	11.32%
Sep 2005	21.56%	12.25%	7.21%
Oct 2005	3.83%	8.72%	3.63%
Nov 2005	8.03%	8.44%	6.62%
Dec 2005	0.05%	4.91%	6.61%
Jan 2006	7.85%	10.38%	3.00%
Feb 2006	3.56%	8.40%	5.15%
Mar 2006	4.24%	11.73%	2.25%
Apr 2006	33.57%	15.42%	−3.03%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above returns.

3-Year Rolling Windows (annualized)

Date	JWH GA pro forma	S&P 500®	Lehman Long Government Index
May 2000	9.21%	20.45%	8.12%
Jun 2000	7.70%	19.67%	8.24%
Jul 2000	4.28%	16.04%	6.79%
Aug 2000	7.89%	20.69%	8.62%
Sep 2000	5.73%	16.44%	7.26%
Oct 2000	7.41%	17.60%	6.65%
Nov 2000	9.49%	12.71%	7.28%
Dec 2000	11.55%	12.26%	7.58%
Jan 2001	12.36%	13.15%	6.96%
Feb 2001	13.14%	7.09%	7.79%
Mar 2001	13.75%	3.05%	7.53%
Apr 2001	12.39%	5.30%	6.44%
May 2001	9.96%	6.14%	5.81%
Jun 2001	9.75%	3.89%	5.29%
Jul 2001	9.10%	3.92%	6.74%
Aug 2001	5.56%	7.14%	5.94%
Sep 2001	3.96%	2.04%	4.97%
Oct 2001	6.17%	0.04%	7.29%
Nov 2001	4.23%	0.55%	5.24%
Dec 2001	3.65%	−1.03%	4.63%
Jan 2002	4.03%	−2.85%	4.75%
Feb 2002	0.61%	−2.45%	6.90%
Mar 2002	2.20%	−2.53%	5.56%
Apr 2002	0.13%	−5.74%	6.84%
May 2002	−0.02%	−5.22%	7.51%
Jun 2002	3.73%	−9.18%	8.56%
Jul 2002	7.79%	−10.66%	9.87%
Aug 2002	10.12%	−10.32%	11.59%
Sep 2002	12.97%	−12.89%	12.84%
Oct 2002	13.72%	−12.22%	11.72%
Nov 2002	9.39%	−11.13%	11.57%
Dec 2002	12.92%	−14.55%	13.66%
Jan 2003	15.69%	−13.83%	13.02%
Feb 2003	17.61%	−13.72%	13.07%
Mar 2003	17.52%	−16.09%	11.42%
Apr 2003	18.30%	−12.97%	12.11%
May 2003	18.84%	−10.85%	14.36%
Jun 2003	16.78%	−11.20%	12.91%
Jul 2003	17.73%	−10.21%	8.74%
Aug 2003	16.19%	−11.43%	8.54%
Sep 2003	16.17%	−10.13%	10.82%
Oct 2003	12.34%	−8.34%	9.20%
Nov 2003	7.21%	−5.52%	8.24%
Dec 2003	6.12%	−4.05%	7.78%
Jan 2004	6.79%	−4.58%	8.32%
Feb 2004	9.43%	−1.04%	8.45%
Mar 2004	7.93%	0.63%	9.18%
Apr 2004	6.63%	−2.36%	8.07%
May 2004	5.36%	−2.14%	7.83%
Jun 2004	4.14%	−0.69%	7.88%
Jul 2004	7.19%	−1.48%	7.18%
Aug 2004	4.25%	0.80%	7.75%
Sep 2004	7.06%	4.05%	7.77%
Oct 2004	9.17%	3.92%	6.54%
Nov 2004	14.68%	2.74%	7.51%
Dec 2004	12.54%	3.59%	9.02%
Jan 2005	10.19%	3.24%	9.51%
Feb 2005	11.58%	4.64%	8.61%
Mar 2005	13.62%	2.75%	9.85%
Apr 2005	10.49%	4.24%	9.70%
May 2005	10.86%	5.60%	10.54%
Jun 2005	7.66%	8.28%	10.42%
Jul 2005	4.26%	12.61%	8.35%
Aug 2005	6.53%	12.03%	7.84%
Sep 2005	5.26%	16.72%	5.37%
Oct 2005	6.57%	12.85%	5.73%
Nov 2005	12.26%	12.10%	6.33%
Dec 2005	4.36%	14.39%	5.70%
Jan 2006	1.83%	16.42%	5.51%
Feb 2006	−1.84%	17.11%	4.72%
Mar 2006	2.12%	17.22%	3.93%
Apr 2006	6.49%	14.68%	2.91%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above returns.

5-Year Rolling Windows (annualized)

Date	JWH GA pro forma	S&P 500®	Lehman Long Government Index
May 2002	6.78%	6.13%	8.84%
Jun 2002	9.19%	3.66%	8.82%
Jul 2002	9.54%	0.44%	8.24%
Aug 2002	11.72%	1.74%	9.80%
Sep 2002	12.43%	−1.63%	10.09%
Oct 2002	10.56%	0.73%	8.73%
Nov 2002	8.67%	0.97%	8.21%
Dec 2002	10.22%	−0.59%	8.73%
Jan 2003	12.36%	−1.33%	8.22%
Feb 2003	13.70%	−2.99%	9.04%
Mar 2003	11.49%	−3.77%	8.73%
Apr 2003	12.87%	−2.43%	8.86%
May 2003	13.42%	−1.08%	9.66%
Jun 2003	12.42%	−1.61%	8.81%
Jul 2003	12.32%	−1.06%	6.83%
Aug 2003	10.32%	2.48%	6.28%
Sep 2003	8.19%	1.00%	6.63%
Oct 2003	7.27%	0.53%	6.36%
Nov 2003	6.84%	−0.47%	6.27%
Dec 2003	7.34%	−0.57%	6.57%
Jan 2004	8.22%	−1.02%	6.75%
Feb 2004	9.12%	−0.12%	8.24%
Mar 2004	10.49%	−1.20%	8.62%
Apr 2004	7.06%	−2.26%	7.36%
May 2004	5.45%	−1.52%	7.57%
Jun 2004	3.53%	−2.20%	8.01%
Jul 2004	5.63%	−2.24%	8.50%
Aug 2004	4.27%	−2.06%	9.38%
Sep 2004	6.70%	−1.31%	9.41%
Oct 2004	11.38%	−2.21%	9.72%
Nov 2004	11.38%	−1.83%	9.38%
Dec 2004	10.34%	−2.30%	10.21%
Jan 2005	8.67%	−1.77%	10.48%
Feb 2005	8.24%	−0.98%	9.56%
Mar 2005	10.64%	−3.16%	8.72%
Apr 2005	8.40%	−2.94%	9.63%
May 2005	7.75%	−1.92%	10.30%
Jun 2005	9.16%	−2.37%	10.14%
Jul 2005	9.52%	−1.35%	9.18%
Aug 2005	10.88%	−2.71%	9.32%
Sep 2005	12.13%	−1.49%	8.92%
Oct 2005	10.04%	−1.74%	8.16%
Nov 2005	10.30%	0.64%	7.63%
Dec 2005	5.90%	0.54%	7.58%
Jan 2006	5.92%	0.37%	7.34%
Feb 2006	4.41%	2.36%	7.16%
Mar 2006	4.50%	3.97%	6.52%
Apr 2006	9.28%	2.70%	6.68%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above returns.

The following section is included to give investors an overall explanation of some of the topics covered in the previous sections. It is designed to demonstrate the effects of adding a diversifying asset to existing portfolios. All graphs are from the period June 1997 through April 2006. Please keep in mind while reading this section that past performance is not indicative of future results.

THE BENEFIT OF NON-CORRELATED STRATEGIES

Correlation Coefficients

Correlation coefficients are often used to show how two investments perform relative to each other, and, by extension, the value of combining these two investments. However, correlation coefficients are often misunderstood, and their usefulness is often confusing. Examples of non-correlation will show how its application can potentially benefit investors.

Correlation is a statistical term giving the strength of linear relationship between two random variables. More simply defined, it is the historical tendency of one thing to move in tandem with another. The correlation coefficient can be a number from −1 to +1, with -1 being the complete opposite behavior (e.g., one investment rising 5% every time the other investment declines 5%). A +1 reflects identical investment results (rising or declining by the same amount). The further away from +1 an investment gets (and thus closer to -1), the better a diversifier one investment is for the other. The correlation coefficient is found by taking the covariance between two variables and dividing by the square root of the product of each of the two variances.

The most simplistic description of correlation is the tendency for one investment to ‘‘zig’’ while the other ‘‘zags’’, as shown by the chart below.

Returns and Volatility

Two terms are used throughout this discussion – rate of return and standard deviation. Return is the percent change in an investment. If this is stated as ‘‘Annual Returns’’, it is the amount an investment earns, assuming it makes the same amount every year.

Obviously, most investment returns are not straight-line. The amount that the returns vary from the average is expressed as ‘‘Standard Deviation’’. The higher the standard deviation, the more variable the returns. In the example above, the two investments have the same return over the same time, but the dark line was less volatile. The lighter line had a standard deviation that was 60% higher than the dark line. Most investors would prefer the investment with less standard deviation (volatility).

Growth of $1000 for the S&P 500®
(June 1997 - April 2006)

The chart above reflects the S&P 500® from June 1997 through April 2006. The S&P 500® annualized rate of return was approximately 6.6%, with a 15.8% standard deviation. This is the way most people view an investment, by looking at the path of the investment over time. Another way to express the same analysis utilizes a graph depicting both return and volatility, as shown below.

S&P 500® Return and Volatility
(June 1997 - April 2006)

This chart shows the S&P 500® 6.6% return plotted on the Y Axis (vertical axis), and the 15.8% standard deviation plotted on the X axis (horizontal axis). Plotting the return and volatility in such a manner allows for the comparison of many different investments using the same two criteria. This does not necessarily tell which is better, but it does allow for the same basis for comparison.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above charts.

The following is a chart of the JWH GlobalAnalytics® pro forma performance over the same period.

Growth of $1000 for JWH GlobalAnalytics® Pro Forma performance
(June 1997 - April 2006)

For the period from June 1997 through April 2006, the annualized pro forma rate of return for JWH GlobalAnalytics® was approximately 10.5%, with a 20.5% standard deviation. Plotting the return and standard deviation of JWH GlobalAnalytics® pro forma performance on the same chart as the S&P 500® looks like this.

S&P 500® and JWH GlobalAnalytics® Pro Forma Return and Volatility
(June 1997 - April 2006)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above charts.

With two different points on the chart, it is natural to compare the investments. If the return is higher and the volatility is less, then the investment with the higher return and lower volatility is clearly preferable to the other investment under this analysis. In a similar vein, if an investor can get a higher return with the same volatility, that is better; as is getting the same return with less volatility. The chart on the previous page shows the JWH GlobalAnalytics® pro forma return is approximately 3.9% higher than the S&P 500® over the same period, and the volatility is also higher. This is why the chart does not necessarily always show which investment is better.

While the return of JWH GlobalAnalytics® pro forma and S&P 500 over the same period was 10.5% vs. 6.6% and volatility (standard deviation) was 20.5% vs. 15.8%, the paths of growth are very different, as seen when the two lines are placed next to each other on the same chart as demonstrated below.

Growth of $1000 for the S&P 500® and JWH GlobalAnalytics® Pro Forma
(June 1997 - April 2006)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above chart.

This chart is a demonstration of non-correlation; two lines moving at times in opposite directions. The correlation coefficient between the S&P 500® and JWH GlobalAnalytics® pro forma is -.235 over the entire time period shown. A close look at the chart reveals what this low correlation coefficient means. For example, in periods A and B on the graph below, the investments are clearly performing differently.

Growth of $1000 for the S&P 500® and JWH GlobalAnalytics® Pro Forma
(June 1997 - April 2006)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above chart.

The below chart shows the effect on both return and volatility (standard deviation) when increments of JWH GlobalAnalytics® pro forma are added to a hypothetical portfolio containing only an investment in the S&P 500®. The end points are the results obtained when investing only in the S&P 500® (the square) or JWH GlobalAnalytics® pro forma (the diamond). Each point on the chart as depicted by the small diamonds along the line represents a 2% replacement of the S&P 500® with JWH GlobalAnalytics® pro forma, assuming a rebalancing at the end of every year.

By adding just 10% to an all-stock portfolio (shown by the large circle) an investor would have increased the return by 0.7% per year and lowered the volatility from 15.8% to 13.7% (a 2.1% decrease). Because the two investments have such a low correlation, −.235, the benefits of adding one investment to the other is great, even in small increments.

Efficient Frontier of S&P 500® and 2% JWH GlobalAnalytics® Pro Forma Increments
(June 1997 - April 2006)

PAST PERFORMANCE, INCLUDING HYPOTHETICAL PERFORMANCE, IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above chart.

This analysis is still relying on a statistical analysis, and may not show the benefits to all investors. Instead ask, ‘‘How did the JWH GlobalAnalytics® pro forma investment do when traditional markets were not faring so well?’’

Performance of JWH GlobalAnalytics® Pro Forma During Selected Periods of
Poor Performance in US Equities

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Trading futures is speculative, involves substantial risk and is not suitable for all investors.
The notes set forth beginning on page 110 are an integral part of the above chart.

The above chart depicts the performance of JWH GlobalAnalytics® pro forma at times when the S&P 500® and Nasdaq were under duress. This past performance is not indicative of future results, but it does show that, historically, JWH GlobalAnalytics® performance on a pro forma basis has performed well during certain periods of adverse performance in the equity markets.

Conclusion

Adding JWH GlobalAnalytics® through an investment in the Fund to a portfolio of traditional investment choices has the potential to increase the risk return profile of the portfolio.

Notes to Part II Statement of Additional Information

Data shown is through April 2006.

Correlation Coefficient indicates the strength of a linear relationship between the monthly rates of return for the JWH GlobalAnalytics® pro forma against the S&P 500®; +1 is a perfect positive linear relationship; −1 is a perfect negative linear relationship; 0 is no linear relationship.

Standard Deviation measures the variability of a probability distribution and is widely used as a measure of risk. Figures are annualized using the monthly rates of return since June 1997.

The S&P 500® Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock’s weight in the Index proportionate to its market value. The ‘‘S&P 500®’’ is one of the most widely used benchmarks of U.S. equity performance.

GSCI is the Goldman Sachs Commodity Index®, and is a world production-weighted combination of all U.S. traded commodities which are non-financial, denominated in U.S. dollars and traded in an OECD-member country. GSCI® is a registered trademark of Goldman, Sachs & Co.

The Nasdaq Index tracks stocks traded on the Nasdaq Stock Market.

Source:    PerTrac (a product of Strategic Financial Solutions, LLC (2006)) 1-775-851-5880 www.pertrac.com. JWH cannot be responsible for errors or omissions from this source.

The pro forma returns were generated from the actual trading of all accounts traded pursuant to the JWH GlobalAnalytics® program. In order to more closely state the performance pursuant the terms under which the Fund will operate, certain adjustments were made to this composite. First, all fees which originally reduced the historical composite performance were added back in, therefore negating the effect of these fees. Next, the effect of any interest income earned and credited in the historical composite performance was removed. The resulting gross performance was compared to the assets in the program at the beginning of each month, as adjusted for any additions and withdrawals which came in or went out that month. This percentage is the gross return of the program for the month. The gross monthly returns then were applied to a base investment, to obtain the gross performance for the month. From this the fixed fees to be charged to the Fund of a 2.0% management fee, 1.0% general partner fee, 2.0% service fee were subtracted (based on beginning month assets). The variable fees were estimated at 1.0% clearing charges, 0.5% administrative fees and 1.0% organizational and offering expenses, which were deducted using the beginning of month assets as the base for calculation. Interest was then credited to the Fund using the historical monthly US 91 day T-bill rates. The result is the net pro forma trading performance for the month. The cumulative sum of this net pro forma trading performance was kept, and if the cumulative sum was positive, a profit allocation of 20% of net new high profits was deducted.

The NFA requires the following disclaimer: HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. PLEASE REFER TO THE GRAPHS ON PAGES 97, 99, 100 AND 109.

GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding certain terms used in this prospectus.

CFTC.    United States Commodity Futures Trading Commission.

Clearing broker.    The entity responsible for holding the client’s funds deposited with it as margin and for assuring that futures and options trades for a client are properly processed and recorded or ‘‘cleared’’ by the clearinghouse affiliated with the exchange on which the trade took place. In the U.S., clearing brokers that hold a client’s funds are registered under the Commodity Exchange Act as futures commission merchants.

Commodity pool.    A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures, forward, and options contracts.

Commodity pool operator.    Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

Cross rate.    The trading of one foreign currency against another foreign currency.

Daily price fluctuation limit.    The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day’s settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

Delivery.    The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity product or instrument to the purchaser of the contract.

Forward contract.    A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

Fund.    JWH GlobalAnalytics® Fund, L.P.

Futures contract.    A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or index at a specified price and delivery point, or for cash settlement, A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

JWH.    John W. Henry & Company, Inc.

Long position.    A contract to accept delivery (i.e., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

Margin.    A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

Margin call.    A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

NASD.    National Association of Securities Dealers, Inc.

Neutral position.    A position designed to have a delta equal to zero. The position may consist of options or a combination of options and underlying contracts. The value of a neutral position is not affected by changes in the value of the underlying contracts.

NFA.    National Futures Association.

Notional equity.    The amount by which the nominal account size exceeds the amount of actual funds in the account.

Open position.    A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

Option on a futures contract.    A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract, if the option is exercised, at the specified price within the specified period of time.

Outrights.    The trading of one foreign currency against the U.S. dollar as compared to a cross rate trade between two non-U.S. currencies,

SEC.    United States Securities and Exchange Commission.

Short position.    A contract to make delivery of (sell) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

Speculative position limit.    The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can he held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

Stop-loss.    An order to buy or sell at the market when a definite price is reached, either above on below the price of the instrument that prevailed when the order was given.

Technical system.    The analysis of technical market information by a trading advisor, such as analyzing actual daily, weekly, and monthly price fluctuations, trading volume variations, and changes in numbers of open positions in various futures and options contracts.

Trading advisor.    Any person or entity that provides advice as to the purchase or sale of futures, forwards or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

UBS Securities.    UBS Securities LLC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
JWH GlobalAnalytics Fund, L.P.:

We have audited the accompanying statement of financial condition of JWH GlobalAnalytics Fund, L.P. (the ‘‘Partnership’’) as of May 18, 2006. This financial statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of financial condition. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, such the statement of financial condition presents fairly, in all material respects, the financial position of JWH GlobalAnalytics Fund, L.P. at May 18, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
June 12, 2006

JWH GlobalAnalytics Fund, L.P.
Statement of Financial Condition
May 18, 2006

ASSETS
Cash	$2,000
Total assets	$2,000
PARTNERS’ CAPITAL
General Partner	$1,000
Limited Partner	$1,000
Total Partners’ Capital	$2,000

The accompanying notes are an integral part of this statement of financial condition.

JWH GLOBALANALYTICS FUND, L.P.

NOTES TO STATEMENT OF FINANCIAL CONDITION

1. PARTNERSHIP ORGANIZATION:

JWH GlobalAnalytics Fund, L.P. (the ‘‘Partnership’’) is a limited partnership which was organized on May 12, 2006 under the partnership laws of the State of Delaware to engage in the speculative trading of a diversified portfolio of commodity interests, including futures contracts, forward contracts, options and swaps (‘‘Commodity Interests’’). The Commodity Interests that will be traded by the Partnership are volatile and involve a high degree of market risk. The Partnership has not yet commenced operations. The only transactions to date are the original capital contributions of $1,000 by the general partner, John W. Henry & Company, Inc. (‘‘JWH’’ or the ‘‘General Partner’’), and $1,000 by the initial Limited Partner. The General Partner has agreed to make capital contributions so that its general partnership interest will be maintained at a level of (i) 1% of the aggregate capital contributions to the Partnership by all partners (including the General Partner’s contribution) and (ii) $25,000. The Limited Partnership Agreement provides that 200,000 units of limited partnership interest (‘‘Units’’) must be sold at $100 per Unit prior to commencement of trading activities. All subscriptions plus interest earned thereon are to be refunded should less than 200,000 Units be sold during the subscription period or extension thereof. The minimum subscription is $10,000 except that subscriptions for employee benefit plans can be made for a minimum of $2,000. The Partnership is authorized to sell 2,500,000 Units.

The General Partner and each limited partner will share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his or her initial capital contribution and profits, if any, net of distributions and any distributions and redemptions received in violation of the Delaware Revised Uniform Limited Partnership Act. Also, JWH will receive an annual profit share allocation equal to 20% of any new trading profit as determined as of the end of each calendar quarter. New trading profit is any cumulative trading profit in excess of the highest level, or the ‘‘high water mark,’’ of cumulative trading profit as of any previous quarter-end.

The Partnership will be liquidated upon the first to occur of the following: December 31, 2040; the Net Asset Value, as such term is defined in the Limited Partnership Agreement, of a Unit decreases to less than $50 as of the close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income taxes – Income taxes will not be paid by the Partnership as each partner is individually liable for the taxes, if any, on his or her share of the Partnership’s income and expenses.

3. AGREEMENTS:

Limited Partnership Agreement – The Partnership will pay JWH, as trading advisor, a monthly management fee equal to 1/6 of 1% (2% per year) of the aggregate month-end Net Asset Value of each series of Units allocated to JWH. The Partnership will also pay JWH a monthly general partner fee equal to 1/12 of 1% (1% per year) of the aggregate month-end Net Asset Value of each series of Units allocated for services provided while acting in its capacity as general partner of the Partnership. In addition, the Partnership is obligated to allocate JWH a profit share equal to 20% of the new trading profits earned by JWH for the Partnership as referenced above.

The Partnership will pay an ongoing monthly service fee with respect to the Standard Series Units equal to 1/6 of 1% each month (a 2% per year) of the Standard Series Units’ aggregate month-end Net Asset Value. This fee will be retained by the general partner for the first 12 months after the Standard Series Units are issued to reimburse the general partner for its upfront payments of 2% to the selling agents and thereafter will be paid to the selling agents who offer and sell the Fund’s Standard Series Units.

Customer Agreement – The Partnership has entered into a Customer Agreement with UBS Securities LLC (‘‘UBS’’) which provides that the Partnership will pay brokerage fees at various negotiated rates for services performed in executing and/or clearing transactions entered into on behalf of the Partnership. UBS will pay the Partnership interest on the total equity maintained in the Partnership’s account during each month, calculated and accrued on a daily basis, at various rates depending on the underlying currency of the equity balance. The Partnership may invest up to all of the Partnership’s assets in Treasury bills and notes and receive all of the interest earned on those investments. The Customer Agreement may be terminated upon notice by either party.

4. REDEMPTIONS:

A limited partner may require the Partnership to redeem his or her Units at the Net Asset Value as of the last day of each month after their issuance on 7 days’ notice to the General Partner. The proceeds of Standard Series Units redeemed in the first 6 months after their purchase date will be redeemed at Net Asset Value less a 2% redemption fee. The proceeds of Standard Series Units redeemed in the next 5 months will be redeemed at Net Asset Value less a 1% redemption fee. These redemption charges are payable to the General Partner.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
John W. Henry & Company, Inc.:

We have audited the accompanying consolidated balance sheet of John W. Henry & Company, Inc. and subsidiary (the ‘‘Company’’) as of December 31, 2005. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate for the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated balance sheet. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of John W. Henry & Company, Inc and subsidiary as of December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
April 12, 2006

JOHN W. HENRY & COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

2005
ASSETS
CURRENT ASSETS:
Cash and money market funds	$12,732,986
Management and incentive fees receivable	4,586,356
Partnership Allocation receivable	6,313
Prepaid royalty	1,755,659
Other current assets	634,915
19,716,229
PROPERTY AND EQUIPMENT – At cost, less accumulated depreciation and amortization	18,891,813
INVESTMENTS IN COMMODITY FUNDS – At fair value	1,009,983
SECURITY AND OTHER DEPOSITS	76,296
TOTAL	$39,694,321
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Accrued expenses	$8,302,991
Accounts payable	895,461
Note payable (current portion)	677,724
Total current liabilities	9,876,175
NOTE PAYABLE – Less current portion included above	21,347,055
ACCRUED RESTRUCTURING CHARGE	1,860,432
OTHER LIABILITIES	1,494,138
Total liabilities	34,577,801
STOCKHOLDER'S EQUITY:
Common stock – authorized, 10,000 shares, $.01 par value; issued, 200 shares	2
Additional paid-in capital	100,098
Retained earnings	5,016,420
Total stockholder's equity	5,116,520
TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$39,694,321

See notes to consolidated balance sheet.

JOHN W. HENRY & COMPANY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET
YEAR ENDED DECEMBER 31, 2005

1.	DESCRIPTION OF BUSINESS

John W. Henry & Company, Inc. (‘‘JWH’’) is an alternative asset manager and one of the largest managed futures advisors in the world. Utilizing global markets in foreign exchange, financial futures and commodities, JWH historically has generated returns not correlated to those of equity and fixed income investments. JWH manages assets for leading money center banks, brokerage firms, retirement plans, insurance companies, multinational corporations, private banks and family offices spanning the Americas, Europe and Asia. Tristram, Inc. (‘‘Tristram’’), a wholly owned subsidiary of JWH, is in the business of leasing an aircraft utilized by JWH. Tristram was formed by JWH on April 10, 1997, at which time it began operations. JWH and Tristram are collectively referred to as the ‘‘Company.’’

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation – The consolidated balance sheet includes the accounts of JWH and Tristram. All intercompany accounts have been eliminated in consolidation.

Method of Accounting – The accompanying financial statement has been prepared on the accrual basis of accounting.

Use of Estimates – The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual amounts could differ from those estimates.

Property and Equipment – Property and equipment are recorded at cost less accumulated depreciation. For financial accounting purposes, depreciation is computed over the estimated useful lives of the assets using the straight-line method. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset is measured by a comparison of the net cost of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Cash and Cash Equivalents – The Company considers all cash and money market securities purchased with a maturity of three months or less to be cash equivalents.

Management and Incentive Fees Receivable, Other Current Assets and Other Liabilities – The carrying amounts of these items approximate their fair value as of December 31, 2005 because of the nature of the accounts being either liquid or requiring settlement in the short term.

Income Taxes – The Company files its Federal and state income tax returns under the provisions of Subchapter S of the Internal Revenue Code, pursuant to which its operations are reportable on the income tax returns of its stockholder and any income taxes thereon are payable by the stockholder.

3.	PROPERTY AND EQUIPMENT

A summary of the property and equipment is as follows:

	2005	Estimated Useful Life Years
Office furniture and equipment	$1,720,958	5 – 7
Computers	1,678,934	5
Transportation equipment	26,213,220	5 – 15
Leasehold improvements	2,448,054	Life of lease
Total cost	32,061,166
Less accumulated depreciation	13,169,353
Net	$18,891,813

4.	ROYALTY AGREEMENT

The Company is party to a royalty agreement with an affiliated entity owned by the Company’s stockholder for the licensing of certain trade secrets, mathematical formulas, processes and systems relating to the purchase, sale, trading and management of commodity interests. This agreement provides for royalty payments which equal the amount by which the Company’s revenues exceed 125% of the Company’s expenses, as defined in the agreement.

5.	EMPLOYMENT AND CONTRACTUAL AGREEMENTS

The Company has employment agreements with certain key employees which expire at various times through March 31, 2007. The agreements provide for bonuses dependent to the results of operations of the Company.

The Company is required to make payments totaling $3.0 million (plus annual inflation adjustments) over a ten-year period ending in May 2008 under a contractual agreement with a former employee of the Company. This amount is expensed on a straight-line basis over five years commencing in 1998 at an annual rate of $704,351. As of December 31, 2005, the accrued liability for remaining future payments under this agreement totaled $1,494,138.

6.	BENEFIT PLANS

The Company offers a 401(k) tax deferred saving plan and a defined contribution purchase plan (the ‘‘Plans’’) to eligible employees. Contributions to the Plans are made at the discretion of the Board of Directors. For the year ended December 31, 2005, the aggregate authorized contributions totaled $777,341, before taking into account forfeited amounts. As of December 31, 2005, the Company had approximately $88,131 of forfeitures available to offset Company future benefit plan obligations.

7.	NOTES PAYABLE

At December 31, 2005, the Company has an outstanding note payable to the stockholder of the Company. The note is payable in monthly installments of $183,166, including interest at 7.0% to April 1, 2009, with a final balloon installment of $19,500,000 payable on May 1, 2009. The note is collateralized by the Company’s Stockholder’s Equity.

The non-current portion of the note payable is as follows:

Year	Amount
2007	$726,716
2008	779,251
2009	19,841,088
Total	$21,347,055

8.	LEASES

The Company leases office space in Boca Raton, Florida under three operating leases expiring in February 2004. The lease agreement was renewed on June 26, 2003 and has been extended to February 2009. Under the new lease agreement, the prior operating leases have been consolidated and include the addition of another suite for which the lease term commenced in August 2004. Additionally, the Company has a lease obligation for office space in Wilton, Connecticut, expiring in August 2016. Certain leases provide for annual increases based on changes in the Consumer Price Index with a minimum increase of 2% and a maximum increase of 4%.

Total annual minimum lease payments, exclusive of escalations for real estate taxes and operating costs required under the Company’s noncancellable office leases, are as follows:

2006	$808,260
2007	892,584
2008	902,884
2009	610,320
2010	551,460
Thereafter	3,492,580
Total	$7,258,088

9.	RESTRUCTURING CHARGE

On October 13, 2000, management committed to a restructuring plan that included the closure of the Company’s Westport, Connecticut office. The office was closed effective December 31, 2000.

On January 15, 2003, the Company entered into a sublease agreement covering the entire space for the remaining period under its lease obligation, ending August 2016. The sublease revenue to be earned under the sublease agreement is less than rent expense which the company is obligated to pay under the lease obligation.

The total commitments under the lease amount to approximately $8,413,444. The total expected revenue under the sublease is $6,553,012, which yields a net expense on the transaction in the amount of $1,860,432.

10.	RELATED PARTY TRANSACTIONS

The Company has entered into a royalty agreement with an affiliated entity for the licensing of certain trade secrets, mathematical formulas, processes and systems. See Note 4.

The Company is party to expense sharing arrangements with affiliate companies which provide for the allocation of a portion of the Company’s operating expenses to the affiliates. Under these arrangements, $507,127 of certain expenses incurred by the Company were allocated to the Company’s affiliates for 2005. Included in Other Current Assets are receivables from affiliated entities amounting to $441,321 as of December 31, 2005.

The Company currently has an outstanding Note Receivable due from Tristram, Inc., a related party, in the amount of $21,463,716. This amount is eliminated through consolidation in the consolidated balance sheet of the Company.

11.	RECENT ACCOUNTING STANDARDS

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented under the new accounting principle. SFAS No. 154 also requires that a change in the method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed ‘‘restatements’’. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a significant impact on the Company’s consolidated balance sheet.

* * * * * *

EXHIBIT A

FORM OF
LIMITED PARTNERSHIP AGREEMENT FOR
JWH GLOBALANALYTICS FUND, L.P.

Dated as of                             , 2006

EXHIBIT A

TABLE OF CONTENTS TO FORM OF
LIMITED PARTNERSHIP AGREEMENT
FOR JWH GLOBALANALYTICS FUND, L.P.

Page
1.	Formation; Name	•
2.	Office	•
3.	Business	•
4.	Term; Dissolution; Fiscal Year	•
	(a) Term	•
	(b) Dissolution	•
	(c) Fiscal Year	•
5.	Net Worth of General Partner	•
6.	Capital Contributions and Offering of Units of Limited Partnership Interest	•
7.	Allocation of Profits and Losses; Accounting; Other Matters	•
	(a) Capital Accounts	•
	(b) Monthly Allocations	•
	(c) Allocation of Profit and Loss for Federal Income Tax Purposes	•
	(d) Definitions; Accounting	•
	(e) Expenses and Limitations Thereon	•
	(f) Limited Liability of Limited Partners	•
	(g) Return of Limited Partner’s Capital Contribution	•
	(h) Distributions	•
	(i) Interest on Assets	•
8.	Management and Trading Policies	•
	(a) Management of the Partnership	•
	(b) The General Partner	•
	(c) General Trading Limitations	•
	(d) Changes to Trading Limitations	•
	(e) Miscellaneous	•
9.	Audits; Reports to Limited Partners	•
10.	Transfer; Redemption of Units	•
	(a) Transfer.	•
	(b) Redemption	•
11.	Special Power of Attorney	•
12.	Withdrawal of Partners	•
13.	No Personal Liability for Return of Capital	•
14.	Standard of Liability; Indemnification	•
	(a) Standard of Liability	•
	(b) Indemnification by the Partnership	•
	(c) Affiliate	•
	(d) Indemnification by Partners	•
15.	Amendments; Meetings	•
	(a) Amendments with Consent of the General Partner	•
	(b) Meetings	•
	(c) Amendments and Actions without Consent of the General Partner	•
	(d) Action Without Meeting	•
	(e) Amendments to Certificate of Limited Partnership	•
16.	Index of Defined Terms	•

Page
17.	Governing Law	•
18.	Miscellaneous	•
	(a) Priority among Limited Partners	•
	(b) Notices	•
	(c) Binding Effect	•
	(d) Captions	•
Annex A to Limited Partnership Agreement		•

FORM OF LIMITED PARTNERSHIP AGREEMENT
FOR JWH GLOBALANALYTICS FUND, L.P.

This Agreement of Limited Partnership, made as of                                     , 2006, by and among John W. Henry & Company, Inc., a Florida corporation (the ‘‘General Partner’’), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively ‘‘Limited Partners’’; the General Partner and Limited Partners may be collectively referred to herein as ‘‘Partners’’). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.    Formation; Name.

The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the ‘‘Act’’). The name of the limited partnership is JWH GlobalAnalytics Fund, L.P. (the ‘‘Partnership’’). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the ‘‘Certificate of Limited Partnership’’) in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.    Office.

The principal office of the Partnership shall be 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431, or such other place as the General Partner may designate from time to time.

The address of the principal office of the Partnership in the State of Delaware is c/o Vanguard Corporate Services Ltd., 3500 South Dupont Highway, Dover, Kent County, Delaware 19901, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is Vanguard Corporate Services Ltd., 3500 South Dupont Highway, Dover, Kent County, Delaware 19901, or such other agent as the General Partner shall designate from time to time.

3.    Business.

The Partnership’s business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, domestic and foreign bills, notes, bonds, and other securities, stock indices, metals, agricultural products, and energy products, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities, swaps on commodities, and any rights pertaining thereto (collectively, ‘‘Futures Interests’’), and securities (such as United States Treasury securities) approved by the Commodity

Futures Trading Commission (the ‘‘CFTC’’) for investment of customer funds, and to engage in all activities incident thereto. The objective of the Partnership’s business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership’s trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.      Term; Dissolution; Fiscal Year.

(a)    Term.    The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2040; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be personally delivered or sent by registered or certified mail, postage prepaid, to the General Partner and received by the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $50; (vi) a decline in the Partnership’s Net Assets as of the close of business (as determined by the General Partner) on any day to $5,000,000 or less; (vii) a determination by the General Partner that the Partnership’s Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (viii) a determination by the General Partner upon 120 days’ notice to the Limited Partners to terminate the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.

(b)    Dissolution.    Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership’s Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner’s respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

(c)    Fiscal Year.    The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.      Net Worth of General Partner.

The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by any such partnership’s partners; provided, however, that in no event shall the General Partner’s net worth be less than $1,000,000. For the purposes of this Section 5, ‘‘net worth’’ shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an ‘‘affiliate’’ (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the ‘‘SEC’’)) of the General Partner or letters of credit may be included.

The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September 1993 (the ‘‘NASAA Guidelines’’), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.    Capital Contributions and Offering of Units of Limited Partnership Interest.

The General Partner shall contribute to the Partnership such amount in cash as is necessary to make the General Partner’s capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner’s contribution) and (b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by units of general partnership interest (a ‘‘Unit(s) of General Partnership Interest’’). Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the Units of General Partnership Interest, shall be Units of Limited Partnership Interest (‘‘Units’’ or, individually, a ‘‘Unit’’).

The General Partner’s minimum investment requirements pursuant to the preceding paragraph of this Section 6 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the Partnership’s ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by such Guidelines as in effect on the date of such proposed modification.

The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion.

The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

The Partnership, directly and/or through JWH Securities, Inc., or such other selling agent or agents (each, a ‘‘Selling Agent’’) as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the fourth decimal place) in public and/or private offerings (each, an ‘‘Offering’’), at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units may be offered and sold in different series or classes, which series or classes of Units may be subject to different fees, charges, or other terms and conditions, and which series or classes of Units may accordingly have different ‘‘Net Asset Values’’ (as defined in Section 7(d)). Units offered during any Offering may be issued and sold by the Partnership at an initial closing (an ‘‘Initial Closing’’), which may be conditioned upon, among other things, the sale of a minimum number or dollar amount of Units, and may thereafter be issued and sold by the Partnership at periodic closings (each, a ‘‘Periodic Closing’’ and, either a Periodic Closing or an Initial Closing, a ‘‘Closing’’), in a continuing offering (a ‘‘Continuing Offering’’), each Periodic Closing to be held on the first Business Day of each calendar month (the term ‘‘Business Day’’ shall mean a day on which banks in both the states of Florida and New York are open for business); provided, however, that the General Partner may hold Closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate an Offering. At each Closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit at a Periodic Closing during any Offering shall not at any time be less than the Net Asset Value per Unit of the applicable series or class, as determined in accordance with Section 7(d), as of the close of business on the last day of the month preceding the applicable Periodic Closing at which such Unit shall be issued and sold, unless the newly offered Units’ participation in the Partnership’s profits and losses is proportionately reduced. During any Offering, Units may be subscribed for by the General Partner, its shareholders, directors, officers, partners, members, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any Offering shall become a Limited Partner until the General Partner shall: (a) accept such subscriber’s subscription at a Closing relating to such Offering; and (b) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

In connection with any Offering, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more disclosure documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association (‘‘NFA’’), Forms D or other applications, notices or forms with the SEC and state securities administrators, and Registration Statements, Prospectuses (as used hereinafter, the term ‘‘Prospectus’’ shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the disclosure document or other offering memorandum prepared, in connection with the particular Offering), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and NASD Regulation, Inc. (the ‘‘NASD’’); (b) qualify by registration, exemption from registration, or notice filing, the Units for sale under the securities (so-called ‘‘Blue Sky’’) laws of such states of the United States (including the District of Columbia, Puerto Rico, the U.S. Virgin Islands, and any insular possession of the United States) and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging any firm as Selling Agent and entering into a selling agreement (each, a ‘‘Selling

Agreement’’) with such Selling Agent; and (d) take any other action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to a Selling Agent which, in turn, has deposited the subscription amount with an escrow agent or paid the subscription amount to the Partnership, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber’s name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.      Allocation of Profits and Losses; Accounting; Other Matters.

(a)    Capital Accounts.    A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of a Partner’s initial capital contribution to the Partnership.

(b)    Monthly Allocations.    As of the close of business (as determined by the General Partner) on the last day of each calendar month (‘‘Determination Date’’) during each fiscal year of the Partnership, the following determinations and allocations shall be made:

(1)	The Net Assets of the Partnership, before accrual of the general partner fee, the management fee and any service fee shall be determined.

(2)	Any increase or decrease in Net Assets, over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be tentatively allocated and credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts. For purposes of this allocation, the General Partner’s capital account shall be determined by disregarding any interim 20% allocations of Trading Profits pursuant to Section 7(b)(5) and any associated credits or charges to the General Partner’s capital account resulting therefrom, made during the current calendar quarter.

(3)	The accrued general partner fee and monthly management fee specified in Sections 7(e)(1) and (2) shall then be charged against each Limited Partner’s capital account.

(4)	The accrued monthly service fee specified in Section 7(e)(3) shall then be charged against each Limited Partner’s capital account to which it is applicable.

(5)	The increase or decrease in Net Assets tentatively allocated, and either credited or charged, to the capital accounts of each Limited Partner pursuant to Section 7(b)(2) for the current calendar month shall be subject to reallocation to the General Partner in accordance with this Section 7(b)(5). The allocations to the General Partner described below shall be determined separately with respect to each series of Units. Twenty percent (20%) of the increase or decrease (since the reference date for determining Trading Profits in the case of the first Determination Date in any calendar quarter and since the immediately preceding Determination Date in all other cases) in Trading Profits (as defined in Section 7(d)(3) below) shall be reallocated to the General Partner (the ‘‘Profit Share Allocation’’) and credited to (in the case of an increase) or charged against (in the case of a decrease) the capital account of the General Partner and charged against or credited to the capital accounts of Limited Partners holding such series of Units. However, the allocation of a decrease in Trading Profits shall not be made and the capital account of the General Partner shall not be charged by the amount of such decrease in Trading Profits to the extent that such decrease in Trading Profits creates or enhances a negative balance in Trading Profits with respect to a series of Units and the allocation of an increase in Trading Profits shall not be made to the General Partner and the General Partner’s capital account shall not be credited to the extent that such increase in Trading Profits reduces a negative balance (without creating a positive balance) in the Trading Profits with respect to a series of Units. For the avoidance of doubt, at the end of each calendar quarter, any net credit of 20% of Trading Profits for such quarter to the General Partner’s capital account remaining after the application of this Section 7(b)(5) to all of the Determination Dates in such quarter shall be considered definitively reallocated and credited to the General Partner’s capital account and definitively charged against the capital accounts of the Limited Partners which were charged and shall not be subject to reversal or modification on any subsequent Determination Date.

(6)	The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner’s capital account.

(c)    Allocation of Profit and Loss for Federal Income Tax Purposes.    As of the end of each fiscal year of the Partnership, the Partnership’s recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss generally will be pro rata from items of ordinary or capital gains or losses and operating income or expenses realized by the Partnership. For these purposes, allocations of gain or loss shall be made pro rata from the various categories of gain or loss recognized for federal income tax purposes, including, but not limited to, short and long term capital gain or loss, each category of capital gain or loss determined under Section 1(h) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), income or loss determined under Section 988 of the Code, and gain or loss required to be taken into account pursuant to Section 1256 of the Code.

(1)	Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as ordinary administrative expenses and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrued, except that, (x) in the event that the General Partner’s capital account has been credited with Trading Profits in respect of such fiscal year, then to the extent such Trading Profits are attributable to items of ordinary income, such amount shall be allocated to the General Partner, and (y) management fees, general partner fees and service fees shall only be allocated among capital accounts of Limited Partners.

(2)	Items of recognized gain and loss from the Partnership’s trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of the items of capital or ordinary gain or loss from each category thereof):

(aa)	For the purpose of allocating the Partnership’s recognized gain and loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit (for purposes of this Section 7(c), the term ‘‘Unit’’ shall be deemed to also include a reference to the General Partner’s General Partnership Interest). The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems the Partner’s Units as follows:

(i)	Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(dd) below.

(ii)	Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(gg) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(bb)	Recognized gain shall be allocated first to each Partner who has fully redeemed the Partner’s Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

(cc)	Recognized gain shall be allocated second to each Partner who has partially redeemed the Partner’s Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

(dd)	Recognized gain remaining after the allocation thereof pursuant to subparagraphs (c)(2)(bb) and (cc) above shall be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraphs (c)(2)(bb) and (cc) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(dd) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(ee)	Recognized loss shall be allocated first to each Partner who has fully redeemed the Partner’s Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

(ff)	Recognized loss shall be allocated second to each Partner who has partially redeemed the Partner’s Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

(gg)	Recognized loss remaining after the allocation thereof pursuant to subparagraphs (c)(2)(ee) and (ff) above shall be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraphs (c)(2)(ee) and (ff) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(gg) is greater than the excess of all such allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(3)	The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner’s Units of General Partnership Interest on a Unit-equivalent basis.

(4)	The allocation of profit and loss (and items thereof) for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and the Partner’s allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Code. The General Partner is authorized to modify the federal income tax allocation provisions set forth in this Section 7(c) without amendment to this Agreement to the extent the General Partner, in its sole discretion, deems appropriate to facilitate the foregoing intent, including without limitation by using a net recognized gain or loss allocation method or a combination of gross and net methods.

(d)    Definitions; Accounting.

(1)	Net Assets. The Partnership’s ‘‘Net Assets’’ shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership’s open Futures Interests positions (if charged on a ‘‘roundturn’’ basis), or brokerage fees (if charged on a ‘‘flat rate’’ basis), general partner fees, management fees, service fees, ordinary administrative expenses, Transaction Fees and Costs (as defined in Section 7(e)), and any extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could have been liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of Futures Interest.

(2)	Net Asset Value. The ‘‘Net Asset Value’’ of a particular series of Units shall mean the Net Assets allocated to capital accounts represented by that series of Units increased by that series’ pro rata share of any organizational and initial offering costs and expenses for which the General Partner has not been reimbursed (as specified in paragraph (e)(4) below) at the date of determination. The ‘‘Net Asset Value’’ of a Unit shall mean the Net Asset Value of the relevant series of Units divided by the aggregate number of Units of that series.

(3)	Trading Profits. ‘‘Trading Profits’’ with respect to a series of Units shall mean the net increase or decrease in the Net Assets of the Partnership attributable to that series of Units from trading (excluding additional capital contributions and redemptions of Units and interest income), determined from the end of the last calendar quarter as of which the General Partner was entitled to a profit share with respect to that series of Units (or, in the case of the first calendar quarter, from the date of commencement of trading operations) to the date of determination. The positive or negative amount of the Trading Profits with respect to Units redeemed during the period for which the

General Partner’s profit share is determined will be reduced by the pro rata portion of the Trading Profits (whether positive or negative) which are allocable to the redeemed Units. The Net Asset Value of Units of each series will be adjusted to reflect the interim and definitive allocation of the General Partner’s share of Trading Profits.

(e)    Expenses and Limitations Thereon.

(1)	The Partnership shall pay the General Partner a general partner fee for performing, or supervising the performance of, administrative services in connection with the day-to-day operation of the Partnership, for conducting the Partnership’s relations with banks, brokers and dealers, accountants, attorneys, self-regulatory organizations, federal and state regulators and other persons in connection with the Partnership’s business. The general partner fee shall be payable monthly in an amount equal to 1/12 of 1.0% (a 1.0% annualized rate) of the aggregate Net Asset Value of each series of Units as of the close of business on the last day of each month, prior to accrual for the general partner fee specified in this clause (1), the management fee specified in clause (2) below, the service fee specified in clause (3) below, the ordinary administrative expenses specified in clause (4) below, the organizational or offering expenses specified in clause (5) below, and the Profit Share Allocation specified in Section 7(b)(5) above. The general partner fee shall be retained by the General Partner or paid by the General Partner to Selling Agents selling such Units, as described in the Prospectus; provided, however, that such payments of the general partner fee to Selling Agents shall not exceed 0.50% of the general partner fee.

(2)	The Partnership shall pay the General Partner a management fee for performing trading and investment activities for the Partnership. The management fee shall be payable monthly in an amount equal to 1/6 of 1.0% (a 2.0% annualized rate) of the aggregate Net Asset Value of each series of Units as of the close of business on the last day of each month, prior to accrual for the management fee specified in this clause (2), the general partner fee specified in clause (1) above, the service fee specified in clause (3) below, the ordinary administrative expenses specified in clause (4) below, the organizational or offering expenses specified in clause (5) below, and the Profit Share Allocation specified in Section 7(b)(5) above.

(3)	The Partnership shall pay the General Partner a monthly service fee with respect to such series of Units as specified in the Prospectus of 1/6 of 1.0% (a 2.0% annualized rate) of the aggregate Net Asset Value of the Units of such series as of the close of business on the last day of each month, prior to accrual for the general partner or management fees specified in clauses (1) and (2) above, the service fee specified in this clause (3), the ordinary administrative expenses specified in clause (4) below, the organizational or offering expenses specified in clause (5) below, and the Profit Share Allocation specified in Section 7(b)(5) above. The service fee shall be retained by the General Partner or paid by the General Partner to Selling Agents selling such Units, as described in the Prospectus.

(4)	The General Partner shall pay all of the organizational expenses and the expenses of the Initial Offering by the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, governmental filing fees, escrow fees, marketing costs and expenses, and other related expenses). The Partnership shall reimburse the General Partner for the actual fees, costs, and expenses of organizing the Partnership and effecting the Initial Offering over the first 36 months following the Initial Closing, and the Partnership shall pay or reimburse the General Partner for the ongoing costs and expenses of the Continuing Offering; provided, however, that such reimbursements to the General Partner and payments by the Partnership shall not exceed 1.0% of the average month-end Net Assets of the Partnership during any calendar year, and any expenses in excess of such limit shall be borne by the General Partner or its Affiliates.

(5)	The Partnership shall pay or reimburse the General Partner for the Partnership’s ordinary administrative and other operational expenses; provided, however, that any ordinary administrative expenses in excess of 0.50% of the Partnership’s average month-end Net Assets in any calendar year shall be paid by the General Partner or its Affiliates. For these purposes, ordinary administrative expenses shall include, but not be limited to, accounting and tax preparation charges, auditing and legal fees and expenses, licensing fees of software programs used for the administration of the Partnership, and costs of printing and mailing monthly and annual reports. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions. The Partnership will be obligated to pay any taxes and any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

(6)	The Partnership’s assets held by any clearing broker for the Partnership (each, a ‘‘Clearing Broker’’), as provided in Section 7(i), may be used as margin solely for the Partnership’s trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, ‘‘give up’’ fees, any third party clearing costs incurred by a Clearing Broker, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, and fees for the execution of cash transactions relating to the exchange of futures for physical transactions (collectively, ‘‘Transaction Fees and Costs’’)). Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions.

(7)	The following special limits shall apply to the Partnership’s fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the general partner and management fees payable by the Partnership to the General Partner in accordance with Section 7(e)(1) and (2) above, and (ii) the Partnership’s customary and routine administrative expenses payable or reimbursable by the Partnership in accordance with Section 7(e)(5) above (other than commodity brokerage commissions or fees, Transaction Fees and Costs, Profit Share Allocations, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 6% of the Partnership’s Net Assets annually; (b) the Profit Share Allocations payable to the General Partner shall not exceed 15% of the Partnership’s Trading Profits (as defined in Section 7(d)(3)) for the applicable calculation period, provided, however, that such Profit Share Allocations may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (e.g., if such fees and expenses are 3.5% of Net Assets, the maximum Profit Share Allocation payable may be increased to 20%); (c) (i) if the Partnership pays ‘‘roundturn’’ brokerage commissions, the ‘‘roundturn’’ brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Clearing Broker shall not exceed 80% of such Clearing Broker’s published retail rates for speculative accounts, and (ii) if the Partnership pays a flat rate brokerage fee, the aggregate of the brokerage fees payable by the Partnership to any Clearing Broker and any Transaction Fees and Costs separately payable by the Partnership shall not exceed 14% annually of the Partnership’s average monthly Net Assets as of the last day of each month during each calendar year; and (d) the aggregate of (i) the service fee paid by the Partnership in accordance with Section 7(e)(3) above, any portion of the general partner fee paid to the Selling Agents in accordance with Section 7(e)(1) above and the organizational and offering expenses payable by the Partnership in accordance with Section 7(e)(4) above shall not exceed 15% of the purchase price of the Units. The General Partner or its Affiliates shall pay and shall not be reimbursed for any expenses in excess of any such limits.

(f)     Limited Liability of Limited Partners.    Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership’s obligations in excess of such Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units, unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

(g)    Return of Limited Partner’s Capital Contribution.    Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with Section 10(b), no Limited Partner shall have any right to demand the return of the Limited Partner’s capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

(h)    Distributions.    The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

(i)     Interest on Assets.    The Partnership shall deposit all of its assets with such Clearing Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Such assets will be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest-bearing accounts and will earn or be credited with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.      Management and Trading Policies.

(a)    Management of the Partnership.    Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership’s Clearing Broker(s) for the purpose of trading in Futures Interests.

The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

(b)    The General Partner.    The General Partner may make all trading decisions for the Partnership or retain one or more trading advisors to do so.

The Partnership shall not enter into any agreement with the General Partner or its Affiliates (other than a Selling Agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days’ prior written notice by the Partnership; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

The General Partner is hereby authorized to cause the Partnership to pay to, or credit to, the General Partner the management, general partner and service fees and Profit Share Allocation provided for in this Agreement.

The General Partner may enter into a customer agreement with one or more Clearing Brokers on behalf of the Partnership, and cause the Partnership to pay such Clearing Brokers brokerage fees or commissions and Transaction Fees and Costs, subject to the limits set forth in Section 7(e) above. The General Partner shall seek the best price and services available in its commodity brokerage transactions, and all brokerage transactions for the Partnership’s Futures Interest trading will be effected at competitive rates.

The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner’s interest in the Partnership. The General Partner may cause Units of one series to be deemed converted into Units of another series at their respective Net Asset Value per Unit as described in the Prospectus.

(c)    General Trading Limitations The Partnership shall comply with the trading limitations set forth below.

1.	The Partnership will not employ the trading technique commonly known as ‘‘pyramiding,’’ where all or part of unrealized profits on existing positions are used as margin to buy or sell additional positions in the same or related Futures Interests. Taking into account the Partnership’s open trade equity in relation to existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute ‘‘pyramiding.’’

2.	The Partnership will not under any circumstances lend money to Affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the ‘‘Lender’’) may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged to the Partnership (without reference to the General Partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with forward trading does not, however, constitute borrowing for purposes of this trading limitation.

3.	The Partnership will not permit ‘‘churning’’ of its assets.

4.	The Partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indices, options on such futures contracts, and other commodity options.

5.	The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership’s Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Partnership will reduce its open positions to comply with the foregoing limit before initiating new positions.

6.	If the General Partner engages in transactions in forward currency contracts other than with or through the Clearing Broker, the General Partner will only engage in such transactions with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements that fiscal year, and through broker dealer firms, each of whose aggregate balance in its capital, surplus and related accounts is at least $50,000,000. If transactions are effected for the Partnership in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. There will be no specific limitation on the percentage or amount of forward contracts engaged in by the Partnership.

(d)    Changes to Trading Limitations.    The General Partner shall not make any material change in the trading limitations in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then outstanding.

(e)    Miscellaneous.    The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts, paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management, general partner and service fees, ordinary and extraordinary expenses, and Transaction Fees and Costs, and making the Profit Share Allocation.

The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as ‘‘tax matters partner’’ of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner’s behalf; (e) the power to determine the tax allocation methodology that the General Partner believes to be in accordance with the Code; and (f) the power to make any and all tax elections as available under the Code.

If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the ‘‘CEAct’’), and the CFTC’s rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

The Partnership’s books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and,

upon request, the General Partner shall send copies of same to any Limited Partner upon payment by the Limited Partner of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with the Limited Partner’s purchase of Units shall be retained by the Partnership for not less than six years.

Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory fee, management fee, or Profit Share Allocation for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Clearing Broker for the Partnership may pay, directly or indirectly, rebates or ‘‘give-ups’’ to the General Partner, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Clearing Broker shall not constitute commingling.

The General Partner shall devote such time and resources to the Partnership’s business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days’ prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership.

No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.    Audits; Reports to Limited Partners.

The Partnership’s books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year), such tax information relating to the Partnership as is necessary for such Partner to complete the Partner’s federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Clearing Broker; and

(d) at such times as shall be necessary or advisable in the General Partner’s sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven Business Days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any Business Day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Clearing Brokers or any material change in the compensation arrangements with a Clearing Broker; (d) any change in general partners or any material change in the compensation arrangements with a general partner; (e) any change in the Partnership’s fiscal year; (f) any material change in the Partnership’s trading limitations; or (g) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a ‘‘Special Redemption Date’’ (each, a ‘‘Special Redemption Date’’) on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, ‘‘material change in the Partnership’s trading limitations’’ shall mean any material change in those trading limitations specified in Section 8(c).

The Net Asset Value of a Unit of each series shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

In addition, no increase (subject to the limits in Section 7(e)(7)) in any of the management, general partner or service fees, Profit Share Allocation, or brokerage fees payable by the Partnership, or any caps (other than those described in Section 7(e)(7)) on organizational and offering expenses or ordinary administrative expenses, all as described in the Prospectus, may take effect until the first Business Day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five Business Days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

In addition, following each Closing, the General Partner shall send written notice to any Limited Partner which has acquired of record more than five percent of the outstanding Units of the Partnership, so that such Limited Partner may comply with the reporting requirements of Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder.

10.    Transfer; Redemption of Units.

(a)    Transfer.    A Limited Partner may transfer or assign the Limited Partner’s Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may not be unreasonably withheld. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days’ prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner’s family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term ‘‘Affiliate’’ also includes any corporation, partnership, limited liability company, association, or other legal entity for which such Limited Partner acts as an officer, director, partner, managing member, or person performing similar functions for the entity). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys’ and accountants’ fees that the Partnership may incur) related to such transfer or assignment of the Limited Partner’s Units.

In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

(b)    Redemption.    Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of the Limited Partner’s unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of the Limited Partner’s Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a ‘‘Redemption’’). Redemptions may be made in whole or fractional Units, with a minimum of $1,000 of Units or ten (10) Units required for each redemption, unless a Limited Partner is redeeming the Limited Partner’s entire interest in the Partnership.

Except as otherwise provided in Section 6, Units may be redeemed at the option of a Limited Partner as of the end of any month. However, any Unit redeemed at or prior to the end of the sixth month following the Closing at which such Unit was issued will be assessed a redemption charge equal to 2% and any Unit redeemed at the end of the seventh through eleventh months following the Closing at which such Unit was issued will be assessed a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such Redemption. The foregoing charges will be paid to the General Partner. A Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one Closing).

Redemption of a Limited Partner’s Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption (each, a ‘‘Request for Redemption’’) in proper form shall have been received by the General Partner (‘‘Redemption Date’’); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability of Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. A Request for Redemption shall be a letter in the form specified by the General Partner and received by the General Partner at least seven Business Days prior to the last day of the month on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Limited Partner (and the Limited Partner’s assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Limited Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 Business Days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due to the Partnership from Clearing Brokers, banks, or other persons), the Partnership may delay payment to Limited Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. If the General Partner determines that the Partnership will be unable to pay any Redemption in full within 30 days after the applicable Redemption Date, the General Partner will send written notice to each redeeming Limited Partner, within 10 Business Days after the Redemption Date, of such inability to pay, the reason(s) therefor, and the anticipated date of payment, if known. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

The foregoing terms and conditions in this Section 10(b) shall also apply to redemptions effected on ‘‘Special Redemption Dates’’ held in accordance with Section 9.

Notwithstanding anything to the contrary in this Agreement, the initial Limited Partner may redeem his or her Units upon notice to the General Partner at the Initial Closing without any redemption charge.

The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

11.    Special Power of Attorney.

Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as the Limited Partner’s true and lawful agent and attorney-in-fact, in the Limited Partner’s name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file, and record on the Limited Partner’s behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. Any document executed by the General Partner pursuant to this Power of Attorney may be executed with a single signature on behalf of all Limited Partners in the aggregate. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.    Withdrawal of Partners.

The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days’ prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner(s) pursuant to Section 15(c) which elect(s) to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner or the Limited Partner’s estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner’s interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner’s interest) expressly agrees that in the event of the Limited Partner’s death, the Limited Partner waives on behalf of the Limited Partner and the Limited Partner’s estate and the Limited Partner directs the legal representative of the Limited Partner’s estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.    No Personal Liability for Return of Capital.

Subject to Section 14, neither the General Partner nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.    Standard of Liability; Indemnification.

(a)    Standard of Liability.    The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence; provided, however, that no shareholder, officer, director or employee of the General Partner or its Affiliates shall be liable to the Partnership, the Limited Partners, or its successor or assigns, except for such person’s fraud or willful misconduct.

(b)    Indemnification by the Partnership.    The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses incurred in defense of any demands, claims, or lawsuits), actually and reasonably incurred, arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a Selling Agent shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions, if any, of the respective securities administrators of those states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of the Limited Partner’s unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions, together with interest thereon. All rights to indemnification and payment of attorneys’ and accountants’ fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

(c)    Affiliate.    As used in this Agreement, the term ‘‘Affiliate’’ of a person shall mean: (i) any natural person, corporation, partnership, limited liability company, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any corporation, partnership, limited liability company, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, corporation, partnership, limited liability company, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director, partner, or managing member of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term ‘‘Affiliate’’ shall include only those persons performing services for the Partnership.

(d)    Indemnification by Partners.    In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner’s (or assignee’s) obligations or liabilities unrelated to the Partnership’s business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys’ and accountants’ fees and expenses).

15.    Amendments; Meetings.

(a)    Amendments with Consent of the General Partner.    If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units (based on Net Asset Value) then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein;

(iii) make any amendment to this Agreement, provided that such amendment is not materially adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible and to the extent necessary to comply with the Code or the interpretations thereof affecting such allocations, as same may be amended from time to time; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income (or relevant state income or franchise) tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete, add or modify any provision of or to this Agreement required to be deleted, added or modified by the staff of the SEC, the CFTC, any other federal agency, the NFA, the NASD, any state ‘‘Blue Sky’’ official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth and minimum investment requirements applicable to the General Partner and any other general partner, as contemplated by Sections 5 and 6 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the ‘‘1940 Act’’), the Investment Advisers Act of 1940, as amended (the ‘‘Advisers Act’’), or ‘‘plan asset’’ regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

(b)    Meetings.    Any Limited Partner or the Limited Partner’s authorized attorney or agent, upon written request to the General Partner, delivered either in person or by registered or certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units (based on Net Asset Value) then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by registered or certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

(c)    Amendments and Actions without Consent of the General Partner.    At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units (based on Net Asset Value) then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days’ prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved. Notwithstanding the foregoing, no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above or on any matter described in clauses (i), (ii), (iv), or (vi), if it entails a transaction between the Partnership and the General Partner or any Affiliate thereof; and, in determining the percentage of outstanding Units voting on any matter described above, any Units owned by the General Partner or any Affiliate thereof shall not be included. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

(d)    Action Without Meeting. Notwithstanding contrary provisions of this Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven Business Days after the occurrence thereof.

(e)    Amendments to Certificate of Limited Partnership.    If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.    Index of Defined Terms.

Defined Term	Section
1940 Act	15(a)
Act	1
Advisers Act	15(a)
Affiliate	14(c)
Agreement	Preamble
Business Day	6
CEAct	8(e)
Certificate of Limited Partnership	1
CFTC	3
Clearing Broker	7(e)(6)
Closing	6
Code	7(c)
Continuing Offering	6
Determination Date	7(b)
Futures Interests	3
General Partner	Preamble
Initial Closing	6
Lender	8(c)(2)
Limited Partners	Preamble
NASAA Guidelines	5
NASD	6
Net Asset Value	7(d)(2)
Net Assets	7(d)(1)
NFA	6
Offering	6
Partners	Preamble
Partnership	1
Periodic Closing	6
Profit Share Allocation	7(b)(5)
Prospectus	6
Pyramiding	8(c)(1)
Redemption	10(b)
Redemption Date	10(b)
Request for Redemption	10(b)
SEC	5
Selling Agent	6
Selling Agreement	6
Special Redemption Date	9
Trading Profits	7(d)(3)
Transaction Fees and Costs	7(e)(6)
Unit(s)	6
Unit(s) of General Partnership Interest	6

17.    Governing Law.

The validity and construction of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, including, specifically, the Act (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 17.

18.    Miscellaneous.

(a)    Priority among Limited Partners.    Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

(b)    Notices.    All notices and requests to the General Partner under this Agreement (including Subscriptions, Requests for Redemption and notices of assignment or transfer, of Units) shall be in writing and sent by United States mail, postage prepaid, addressed to the General Partner at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431 (or such other address as the General Partner shall have notified the Limited Partners), and shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder to a Limited Partner shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner, and shall be effective 3 Business Days following deposit of such notice in the United States mail.

(c)    Binding Effect.    This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership’s records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

(d)    Captions.    Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written.

Limited Partners:
By:	John W. Henry & Company, Inc., General Partner, as Authorized Agent and Attorney-in-Fact
By:
President
General Partner: John W. Henry & Company, Inc.
By:
President

SPECIMEN

Annex A to Limited Partnership Agreement

REQUEST FOR REDEMPTION: JWH GLOBALANALYTICS FUND, L.P.

THIS IRREVOCABLE REQUEST FOR REDEMPTION MUST BE RECEIVED BY JOHN W. HENRY & COMPANY, INC., 301 YAMATO ROAD, SUITE 2200, BOCA RATON, FLORIDA 33431, AT LEAST SEVEN BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

                                                , 20
                            [date]

The undersigned limited partner (the ‘‘Requestor’’) of JWH GlobalAnalytics Fund, L.P. (the ‘‘Partnership’’) hereby requests redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership, subject to all terms and conditions set forth therein) of the Requestor’s capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest (‘‘Units’’), less any amounts specified in the Limited Partnership Agreement; a minimum of $1,000 of Units or ten (10) Units must be redeemed, unless the Requestor is redeeming the Requestor’s entire interest in the Partnership (fill in number of Units or the U.S. dollar amount of redemption or check box next to ‘‘Entire Interest’’):

                                             Units $                            Dollar amount of Units     Entire Interest

SPECIMEN

ACCOUNT INFORMATION AND SIGNATURES

The Requestor understands that the Requestor may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, the Requestor may be subject to a redemption charge.

The undersigned (either in the Requestor’s individual capacity or as an authorized representative of the Requestor, if an entity) hereby represents and warrants that the Requestor is the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion.

Signatures Must Be Identical to Name(s) in Which Units are Registered
Type or Print all Information Below

1. Account Information

(Name of Limited Partner)

Address

(Street)

                (City)                                          (State or Province)                    (Zip Code or Postal Code)

2.a. Signature(s) of Individual Partner(s) or Assignee(s) including IRAs

X
	(Signature)	(Date)
X
	(Signature)	(Date)

2.b. Signature of Entity Partner or Assignee

	By:	X
(Name of Entity)		(Authorized officer, partner, trustee, or custodian. If a corporation, include certified copy of authorized resolution.)

EXHIBIT B

JWH GLOBALANALYTICS® FUND, L.P.
SUBSCRIPTION INFORMATION AND REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for JWH GlobalAnalytics® Fund, L.P. (the ‘‘Fund’’), you irrevocably subscribe for units of limited partnership interest in the Fund (‘‘Units’’). At the Initial Closing, Units will be sold at a price equal to $100 per Unit of the relevant series. The Fund will not accept subscriptions and commence operations unless subscriptions for at least 200,000 Units ($20,000,000) are received and accepted by the Fund at the Initial Closing. During the Continuing Offering, Units will be sold at a price equal to the net asset value per Unit of the relevant series as of the end of the month in which the subscription is accepted by the general partner of the Fund, John W. Henry & Company, Inc. (the ‘‘General Partner’’). Your subscription must be received by the General Partner at least 7 business days prior to the applicable closing, subject to the General Partner’s sole discretion to accept your subscription in a lesser time. The minimum subscription is $10,000; however, the minimum subscription for existing investors and investors who are trustees and custodians of Individual Retirement Accounts (‘‘IRA’’) or other tax-exempt accounts is $2,000. Subscriptions must be accompanied by payment in the full amount of the subscription, either in the form of a check made payable to ‘‘SunTrust Bank as Escrow Agent for JWH GlobalAnalytics Fund, L.P.’’ or in the form of available funds in your brokerage account with your selling agent. You must also deliver to your selling agent a complete and executed Subscription Agreement and Power of Attorney. If your Subscription Agreement and Power of Attorney is accepted by the General Partner, you agree to contribute your subscription amount to the Fund and to be bound by the terms of the Fund’s Limited Partnership Agreement (Exhibit A to the Prospectus). You agree to reimburse the Fund and the General Partner for any expense or loss incurred as a result of the cancellation of your Units due to your failure to deliver good funds in the amount of the subscription price. By executing the Subscription Agreement and Power of Attorney, you shall be deemed to have executed the Fund’s Limited Partnership Agreement.

All capitalized and other defined terms used, but not expressly defined herein have the same respective meanings as are assigned such terms in the final prospectus and disclosure document of the Fund dated •, 2006, as it may be amended or supplemented (the ‘‘Prospectus’’) or in the Fund’s Limited Partnership Agreement.

I.	REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

As an inducement to the General Partner to accept this subscription, by executing and delivering the Subscription Agreement and Power of Attorney, you (as an individual and, if the investor is an entity, on behalf of and with respect to each of the entity’s shareholders, partners or beneficiaries), represent and warrant to the Fund, the General Partner and the selling agent who solicited your subscription, as follows:

(a)	You have received a copy of the Prospectus, including the Limited Partnership Agreement. If trading for the Fund has commenced, you have received a copy of the Fund’s most recent monthly report.

(b)	If you are an individual, you are of legal age and are legally competent to execute and deliver the Subscription Agreement and Power of Attorney.

(c)	You satisfy the applicable financial suitability standards, as set forth below in Section III ‘‘State Suitability Requirements’’ (or in a special supplement to the Prospectus), for subscription in the Fund by residents of the state in which you reside.

(d)	The address set forth on the signature page of the Subscription Agreement and Power of Attorney is your true and correct address and you have no present intention of becoming a resident of any other state or country. The information provided by you in the Subscription Agreement and Power of Attorney is true, correct and complete as of the execution date of the Subscription Agreement and Power of Attorney, and if there should be any material change in such information prior to your admission to the Fund as a Limited Partner, you will immediately furnish such revised or corrected information to the General Partner. You will furnish the General Partner with such other documents as it may request to evaluate this subscription or to verify the information provided by you.

(e)	Unless (f) or (g) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

(f)	If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with the minor’s funds, in which case the representations as to net worth and annual income apply only to you, as custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income, as set forth below in Section III ‘‘State Suitability Requirements’’ (or in a special supplement to the Prospectus), apply only to that minor.

(g)	If you are subscribing as a trustee or custodian of a Benefit Plan Investor at the direction of the beneficiary of such plan, the representations herein apply only to the beneficiary of that plan.

(h)	If you are subscribing in a representative capacity, you have full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Fund’s Limited Partnership Agreement.

(i)	If you are subscribing for a joint or community property account, you have full power and authority to purchase Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the joint or community property account.

(j)	If you are representing a Benefit Plan Investor, neither the General Partner, any selling agent nor any of their affiliates either: (i) has investment discretion with respect to the investment of the plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and will be based on the particular investment needs of the plan; or (iii) is an employer maintaining or contributing to that plan.

(k)	To the best of your knowledge, you are independent of the Fund, the General Partner and the selling agent, and the decision to purchase Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(l)	You either: (i) are not required to be registered with the CFTC or to be a member of the NFA; or (ii) if required to be so registered, you are duly registered with the CFTC and are a member in good standing of the NFA.

(m)	You agree to provide any information deemed necessary by the Fund, the General Partner or your selling agent to comply with anti-money laundering and related laws.

(n)	You represent that you, as an individual, or if an entity, each of the entity’s beneficial owners are (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control ‘‘watch list’’ and do not have any affiliation of any kind with such an individual, entity or organization[1] ; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as ‘‘non-cooperative’’ by the U.S. Financial Action Task Force.

[1]	The lists of U.S. Office of Foreign Assets Control prohibited countries, territories, persons and entities can be found on the U.S. Office of Foreign Assets Control’s website at <http://www.treas.gov/ofac>.

(o)	You represent that neither you, if an individual, or if an entity, none of the entity’s beneficial owners are a senior foreign political figure,[2] an immediate family member[3] of a senior foreign political figure, or a close associate[4] of a senior foreign political figure.

(p)	You represent that the funds to be invested in the Fund were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(q)	If you are an intermediary subscribing for Units as a record owner on behalf of one or more investors or beneficial owners (‘‘Owners’’), you agree that the representations made in items (n) – (r) herein are made by you on behalf of and with respect to both you and all such Owners.

(r)	You acknowledge that, if, following your investment in the Fund, the Fund or the General Partner reasonably believes that you are a prohibited investor as described in items (n) – (q) herein or have otherwise breached your representations and warranties hereunder, the Fund may be obligated to freeze your investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or your investment may immediately be redeemed by the Fund, and you shall have no claim against the Fund or the General Partner for any form of damages as a result of any of the aforementioned actions.

(s)	You acknowledge and agree that any redemption proceeds paid to you will be paid to you or to the same brokerage account from which your investment in the Fund was originally remitted, unless the Fund agrees otherwise.

(t)	If you are subscribing for Advisory Series Units, you represent that you maintain with your selling agent a ‘‘wrap fee’’ or comparable account for which you compensate your selling agent directly for advice concerning investments in your account.

By making these representations and warranties, you are not waiving any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Fund, the General Partner, any selling agents or others in any subsequent litigation or other proceeding.

II.	SUBSCRIBER’S CONSENT TO ELECTRONIC DELIVERY OF REPORTS

If you have checked the box under Item 10 of the Subscription Agreement and Power of Attorney, you are consenting to electronic delivery of periodic reports by the Fund, including annual reports that contain audited financial statements and monthly reports that contain unaudited financial statements.

You agree to download these reports from the Fund’s website after having been notified by e-mail that such reports have been posted. You must have an e-mail address to use this service and must provide that e-mail address in Item 10 of the Subscription Agreement and Power of Attorney. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless such election is later revoked. You may revoke your election and receive paper copies at any time by notifying the General Partner in writing at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431. Furthermore, if your e-mail address changes, you must immediately advise the Fund, c/o the General Partner, at the address above.

[2]	A ‘‘senior foreign political figure’’ is defined as a official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a ‘‘senior foreign political figure’’ includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	‘‘Immediate family’’ of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A ‘‘close associate’’ of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

III.	STATE SUITABILITY REQUIREMENTS

Except as indicated below, you, as a purchaser of Units, must have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000 or, failing that standard, have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000. An investment in the Fund should not exceed 10% of your net worth (similarly calculated).

The states listed below have more restrictive suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the state in which you reside. As used below, ‘‘NW’’ means net worth exclusive of home, home furnishings and automobiles; ‘‘AI’’ means annual gross income; and ‘‘TI’’ means annual taxable income for federal income tax purposes.

[To be provided.]

EXHIBIT C

JWH GLOBALANALYTICS® FUND, L.P.
SUBSCRIPTION INSTRUCTIONS

Using a typewriter or printing in black or blue ink, check the appropriate box(es) and fill in the blanks on the signature page of the Subscription Agreement and Power of Attorney (on pages D-3 and D-4 of this Subscription Booklet), as directed below. New investors should complete the entire signature page, as applicable. Existing investors should complete only Numbers 1, 2, 3, 4, 6, and 12, unless your registration information has changed from your original Subscription Agreement and Power of Attorney, in which case you should complete the entire signature page, as applicable. You must deliver to your selling agent a complete and executed Subscription Agreement and Power of Attorney. The financial advisor (or salesperson) at your selling agent must then complete Number 13 before submitting your Subscription Agreement and Power of Attorney to the Fund.

All capitalized and other defined terms used herein and not expressly defined below shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Fund dated •, 2006, as the same may be amended or supplemented (the ‘‘Prospectus’’) or the Fund’s Limited Partnership Agreement.

Number 1.	Check the applicable box.

Number 2.	Check the applicable box for the series of Units you wish to purchase, and enter the total dollar amount of the subscription. The minimum subscription is $10,000; however, the minimum subscription for existing investors and IRA or other tax-exempt accounts is $2,000. For existing investors, a new Subscription Agreement and Power of Attorney is required with each additional purchase.

Number 3.	Enter the name of your selling agent.

Number 4.	Enter your Social Security # or Taxpayer ID #, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the beneficiary. Please also initial the following statements regarding organizational transaction authority and organizational documentation, if applicable.

Number 5.	Check the appropriate box(es) if you are a Benefit Plan Investor (or otherwise an entity which holds plan assets) and/or if you are a governmental or foreign plan, or otherwise are not subject to ERISA or Section 4975 of the Code.

Number 6.	Enter your full registration name. For subscriptions by a UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by ‘‘(Minor),’’ and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9. The name you enter in Number 6 should be the same name you enter where instructed to do so in Number 12.

Number 7.	Enter your residential address and telephone number.

Number 8.	Enter your mailing address and telephone number if such information is different from the information provided in Number 7.

Number 9.	If applicable, enter the name, address and telephone number of the custodian, trustee or officer. If Subscriber is a UGMA/UTMA (Minor), Trust, Corporation, Partnership, or Estate, enter the address and telephone number of the person specified by the instruction for Number 6, above.

Number 10.	If you consent to receive delivery of reports of the Fund by electronic means, check the box and provide your e-mail address in the area indicated.

Number 11.	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

C-1

Number 12.	Sign and date the signature page under the applicable heading. The name you enter under Full Name of Account or Full Name of Entity, as applicable, should be the Full Registration Name of Subscriber entered in Number 6. In the case of Benefit Plan Investors, the beneficiary must sign under ‘‘INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING BENEFIT PLAN INVESTORS.’’ Do not sign without reading ‘‘REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER’’ in ‘‘JWH GLOBALANALYTICS® FUND, L.P. SUBSCRIPTION INFORMATION AND REQUIREMENTS’’ included in this Subscription Booklet and attached as Exhibit B to the Prospectus, and without reviewing the Prospectus, any applicable supplements thereto and the Limited Partnership Agreement.

Number 13.	The financial advisor (or salesperson) of the selling agent to whom you deliver your completed and executed Subscription Agreement and Power of Attorney must complete and sign this section of the Subscription Agreement and Power of Attorney to substantiate compliance with NASD Conduct Rule 2810. The name of the Selling Agent should be the same name as is entered in Number 3.

C-2

SPECIMEN	EXHIBIT D

FORM DATE: •, 2006

JWH GLOBALANALYTICS® FUND, L.P.
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
for
Standard Series Units or Advisory Series Units of Limited Partnership Interest

Any person considering subscribing for Units should carefully read and review the current Prospectus, any supplements thereto and the Limited Partnership Agreement. After the Initial Closing, the Prospectus should be accompanied by the most recent monthly report of the Fund.

You should confirm with your Selling Agent that this form of document is current. Subscriptions using expired documents WILL NOT be accepted.

Before completing this document, please read carefully the Subscription Information and Requirements and the Subscription Instructions included with this Subscription Agreement and Power of Attorney in the Subscription Booklet, and attached as Exhibits B and C to the Prospectus.

You must deliver to your selling agent a complete and executed Subscription Agreement and Power of Attorney.

All capitalized and other defined terms used below and not expressly defined below shall have the same respective meanings as are assigned such terms in the Prospectus and the Limited Partnership Agreement.

Upon acceptance of your complete and executed Subscription Agreement and Power of Attorney by the General Partner at the applicable closing, you shall be deemed to have executed the Limited Partnership Agreement.

By executing this Subscription Agreement and Power of Attorney, you are not waiving any rights under the Securities Act of 1933, the Securities Exchange Act of 1934 or any applicable state securities laws, as each may be amended from time to time.

JWH GlobalAnalytics® Fund, L.P.
c/o John W. Henry & Company, Inc.

Dear Sir or Madam:

1.    Subscription for Units. I hereby subscribe for the dollar amount of units of limited partnership interest (‘‘Units’’) of JWH GlobalAnalytics® Fund, L.P. (the ‘‘Fund’’) of either the Standard Series or the Advisory Series, as set forth on the signature page (the ‘‘Signature Page’’) to this Subscription Agreement and Power of Attorney, at a purchase price per Unit of $100 at the Initial Closing or at the Net Asset Value per Unit during the Continuing Offering. The terms of the offering of Units are described in the Prospectus and the Limited Partnership Agreement. I acknowledge that full payment of my subscription must accompany this Subscription Agreement and Power of Attorney (this ‘‘Agreement’’) by either: (a) enclosing a check payable to ‘‘SunTrust Bank as Escrow Agent for JWH GlobalAnalytics Fund, L.P.’’ or (b) authorizing and directing my Selling Agent to transfer the appropriate amount from my brokerage account to the escrow account. I further acknowledge that John W. Henry & Company, Inc., as the general partner of the Fund, (the ‘‘General Partner’’) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber. I have received the Prospectus and, if trading has commenced, the most recent monthly report of the Fund. By submitting this Agreement, I am making the representations and warranties set forth under ‘‘REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER’’ in ‘‘JWH GLOBALANALYTICS® FUND, L.P. SUBSCRIPTION INFORMATION AND REQUIREMENTS’’ included with this Agreement in the Subscription Booklet and attached as Exhibit B to the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney. In connection with my purchase of Units, I hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead: (a) to execute, acknowledge, swear to, deliver, file, and record in the Limited Partner’s behalf in the appropriate public offices and publish: (i) the Limited Partnership Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Fund to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. Any document executed by the General Partner pursuant to this Power of Attorney may be executed with a single signature on behalf of all Limited Partners in the aggregate. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law. I hereby acknowledge and agree that this Agreement shall be governed by and be interpreted in accordance with the laws of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE TWO SIGNATURE PAGES BEGINNING ON THE FACING PAGE.

SPECIMEN

JWH GLOBALANALYTICS® FUND, L.P.
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SIGNATURE PAGE 1 OF 2

IMPORTANT: PLEASE READ THE TWO PRECEDING PAGES BEFORE SIGNING.

By execution and delivery of this Subscription Agreement and Power of Attorney and by payment of the purchase price, you hereby subscribe for the purchase of Units of the relevant series and in the amount set forth below.

1. Status of Subscriber (check one):	□ New investor	□ Existing investor
2. Subscription for (check one):	□ Standard Series Units	□ Advisory Series Units

Amount of Subscription: $____________

3.	Selling Agent:________________________________________________________________

4.	Subscriber’s Social Security # ____-____-______ or Taxpayer ID #__________________

Taxable Investors (check one):
□ Individual Ownership            □ Tenants in Common/Entirety                         □ Trust*
□ Partnership*                            □ Joint Tenants with Right of Survivorship    □ Estate*
□ Corporation*                           □ UGMA/UTMA (Minor)

Non-Taxable Investors (check one):
         □ IRA/SEP/Roth    □ Defined Benefit*    □ Profit Sharing*    □ Pension    □ Other (please specify)_______

___*(please initial) The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase Units of the Fund has the power, under its applicable charter or organizational documents to enter into transactions in each of the following types of securities: (1) units of limited partnership interest in a limited partnership; (2) U.S. government securities; and (3) managed futures (i.e., futures, forwards, options, currencies, swaps and security futures contracts).

___*(please initial) The undersigned investor(s) acknowledges that the Fund’s General Partner, John W. Henry & Company, Inc., has not been provided with the investor’s charter or organizational documents as a part of this Subscription Agreement and Power of Attorney and that, accordingly, neither the Fund nor the General Partner will conduct a review or interpretation of such documents.

5.	□	Check here if the Subscriber is a Benefit Plan Investor (or otherwise an entity that holds plan assets).

□	Check here if the Benefit Plan Investor is a governmental or foreign plan, or otherwise is not subject to ERISA or Section 4975 of the Code.

6.	Full Registration Name of Subscriber (no initials) (including individuals, partnerships, estates, trusts, corporations or other entities):______________________________________________

7.	Subscriber’s Residential Address:__________________________________________________ Street (PO Box not acceptable) City State Zip Code Phone

8.	Subscriber’s Mailing Address:____________________________________________________ (if different) Street (PO Box not acceptable) City State Zip Code Phone

9.	Name of Custodian, Trustee or Officer (if applicable):__________________________________

Address of Custodian, Trustee or Officer:____________________________________________
                                                                         Street (PO Box not acceptable)

__________________________________________________________________________
City                            State                        Zip Code                        Phone

10.	Subscriber’s Consent to Electronic Delivery of Reports (reports may be delivered to you via e-mail or posted on the Fund’s website) (please check and provide e-mail address):
□ e-mail ________________________

11.	I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: □

Under penalties of perjury, by signature below I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

PLEASE COMPLETE THE REVERSE SIDE OF THIS SIGNATURE PAGE.

SPECIMEN

JWH GLOBALANALYTICS® FUND, L.P.
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SIGNATURE PAGE 2 OF 2

12.	SUBSCRIBER(S) MUST SIGN:

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING BENEFIT PLAN INVESTORS

Full Name of Account:
                                        Print Your Full Name or Name of Trust or Custodial Account (same as in Number 6)

X                                                                                        X

    Signature of Subscriber                            Date                            Signature of Co-Subscriber                        Date

Print Full Name of Subscriber                                                  Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

                                                                                            X

Print Full Name of Entity (same as in Number 6)                   Signature of Person Signing for Entity         Date

Print Full Name of Person Signing for Entity                   Print Title of Person Signing for Entity

13.	TO BE COMPLETED BY THE FINANCIAL ADVISOR (OR SALESPERSON):

I hereby certify that: (a) the Subscriber’s signature(s) in Item 12 above is/are true and correct; (b) I have informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus; (c) based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, I reasonably believe that (i) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of the Fund as described in the Prospectus; (ii) such Subscriber has a net worth sufficient to sustain the risk inherent in the Fund (including loss of investment and lack of liquidity); and (iii) the Fund otherwise is a suitable investment for such Subscriber; (d) the Subscriber received the Prospectus, any supplement to the Prospectus and current monthly report (if applicable) at least 5 business days prior to the applicable closing; and the Subscriber meets the suitability standards under ‘‘State Suitability Requirements’’ as set forth in ‘‘JWH GlobalAnalytics® Fund, L.P. – Subscription Information and Requirements’’ included in the Subscription Booklet with this Subscription Agreement and Power of Attorney.

The Financial Advisor MUST sign below to substantiate compliance with NASD Conduct Rule 2810.

X                                                                                        X

    Signature of Financial Advisor            Date                            Signature of Office Manager (if required)    Date

Print Full Name of Financial Advisor                                     Print Full Name of Office Manager

Selling Agent (same as in Number 3):______________________________________________

Financial Advisor Phone                  Financial Advisor Fax                        Financial Advisor Email Address

Branch ID                                            Financial Advisor Number

Financial Advisor Address:____________________________________________________________________________________________________________________

                                                            Street Address                        City                    State                    Zip Code

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

SEC registration fee	$26,750
NASD filing fee	25,500
Printing and engraving	200,000
Legal fees and expenses, excluding Blue Sky legal fees	150,000
Accounting fees and expenses	15,000
Annual Escrow Agent fees	5,000
Blue Sky fees and expenses, including Blue Sky legal fees	125,000
Miscellaneous	5,000
Total	552,250

Item 14.    Indemnification of Directors and Officers.

Section 14 of the Limited Partnership Agreement (a form of which is annexed to the prospectus as Exhibit A) provides for indemnification of the General Partner and its Affiliates (as such terms are defined therein) by the Registrant for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Registrant that is determined by the general partner in good faith to be in the best interests of the Registrant and was not the result of misconduct or negligence.

Section 9 of the Selling Agreement provides for indemnification of the General Partner and its affiliates (as such term is defined therein) and their successors and assigns by the Selling Agent for any loss, claim, damage, liability, cost and expense incurred for a breach by the Selling Agent of a representation, warranty or agreement in the Selling Agreement, or for misleading statements and material omissions regarding the Selling Agent in the Registration Statement or prospectus. Section 9 of the Selling Agreement also provides for indemnification of the Selling Agent and its affiliates by the Registrant for any act, omission, conduct, or activity undertaken by or on behalf of the Registrant that is determined by the Selling Agent, in good faith at the time of such event, to be in the best interests of the Registrant and was not the result of misconduct or negligence.

Item 15.    Recent Sales of Unregistered Securities.

On May 12, 2006, ten units of limited partnership interest were sold to an individual affiliated with John W. Henry & Company, Inc. in order to permit the filing of a Certificate of Limited Partnership for the Registrant. The sale of these Units was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with this sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.

Item 16.    Exhibits and Financial Statements Schedules.

(a)	Exhibits

Exhibit Number	Description of Document
1.01(1)	Form of Selling Agreement by and among the Registrant, John W. Henry & Company, Inc. and the Selling Agents.
3.01(1)	Certificate of Limited Partnership of the Registrant.
3.02	Form of Limited Partnership Agreement of the Registrant (included as Exhibit A to the prospectus).
5.01(2)	Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the units.
8.01(2)	Opinion of Cadwalader, Wickersham & Taft LLP as to federal income tax consequences.
10.01(1)	Form of Escrow Agreement by and among SunTrust Bank, the Registrant, and John W. Henry & Company, Inc.
10.02(1)	Form of Customer Agreement by and between UBS Securities LLC and the Registrant.
10.03	Form of Subscription Agreement and Power of Attorney for the Registrant (included as Exhibit D to the prospectus).
10.04(2)	Form of FX Prime Brokerage Agreement by and between UBS AG and the Registrant.
10.05(2)	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto, by and between UBS AG and the Registrant.
23.01(1)	Consent of Deloitte & Touche LLP relating to the Registrant.
23.02(1)	Consent of Deloitte & Touche LLP relating to John W. Henry & Company, Inc.
23.03(1)	Consent of Cadwalader, Wickersham & Taft LLP.

(1)	Filed herewith.

(2)	To be filed by amendment.

(b)	Financial Statements Schedules

To be included in the prospectus:

1.	JWH GlobalAnalytics® Fund, L.P.

(i)	Report of Independent Registered Public Accounting Firm.

(ii)	Statements of Financial Condition as of May 18, 2006.

(iii)	Notes to Statement of Financial Condition as of May 18, 2006.

2.	John W. Henry & Company, Inc.

(i)	Independent Auditor’s Report.

(ii)	Consolidated Balance Sheet as of December 31, 2005.

(iii)	Notes to Consolidated Balance Sheet as of December 31, 2005.

Item 17.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and State of Florida, on this 30th day of June, 2006.

JWH GLOBALANALYTICS® FUND, L.P.
By: John W. Henry & Company, Inc.
General Partner
By: /s/ Mark S. Rzepczynski
Mark S. Rzepczynski, President

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

JOHN W. HENRY & COMPANY, INC.	General Partner

By: /s/ John W. Henry	Chairman of the Board of the General Partner	June 30, 2006

John W. Henry

/s/ Mark S. Rzepczynski	President of the General Partner (Principal Executive Officer)	June 30, 2006

Mark S. Rzepczynski

/s/ Mark H. Mitchell	Director of the General Partner	June 30 , 2006

Mark H. Mitchell

/s/ Edwin B. Twist	Director of the General Partner	June 30, 2006

Edwin B. Twist

/s/ Kenneth S. Webster	Chief Operating Officer of the General Partner (Principal Financial Officer)	June 30, 2006

Kenneth S. Webster